UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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A. Schulman Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3637 Ridgewood Road

Fairlawn, Ohio 44333

October 27, 2017

To Our Stockholders:

You are cordially invited to attend our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, December 8, 2017, at 10:00 a.m. local time, at The Hilton Inn West, 3180 West Market Street, Akron, Ohio 44333.

Details of the business to be conducted at the Annual Meeting are provided in the attached notice of Annual Meeting of Stockholders and proxy statement. As an owner of our common stock, you are being asked to vote on a number of important matters. First, we are asking you to elect nine directors whose terms will expire at the annual meeting in 2018. Information regarding the proposed director nominees, all of whom are currently serving as a director, is located in the proxy statement. We are also asking you to ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018, to approve on an advisory basis the frequency of holding an advisory vote on named executive officer compensation, to approve on an advisory basis the compensation of our named executive officers, and to approve our 2017 Equity Incentive Plan.

Your vote on these matters is important, regardless of the number of shares you own, and all stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend in person, it is important that your shares of common stock be represented and voted. In order to ensure your shares are represented, we urge you to complete, execute and return the enclosed form of proxy, or to submit your proxy electronically through the Internet or by telephone promptly.

Sincerely,

Joseph M. Gingo

President and Chief Executive Officer

3637 Ridgewood Road

Fairlawn, Ohio 44333

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of A. Schulman, Inc. (“A. Schulman” or the “Company”) will be held at The Hilton Inn West, 3180 West Market Street, Akron, Ohio 44333, on Friday, December 8, 2017, at 10:00 a.m. local time, for the purpose of considering and acting upon the following matters, all of which are more completely set forth in the accompanying proxy statement:

1.	election of nine directors to our Board;

2.	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018;

3.	approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation;

4.	approval, on an advisory basis, of the compensation of the Company’s named executive officers;

5.	approval of the Company’s 2017 Equity Incentive Plan (the “2017 Equity Plan”); and

6.	transaction of any other business as may properly come before the stockholders at the Annual Meeting and any adjournments thereof.

The Board established October 13, 2017 as the record date for the Annual Meeting, so owners of record of shares of our common stock at the close of business on that date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof. Your Board of Directors recommends that you vote: (i) “FOR” the election of each of the director nominees; (ii) “FOR” the ratification of PricewaterhouseCoopers LLP; (iii) “FOR” a frequency of “1 Year” for future advisory votes on executive compensation; (iv) “FOR” approval of the compensation of our named executive officers; and (v) “FOR” approval of our 2017 Equity Plan.

By order of the Board of Directors,

Andrean R. Horton

Executive Vice President,

Chief Legal Officer and Secretary

Fairlawn, Ohio

October 27, 2017

Your vote is important. Stockholders are requested to complete, date, sign and return the enclosed WHITE PROXY CARD in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes electronically through the Internet or by telephone.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission (the “Commission”) permits companies to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, stockholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. A. Schulman, Inc. has not instituted householding for stockholders of record; however, a limited number of brokerage firms may have instituted householding for beneficial owners of A. Schulman, Inc. common stock held through such brokerage firms. If your family has multiple accounts holding shares of A. Schulman, Inc. common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of the accompanying proxy statement or A. Schulman, Inc.’s annual report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON DECEMBER 8, 2017

Our proxy statement, our Annual Report on Form 10-K for the year ended August 31, 2017, and our 2017 Annual Report to Stockholders are available at www.proxyvote.com.

3637 Ridgewood Road

Fairlawn, Ohio 44333

PROXY STATEMENT

October 27, 2017

GENERAL INFORMATION

The accompanying proxy is being solicited by the Board of Directors (the “Board” or “Board of Directors”) of A. Schulman, Inc. (“A. Schulman” or the “Company,” although references to we, our and us also refer to A. Schulman) for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 8, 2017, at 10:00 a.m., local time, and any adjournments thereof. The mailing address of the Company’s principal executive offices is 3637 Ridgewood Road, Fairlawn, Ohio 44333. To obtain directions to the location of the Annual Meeting to attend and vote in person, please contact us at (330) 666-3751. We plan to commence mailing a Notice Regarding the Availability of Proxy Materials to our shareholders on or about October 27, 2017. Shareholders who have previously requested the continued receipt of printed proxy materials will receive this proxy statement, together with the related proxy and A. Schulman’s 2017 Annual Report to Shareholders (the “Annual Report”) by mail.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and Where Will the Annual Meeting Be Held?

Our Annual Meeting will be held on Friday, December 8, 2017, at 10:00 a.m., local time, at The Hilton Inn West, 3180 West Market Street, Akron, Ohio 44333.

Why Did I Receive These Proxy Materials?

You have received these proxy materials because the Board of Directors is soliciting a proxy to vote your shares at the Annual Meeting. This proxy statement contains information that the Company is required to provide to you under the rules of the Commission and is intended to assist you in voting your shares.

Who May Vote at the Annual Meeting?

The Board of Directors has set October 13, 2017 as the “record date” for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on October 13, 2017, there were 29,499,905 shares of our common stock, $1.00 par value, outstanding. Each share of common stock entitles the holder to one vote on each item to be voted upon at the Annual Meeting and there is no cumulative voting.

What Is the Difference Between Holding Shares as a “Stockholder Of Record” and as a “Beneficial Owner”?

If your shares are registered directly in your name, you are considered the “stockholder of record” of those shares. We have sent these proxy materials directly to all “stockholders of record.” Alternatively, if your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by that organization. The organization holding your shares is the stockholder of record for purposes of voting such shares at the Annual Meeting. As the beneficial owner you have the right to direct that organization how to vote the common stock held in your account by following the voting instructions the organization provides to you.

How Do I Vote?

Stockholders of record may vote on matters that are properly presented at the Annual Meeting in four ways:

•	by completing the accompanying proxy and returning it in the envelope provided (if you received physical copies of our proxy materials),

•	by voting telephonically,

•	by voting electronically via the Internet, or

•	by attending the Annual Meeting and voting in person.

For the Annual Meeting, we are offering stockholders of record the opportunity to vote their shares electronically through the Internet or by telephone. Instead of submitting the enclosed proxy by mail, stockholders of record may vote by telephone or via the Internet by following the procedures described on the enclosed proxy. In order to vote via telephone or the Internet, please have the enclosed proxy in hand, and call the number or go to the website listed on the proxy and follow the instructions. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers. The deadline for voting through the Internet or by telephone is 11:59 p.m., Eastern Time, on December 7, 2017.

If you hold your shares in street name, you should follow the voting instructions provided to you by the organization that holds your shares. If you plan to attend the Annual Meeting and vote in person, ballots will be available. If your shares are held in the name of your broker, bank or other stockholder of record, you must bring a legal proxy from the stockholder of record indicating that you were the beneficial owner of the shares on October 13, 2017 in order to vote in person.

How Will My Shares be Voted?

If you vote by mail, through the Internet, by telephone or in person, your shares will be voted as you direct. If you submit a valid proxy prior to the Annual Meeting, but do not complete the voting instructions, your shares will be voted:

•	“FOR” the election of each of the director nominees listed under “PROPOSAL ONE — ELECTION OF DIRECTORS,”

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018 under “PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,”

•	“FOR” the approval of a frequency of one year under “PROPOSAL THREE — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION,”

•	“FOR” the approval of the compensation of our named executive officers under “PROPOSAL FOUR – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION,” and

•	“FOR” the approval of our 2017 Equity Plan under “PROPOSAL FIVE — APPROVAL OF THE 2017 EQUITY PLAN.”

Your Board of Directors recommends that you vote “FOR” the election of each of the director nominees, “FOR” Proposal Two, “FOR” a frequency of one year under Proposal Three, and “FOR” Proposals Four and Five.

Can Other Matters be Decided at The Annual Meeting?

On the date that this proxy statement was printed, we did not know of any matters to be raised at the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration at the Annual Meeting, then the persons appointed as proxies will have the discretion to vote on those matters for you.

May I Revoke or Change My Vote?

Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:

•	the execution of a later dated proxy with respect to the same shares,

•	the execution of a later casted Internet or telephone vote with respect to the same shares,

•	giving notice in writing to the Corporate Secretary at A. Schulman, Inc., 3637 Ridgewood Road, Fairlawn, Ohio 44333, or

•	notifying the Corporate Secretary in person at the Annual Meeting.

If your shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy in person at the Annual Meeting, you must bring a legal proxy from the stockholder of record indicating that you were the beneficial owner of the shares on October 13, 2017. Attending the Annual Meeting will not, by itself, revoke your proxy.

Who Pays the Cost of Proxy Solicitation?

The accompanying proxy is solicited by and on behalf of the Board of Directors, whose notice of annual meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile and electronic mail by our directors, officers and employees. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. We have engaged Broadridge Financial Solutions, Inc. to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the Annual Meeting. The costs of such services are estimated at $8,000, plus reasonable distribution and mailing costs.

How Many Shares of Common Stock Must be Represented at the Annual Meeting in Order to Constitute a Quorum?

At least 14,749,953 shares of common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions are counted as present for purposes of determining a quorum. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other stockholder of record how to vote their shares using the voting instructions provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If the broker or other nominee votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, broker non-votes generally do not have the same effect as a negative vote on the matter.

What are the Voting Requirements to Elect the Directors and to Approve the Other Proposals Discussed in this Proxy Statement?

The vote required to approve each of the proposals that are scheduled to be presented at the Annual Meeting is as follows:

Proposal		Vote Required
•	PROPOSAL ONE — ELECTION OF DIRECTORS	•	We have adopted a majority voting bylaw for the election of directors in uncontested elections. In an uncontested election, director nominees must receive the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the election of individual nominees specified on the proxy and will have no effect other than to be counted for quorum purposes. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on each director nominee. Abstentions will be counted as present and entitled to vote, but will not be counted toward the election of the director nominee indicated and, thus, will have the same effect as a vote against such nominee.

•	PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	•	The proposal to ratify the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Two. Abstentions will be counted as present and entitled to vote for purposes of Proposal Two and, thus, will have the same effect as a vote against Proposal Two.

•	PROPOSAL THREE — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	•	The proposal to determine the frequency of holding an advisory vote on our executive compensation requires the affirmative vote of the holders of a plurality of the common stock present, represented and entitled to vote at the Annual Meeting. Stockholders may vote for “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN.” Broker non-votes and proxies marked “ABSTAIN” will not be counted toward approval of a frequency

Proposal	Vote Required
of any specified time period and, therefore, will have no effect other than that they will be counted for quorum purposes. Uninstructed proxy cards will be voted for “1 Year”, consistent with the recommendation of the Board of Directors. As this is an advisory vote, the outcome of the vote is not binding on the Compensation Committee or the Board of Directors, and the Board of Directors and Compensation Committee may decide that it is in the best interests of the Company and our stockholders to hold an advisory vote less or more frequently than the preference receiving the highest number of votes. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

• PROPOSAL FOUR — ADVISORY VOTE ON EXECUTIVE COMPENSATION	•	The proposal to approve the resolution regarding the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Four. Broker non-votes will not be counted for the purpose of determining whether Proposal Four has been approved and will have no effect other than to be counted for quorum purposes. Abstentions will be counted as present and entitled to vote for purposes of Proposal Four and, thus, will have the same effect as a vote against Proposal Four. As this is an advisory vote, the outcome of the vote is not binding on the Compensation Committee or the Board of Directors with respect to future executive compensation decisions, including those relating to the Company’s named executive officers, or otherwise. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions.
PROPOSAL FIVE — APPROVAL OF THE 2017 EQUITY PLAN	•	The proposal to approve the 2017 Equity Plan requires the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Five. Broker non-votes will not be counted for the purpose of determining whether Proposal Five has been approved and will have no effect other than to be counted for quorum purposes. Abstentions will be counted as present and entitled to vote for purposes of Proposal Five and, therefore, will have the same effect as a vote against Proposal Five.

When Must Stockholders Submit Proposals for the 2018 Annual Meeting of Stockholders?

Any stockholder who intends to present a proposal at the annual meeting of stockholders in fiscal 2018 must deliver such proposal to our Corporate Secretary at A. Schulman, Inc., 3637 Ridgewood Road, Fairlawn, Ohio 44333:

•	not later than June 29, 2018, if the proposal is submitted for inclusion in our proxy materials for the meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or

•	not earlier than August 10, 2018 and not later than September 9, 2018, if the proposal is submitted pursuant to our Amended and Restated By-Laws, as amended (the “By-Laws”). We reserve the right to exercise discretionary voting authority on such proposals if a stockholder has failed to submit their proposal within the designated time period.

CORPORATE GOVERNANCE

The Board of Directors has long followed, both formally and informally, corporate governance principles designed to assure that the Board, through its membership, composition and committee structure, is able to provide informed, competent and independent Company oversight.

Director Independence

Under the corporate governance listing standards of the NASDAQ Global Select Market (“NASDAQ”) and the Corporate Governance Guidelines for the Board of Directors (the “Corporate Governance Guidelines”), a majority of the members of the Board of Directors must satisfy NASDAQ’s criteria for “independence.” The NASDAQ independence standards include a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company, to determine whether there are any relationships which would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. To be considered independent, the Board of Directors affirmatively determines that the director has no material relationship with the Company, and each independent director individually affirms, respectively, his independence under the NASDAQ standards. The Board has determined that each of the directors and nominees named below, who are all the directors and nominees other than Mr. Gingo, are independent under applicable NASDAQ standards:

Eugene R. Allspach	James A. Mitarotonda
David G. Birney	Ernest J. Novak, Jr.
Carol S. Eicher	Kathleen M. Oswald
Lee D. Meyer	Allen A. Spizzo

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which are available on the Company website at www.aschulman.com. The Corporate Governance Guidelines are intended to assure that director qualifications, committee structure and overall Board processes provide good corporate governance and independent oversight of our management.

Board Committees

The standing committees currently established by the Board of Directors consist of the following: (i) Executive Committee; (ii) Audit Committee; (iii) Compensation Committee; (iv) Nominating and Corporate Governance Committee; and (v) Finance Committee.

Executive Committee

The Executive Committee is authorized to act on behalf of the Board of Directors on all corporate actions for which applicable law does not require participation by the full Board. In practice, the Executive Committee acts in place of the full Board of Directors only when emergency issues or scheduling makes it difficult or impracticable to assemble the full Board. All actions taken by the Executive Committee must be reported at the next meeting of the Board of Directors. The Executive Committee currently consists of Mr. Allspach, Mr. Birney, Ms. Eicher, Mr. Gingo, and Mr. Novak. The Executive Committee held no meetings during the 2017 fiscal year.

Audit Committee

The Audit Committee operates under a written charter that reflects the corporate governance principles advocated by the Commission and the rules and listing standards of NASDAQ. The Audit Committee currently consists of Mr. Novak (Chair), Mr. Allspach, Mr. Barmore, Ms. Eicher, Mr. Meyer, and Mr. Spizzo. The primary purposes of the Audit Committee are: (i) to assist the Board of Directors in fulfilling its responsibility to oversee our accounting and financial reporting processes, including the quality and integrity of our financial statements and other financial information we provide to any governmental or regulatory body, the public or certain other users thereof; (ii) to assist the Company in fulfilling our compliance with legal and regulatory requirements; (iii) to analyze and review the qualifications, independence and performance of, and our relationship with, our independent registered public accounting firm; (iv) to analyze and review the performance of Company systems of internal accounting and financial controls; (v) to analyze and review the effectiveness of Company processes of internal auditing; and (vi) to assist the Board in monitoring our independent registered public accounting firm in the annual independent audit of our financial statements and the effectiveness of our internal control over financial reporting. The functions performed by the Audit Committee include: (1) reviewing the financial statements with management and our independent registered public accounting firm before publication; (2) reviewing with management and our independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (3) reviewing with the Chief Executive Officer and Chief Financial Officer any issues pertaining to the certifications required to accompany the filing of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any other information required to be disclosed in connection therewith; (4) overseeing our internal accounting and financial controls; (5) reviewing legal matters that may have a material impact on our financial statements or compliance policies; (6) establishing procedures for the proper handling of complaints concerning accounting or auditing matters; (7) considering the scope of non-audit services to be performed by our independent registered public accounting firm; (8) reviewing and approving in advance the annual audit plan and scope of work to be performed by the independent registered public accounting firm; (9) overseeing the appointment, compensation, retention and independence of the Company’s independent registered public accounting firm including the monitoring of appointment of senior staff assigned to the audit and the periodic rotation of the lead audit partner; (10) pre-approving all auditing services and permitted non-audit services to be performed by our independent registered public accounting firm; and (11) reviewing all related party transactions that are required to be reported under Item 404(a) of Regulation S-K. Additionally, the Audit Committee oversees our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, which requires that we establish, maintain and assess adequate internal control structures and procedures for financial reporting.

NASDAQ rules require each member of the Audit Committee to be able to read and understand financial statements. We believe that each member of the Audit Committee, as constituted, satisfies this requirement. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm, although each member of the Audit Committee has the authority to engage and determine funding for independent advisors as deemed necessary. Furthermore, the Audit Committee’s considerations and discussions do not assure: (i) that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States); (ii) that our financial statements are presented in accordance with the accounting principles generally accepted in the United States (“GAAP”); or (iii) that our independent registered public accounting firm is in fact “independent.” A more complete description of these and other Audit Committee functions is contained in the Audit Committee’s Charter, a copy of which is available on our website at www.aschulman.com.

The Audit Committee held a total of seven meetings during the 2017 fiscal year. The Audit Committee reviewed with PricewaterhouseCoopers LLP and management our interim financial results prior to the filing of each of our Quarterly Reports on Form 10-Q, and our annual financial results prior to the filing of the Annual Report on Form 10-K. The Board has determined that each of the members of the Audit Committee is “independent” as defined under Rule 5605(a)(2) and Rule 5605(c)(2)(A) of the NASDAQ listing standards. The Board has also determined that the Chair of the Audit Committee, Ernest J. Novak, Jr., is an “audit committee financial expert” as defined in regulations adopted by the Commission.

Compensation Committee

The primary purpose of the Compensation Committee is to supervise and, to the extent consistent with the Corporate Governance Guidelines, exercise the powers of the Board of Directors with respect to overseeing the use of corporate assets in compensating our executive officers. The Compensation Committee consists of Mr. Barmore (Chair), Mr. Birney, Ms. Eicher, Mr. Meyer, Mr. Mitarotonda, and Ms. Oswald. The Compensation Committee has overall responsibility for executive succession planning, management development and approving and evaluating the incentive compensation plans, policies and programs of the Company. As set forth in the Compensation Committee’s Charter, the functions to be performed by the Compensation Committee include: (i) setting the salary and other compensation of the Chief Executive Officer and our other executive officers; (ii) reviewing Company incentive compensation pools prior to the annual determination of individual cash and equity-based incentive awards; (iii) approving all employment, change-in-control and severance agreements, as well as all annuity contracts and benefit or perquisite plans or programs (other than broad-based employee plans or programs), which are proposed for executive officers and certain managers; (iv) periodically reviewing our compensation programs and policies to confirm their alignment with our annual and long-term goals and the interests of the stockholders; and (v) administering, implementing and interpreting our long-term incentive plans, which includes the ability to grant stock options, restricted stock, stock appreciation rights, performance incentives, and similar plans and arrangements. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to one or more members of the Committee; provided, however, that such members must conduct business in accordance with the Compensation Committee Charter. In addition, the Compensation Committee may delegate to the Chief Executive Officer, or another executive designee, the authority to approve salary and other compensation for employees below the executive officer level in accordance with overall pools, policy guidelines and limits approved by the Committee. Pursuant to its Charter, the Compensation Committee has the authority to retain special counsel, compensation consultants and other experts, as it deems appropriate, to carry out its functions and to approve the retention terms for any such counsel, consultants or experts. A more complete description of these and other Compensation Committee functions is contained in the Compensation Committee’s Charter, a copy of which is available on our website at www.aschulman.com and in the Compensation Discussion and Analysis section of this proxy statement beginning on page 19. The Compensation Committee held seven meetings during the 2017 fiscal year. The Board has determined that each of the members of the Compensation Committee is “independent” as defined under Rule 5605(a)(2) of the NASDAQ listing standards.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is, or has been, an employee or officer of the Company, and there are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of our executive officers.

Relationship with Executive Compensation Advisers

As permitted by the Compensation Committee Charter, the Compensation Committee retained the services of independent compensation advisers for fiscal 2017 to provide consulting services with respect to the Company’s compensation practices. The Compensation Committee engaged Pay Governance, LLC (“Pay Governance”) as its primary compensation adviser at the outset of fiscal 2017. In April 2017, following extensive review of proposals and interviews in connection with a request for proposals from compensation consulting firms, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its primary compensation adviser for the remainder of fiscal 2017 and fiscal 2018. Pursuant to the terms of their respective engagements by the Compensation Committee, Pay Governance and Meridian generally reviewed, analyzed and provided advice regarding our executive compensation programs in relation to the objectives of those programs, including comparisons to designated peer group companies and comparisons to “best practices,” and provided information and advice on competitive compensation practices and trends, along with specific views on our executive compensation programs. In their role as the Committee’s primary independent compensation consultant, representatives of Pay Governance and Meridian engaged in discussions with the Compensation Committee and responded on a regular basis to questions from the Committee and the Committee’s other advisers, providing them with their opinions with respect to the design and implementation of current or proposed compensation programs. In addition, as part of its onboarding process, Meridian engaged in extensive interviews with executive officers of the Company and all members of the Compensation Committee, and reported a summary of the results of such interviews to the Compensation Committee. Neither Pay Governance nor Meridian provided the Company with any consulting services other than those required in the scope of its support of the Compensation Committee. During fiscal 2017, Pay Governance and Meridian reported directly to the Compensation Committee and the Committee retained the sole authority to retain or terminate their services.

During fiscal 2017, the Compensation Committee also engaged the law firm of Vorys, Sater, Seymour and Pease LLP (“Vorys”) to provide certain legal advisory services to the Compensation Committee from time to time. In that role, Vorys reported directly to the Compensation Committee and the Committee retained the sole authority to retain or terminate Vorys for such services.

The Compensation Committee must consider certain independence factors before selecting compensation consultants and other compensation advisers. In connection with the foregoing, the Compensation Committee reviewed, considered and discussed the relevant factors established by NASDAQ to determine such independence, both through surveying Pay Governance, Meridian, and Vorys, and by soliciting input from the members of the Compensation Committee through our annual director and officer questionnaires. Based on this review, consideration and discussion, the Compensation Committee determined that the work performed and to be performed by Pay Governance and Meridian as the Committee’s primary independent compensation advisers for fiscal 2017, and the work performed and to be performed by Vorys on behalf of the Committee, has not raised and does not raise any conflict of interest. The Compensation Committee also determined that Pay Governance, Meridian, and Vorys qualified as independent for purposes of the Exchange Act and the NASDAQ Corporate Governance Requirements.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are: (i) to identify individuals qualified to become directors; (ii) to recommend to the Board of Directors the candidates for election by stockholders or appointment by the Board to fill a vacancy; (iii) to recommend to the Board of Directors the composition and chairs of Board committees; (iv) to develop and recommend to the Board of Directors guidelines for effective corporate governance; and (v) to lead an annual review of the performance of the Board of Directors and each of its committees. The Nominating and Corporate Governance Committee currently consists of Mr. Allspach (Chair), Mr. Birney, Mr. Novak, Ms. Oswald, and Mr. Spizzo. A more complete description of these and other Nominating and Corporate Governance Committee functions is contained in the Nominating and Corporate Governance Committee’s Charter, a copy of which is available on our website at www.aschulman.com. The Nominating and Corporate Governance Committee held four meetings during the 2017 fiscal year. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” as defined under Rule 5605(a)(2) of the NASDAQ listing standards.

Director Recommendations and Nominations

In its role as the nominating body for the Board of Directors, the Nominating and Corporate Governance Committee reviews the credentials of potential director candidates (including potential candidates recommended by stockholders), conducts interviews and makes formal recommendations to the Board for the annual election or interim appointment of directors. In making its recommendations, the Nominating and Corporate Governance Committee considers a variety of factors, including, but not limited to:

•	whether the prospective candidate has demonstrated achievements in business, education or public service or otherwise possesses the requisite intelligence, education and experience to make a significant contribution to the membership of the Board of Directors;

•	whether the prospective candidate will contribute a range of skills and a diversity of perspectives to the Board;

•	whether the prospective candidate possesses the highest ethical standards, a strong sense of professionalism and is prepared to serve the interests of all stockholders; and

•	whether the prospective candidate has the ability and willingness to commit adequate time to Board and committee matters.

As listed above, diversity of viewpoints, background, experience and other demographics are a few of several criteria on which the Nominating and Corporate Governance Committee bases its evaluation of potential candidates for director positions. Although we do not have a specific diversity policy for director candidates, the inclusion of diversity in the listed criteria reflects the Board of Director’s belief that diversity is an important component of an effective Board, and the Nominating and Corporate Governance Committee considers diversity aspects when it evaluates director candidates and their specific skills, expertise and background. The Board of Directors Candidate Guidelines are attached as Exhibit A to the Corporate Governance Guidelines, a copy of which is available on our website at www.aschulman.com. The Nominating and Corporate Governance Committee has in the past engaged a professional search firm (to which it paid a fee) to assist in identifying and evaluating potential nominees, and may do so again in the future.

It is our policy that a director shall not stand for election to serve as a director after the month of such director’s 75th birthday, although our Board of Directors may waive this retirement policy under special circumstances.

Recommendations

Any stockholder may recommend a person to be considered by the Nominating and Corporate Governance Committee to be a nominee for election as a director. To be considered, all such recommendations must be in writing and must comply with the Procedures for Stockholders to Recommend Candidates for Directors (which are available on our website at www.aschulman.com under the investor relations tab and the corporate governance link, http://ir.aschulman.com/index.cfm). Any stockholder wishing to make such a recommendation should send a signed letter of recommendation to the following address: A. Schulman, Inc., 3637 Ridgewood Road, Fairlawn, Ohio 44333, Attention: Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Each recommendation must be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. We may also require a candidate to furnish additional information regarding his or her eligibility and qualifications. It is the policy of the Nominating and Corporate Governance Committee to review and evaluate candidates proposed by stockholders on the same basis as candidates that are suggested by Board members, executive officers or other sources.

Nominations

Only persons who have been nominated in accordance with our By-Laws are eligible for election as directors. Nominations for election may be made at a stockholder meeting by the Board of Directors (or any nominating committee or person appointed by the Board of Directors), or by a stockholder entitled to vote for the election of directors at that meeting and who has complied with the notice provisions set forth in Article III, Section 4(b) of our By-Laws. The notice provisions general require any stockholder who intends to nominate a director for election to deliver written notice to our Corporate Secretary not less than 90 days and no earlier than 120 days prior to the one year anniversary date of our preceding annual meeting of stockholders (provided, however, that in the event that the annual meeting is called for a date that is not within the 30 days before or after such anniversary date, the notice by the stockholder must be received not later than the close of business on the 10th day following the day on which (i) notice of the date of the annual meeting was mailed or (ii) public disclosure of the date of the annual meeting was made, whichever first occurs). In order for a stockholder to nominate a director for election at our 2018 annual meeting of stockholders, a nomination must be received by the Corporate Secretary no earlier than August 10, 2018 and not later than September 9, 2018. The stockholder’s notice to the Corporate Secretary must set forth certain information as to each person whom the stockholder proposes to nominate for election or reelection as a Director, and information as to the stockholder making the nomination, as set forth in our By-Laws:

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the class and number of shares of capital stock of the corporation which are beneficially owned by the person and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

The stockholder’s notice must also provide the following information as to the stockholder, and the beneficial owner, if any, making the nomination:

•	the name and record address of such stockholder and the name and principal place of business of any such beneficial owner,

•	the class and number of all shares of capital stock of the Company which are owned beneficially or of record by such stockholder and any affiliates or associates of such stockholder,

•	the name of each nominee holder of capital stock of the Company owned beneficially but not of record by such nominee holder or any affiliates or associates of such nominee holder, and the number of shares of capital stock of the Company held by each such nominee holder,

•	a description of all transactions entered into by or on behalf of such stockholder, or any affiliates or associates of such stockholder, with respect to the capital stock of the Company,

•	a description of all transaction entered into by or on behalf of such stockholder, or any affiliates or associates of such stockholder, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of stock price changes for, such stockholder, or any affiliates or associates of such stockholder, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder, or any affiliates or associates of such stockholder, with respect to the capital stock of the Company,

•	a description of all agreements, arrangements and understandings between such stockholder, or any affiliates or associates of such stockholder, and each proposed nominee and any other person (including his name and address) pursuant to which the nomination(s) are to be made by such stockholder, and any material interest of such stockholder, or any affiliates or associates of such stockholders, in such nomination,

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to being named as nominee and to serve as a director if elected. A stockholder providing notice of any nomination proposed to be made at the annual meeting shall further update and supplement such notice so that the information provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as Director of the Company. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in our By-laws. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with those procedures, and if he should so determine, the defective nomination will be disregarded.

Nominations under Proxy Access Provisions

In March 2017, the Board of Directors proactively amended the Company’s By-laws to implement proxy access. The proxy access provisions permit a stockholder, or a group of up to 25 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least 3 years, to nominate and include in the Company’s proxy materials one or more individuals, not exceeding 25% of the Company’s then serving directors, for election to the Board of Directors if the stockholder(s) and the nominee(s) meet the requirements specified in our By-laws. The proxy access provisions include rules to determine whether a record or beneficial holder “owns” the outstanding common stock of the Company for purposes of the proxy access provision and addresses the treatment of unsettled stock, loaned stock, hedging transactions and certain other transactions.

For any nomination to be timely under the proxy access provisions, the Corporate Secretary must receive the stockholder nomination, all required information and documentation described in the proxy access provisions, and any supporting statement of 500 words or less that the stockholder wishes to be included in the proxy statement, no earlier than July 11, 2018 and no later than August 10, 2018.

The proxy access provisions have a number of additional limitations and requirements related to director nominations by stockholders, which can be found in our By-laws.

Other Shareholder Proposals

Any proposal that a stockholder wishes to be considered for inclusion in the proxy and proxy statement relating to the 2018 Annual meeting must be received by the Company no later than June 29, 2018. Any proposal that a stockholder wishes to present at the 2018 Annual Meeting must be received by the Company no earlier than August 10, 2018 and no later than September 9, 2018. All stockholder proposals must comply with the applicable requirements or conditions established by the Securities and Exchange

Commission and our By-laws, which requires, among other things, certain information to be provided in connection with the submission of stockholder proposals. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the stockholder proposal was not properly brought before the meeting in accordance with these requirements, and if he should so determine, the stockholder proposal will not be transacted.

Finance Committee

The primary functions conducted by the Finance Committee include oversight of the processes that the Company’s executives use to manage, and review of the information and recommendations provided by management with respect to the Company’s capital structure including issuances of debt and equity securities, credit agreements and material changes thereto, short-term investment policy, foreign currency financial exposures and hedging programs, risk management and insurance programs, financial impact of employee plans, dividend and other capital policies and programs, and global treasury and liquidity management strategies. In connection with the foregoing, the Finance Committee is responsible for reviewing and approving decisions and policies to enter into swaps, forwards, futures, options, caps, floors, collars, spot contracts, other derivative transactions, to manage commercial risk in connection with the business activities of the Company and the agreements, documents and other confirming evidence of the same, including any form of master agreement, and to review and provide for compliance with any regulatory requirements which may be applicable in connection with the entering into of swaps, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and any requirements for the clearing and/or execution of swaps or the determination not to clear swaps and the election of exceptions from the clearing and execution requirements thereunder. The Finance Committee is also responsible for oversight of the Company’s due diligence processes used to assess financial risks related to mergers and acquisitions.

A more complete description of these and other Finance Committee functions is contained in the Finance Committee Charter, which is available on our website at www.aschulman.com. The Finance Committee consists of Mr. Meyer (Chair), Mr. Allspach, Mr. Barmore, Mr. Mitarotonda, and Mr. Spizzo. The Finance Committee held two meetings during fiscal 2017.

Attendance at Meetings

There were 14 meetings of the Board of Directors during fiscal 2017. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and any committees thereof on which such director served during their tenure during the year. In accordance with our Corporate Governance Guidelines, directors are expected to attend all meetings of the Board of Directors (although it is understood that, on occasion, a director may not be able to attend a meeting). Directors are also encouraged to attend the Annual Meeting of Stockholders. All current members of the Board of Directors who were then directors attended the annual meeting of stockholders held on December 9, 2016. Ms. Eicher and Mr. Spizzo did not attend the 2016 annual meeting or any meetings of the Board of Directors or Committees thereof prior to being appointed as directors on September 8, 2017, pursuant to a Cooperation Agreement entered into among the Company, Cruiser Capital Advisors, LLC (“Cruiser”), Kingdon Capital Management, L.L.C. (“Kingdon”), and, with respect to certain sections of the agreement, The William H. Joyce Revocable Trust and The Joyce Family Irrevocable Trust (collectively, the “Joyce Trusts”) (the “Cruiser Agreement”).

Board Leadership, Non-Executive Chairman, and Lead Independent Director

Joseph M. Gingo has served as Chairman of the Board of Directors since 2008 when he then was serving as President and Chief Executive Officer. The Board of Directors continued the appointment of Mr. Gingo as Chairman after his service as President and Chief Executive Officer initially ended on December 31, 2014, and also continued the appointment upon his reappointment as President and Chief Executive Officer on August 18, 2016. While each of our non-employee directors brings unique experience, oversight and expertise from outside the Company and its industry, the Board of Directors believes that Mr. Gingo’s Company-specific experiences and expertise uniquely allow him to continue to effectively direct Board discussions and focus Board decision-making on those items most important to the Company’s overall success.

While the Board of Directors believes that the continued role of Mr. Gingo as Board Chairman provides a continuity of leadership and expertise at the Board level, the Board also recognizes the importance of its responsibility to provide independent oversight of Company management generally, and to make independent performance, risk, and compensation related decisions regarding management. Therefore, to help maintain an appropriate balance between the Board’s focus on strategic development and its independent management oversight responsibilities, the Board has continued the position of Lead Independent Director, which it first created in 2005. David G. Birney currently serves as our Lead Independent Director. In that role, he is responsible for presiding at all executive sessions of the Board of Directors, acting as an active liaison among our independent non-employee directors, maintaining frequent contact with Mr. Gingo as Chairman and President and Chief Executive Officer, and being advised generally on the progress of Board and committee meetings. Through this long-served role of an active, engaged Lead Independent Director, the Board of Directors continues to believe that it appropriately balances its leadership structure between promoting strategic development and actively overseeing management through independent Board leadership. The Board of Directors also believes that this leadership structure continues to further an environment of independent, open and efficient communication with management, which is consistent with the Company’s four guiding principles: Open, Honest, Listen and Accountable.

Board’s Role in Risk Oversight

Our Board of Directors has oversight responsibility of our enterprise risk management (“ERM”), while management is primarily responsible for the day-to-day risk management processes. We face risks in a variety of areas including, but not limited to, strategy, operations, finance, legal, marketing, information technology, human resources, communications and procurement. In order to effectively identify, evaluate and manage our potential risks, the Board of Directors and management have jointly developed an extensive ERM program under which management, with Board oversight, has identified the primary risks facing our business, operations and strategy. As part of the risk identification process, management annually conducts interviews with our key business and functional leaders to help develop and identify risk action items. Thereafter, for each action item, the Board of Directors and management: (i) assign a specific prioritization level; (ii) identify ways to mitigate and manage such action item; and (iii) delegate responsibility to a particular unit or group for addressing each action item. As part of the ERM process, management regularly reports and discusses identified risk action items with the Board or a designated Board committee to which the Board has allocated responsibility to examine identified items arising in a specific committee’s area of responsibility. For example, the Compensation Committee is given responsibility for overseeing risk management with respect to our executive and non-executive compensation programs and practices, including incentive compensation, to help ensure that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on our Company. In addition, while the Board of Directors remains ultimately responsible for ERM oversight, the Board has delegated to the Strategic Committee the responsibility to assist in the Board’s review of management’s ERM process and to help ensure that risk responses are effectively implemented.

Code of Conduct

The Board of Directors has adopted a Global Code of Conduct applicable to our officers and employees and a Director Code of Conduct, each of which is available on our website at www.aschulman.com. To further assure compliance, we maintain a worldwide hotline that allows our employees to report confidentially any suspected violation of our Global Code of Conduct. We intend to satisfy the disclosure requirements regarding an amendment to or a waiver from a provision of our Global Code of Conduct that apply to our executive officers by posting such information on our website at www.aschulman.com.

Executive Sessions

Executive sessions of non-employee directors are held at each meeting of the Board of Directors, including the meetings held during the 2017 fiscal year, unless the Board of Directors determines that the circumstances do not require an executive session (such as certain telephonic special meetings).

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors by mail or courier delivery addressed as follows: A. Schulman, Inc., c/o Corporate Secretary, 3637 Ridgewood Road, Fairlawn, Ohio 44333. In general, the Corporate Secretary will forward all such communications to the Chair of the Nominating and Corporate Governance Committee. The Chair of the Nominating and Corporate Governance Committee will in turn determine whether the communication should be forwarded to other members of the Board of Directors and, if so, forward them accordingly. However, for communications addressed to a particular member of the Board of Directors or the Chair of a particular committee, our Corporate Secretary will forward such communications directly to the Board member so addressed.

Certain Relationships and Related Transactions

Pursuant to the provisions of its Charter, the Audit Committee is charged with evaluating any transaction or series of transactions which involve the Company and a “related person” and the amount involved exceeds $120,000. According to the rules of the Commission, a “related person” is defined as a director, officer, nominee for director, or five percent stockholder of the Company since the beginning of the last fiscal year and their immediate family members. Pursuant to the Audit Committee Charter, all related person transactions must be referred to the Audit Committee for approval, ratification, revision or termination. No director may participate in the consideration of a related person transaction in which he or she or an immediate family member is involved. During fiscal 2017, there were no related person transactions to be brought before the Audit Committee for approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of the common stock to file reports of ownership and changes in ownership with the Commission. To our knowledge, based solely on a review of the copies of such forms received by the Company, the following transaction was not timely filed during fiscal 2017: a disposition of 1,700 shares of common stock on April 7, 2017 by Gustavo Perez, Senior Vice President, General Manager – Latin America, was reported one day late due to an administrative error.

PROPOSAL ONE — ELECTION OF DIRECTORS

In accordance with the provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our By-Laws, the Board of Directors currently consists of ten directors, all of which have a term expiring at the Annual Meeting. Our directors each serve for a one-year term and until a successor is duly elected and qualified, subject to the director’s earlier death, retirement or resignation.

On September 7, 2017, the Company entered into the Cruiser Agreement with Cruiser, Kingdon and the Joyce Trusts (which are parties only with respect to certain sections of the Cruiser Agreement). On such date, Cruiser and Kingdon beneficially owned 2,897,125 shares, or approximately 9.83%, of the Company’s outstanding common stock, par value of $1.00 per share, based on the number of shares outstanding on June 23, 2017. The following is a summary of the material terms of the Cruiser Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Cruiser Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 8, 2017.

Pursuant to the Cruiser Agreement, on September 7, 2017, the Board of Directors (i) set the size of the Board at ten (10) members and (ii) appointed each of Carol Eicher and Allen Spizzo as directors of the Company to serve until the 2017 Annual Meeting. The Board of Directors also appointed (x) Ms. Eicher to each of the Compensation Committee, the Executive Committee and the Audit Committee and (y) Mr. Spizzo to each of the Finance Committee, the Nominating and Corporate Governance Committee and the Audit Committee. In connection with the Cruiser Agreement, the Company also entered into that certain Services Agreement with Dr. William Joyce, pursuant to which the Board appointed Dr. Joyce as an advisor to the Board.

Under the terms of the Cruiser Agreement, the Company agreed that, prior to the mailing of this proxy statement, the Board would (i) set the size of the Board at nine (9) members, effective as of the date of the 2017 Annual Meeting, and (ii) nominate each of Ms. Eicher and Mr. Spizzo for election to the Board at the 2017 Annual Meeting, along with seven (7) other nominees selected by the Board. The Company also agreed to recommend and solicit proxies for the election of each of Ms. Eicher and Mr. Spizzo at the 2017 Annual Meeting in the same manner as for the other nominees nominated by the Board for election at the 2017 Annual Meeting. Under the terms of the Cruiser Agreement, each of Ms. Eicher and Mr. Spizzo delivered an irrevocable resignation letter, expiring at the end of the Standstill Period (as defined below), to the Board, which requires each of Ms. Eicher and Mr. Spizzo to resign under certain circumstances described in the Cruiser Agreement.

Under the terms of the Cruiser Agreement, during the period from the date of the Cruiser Agreement until the date that is the earlier of (i) the date that is twenty-five (25) business days prior to the deadline for the submission of stockholder nominations for the Company’s 2018 annual meeting of stockholders pursuant to the Company’s Amended and Restated By-Laws and (ii) the termination of the Cruiser Agreement due to a material breach of the Cruiser Agreement by the Company (the “Standstill Period”), each of Cruiser, Kingdon and the Joyce Trusts agreed, among other things, not to (i) engage in any solicitation of proxies or consents with respect to securities of the Company, (ii) acquire securities in the Company, which would results in the ownership, control or other beneficial ownership interest in more than 9.99% of the then-outstanding shares of the Company’s common stock, in the aggregate, among Cruiser, Kingdon and the Joyce Trusts, (iii) seek representation on the Board or (iv) make any proposal, affirmatively solicit any third party to make an offer or proposal or, subject to certain exceptions set forth in the Cruiser Agreement, comment on, any proposal regarding any merger, consolidation, acquisition of control, business combination, tender or exchange offer, purchase, sale or transfer of the Company or its subsidiaries, businesses, assets or securities, dissolution, liquidation, reorganization, change in capital structure, recapitalization, dividend, share repurchase or other extraordinary transaction. The Cruiser Agreement further provides that each of Cruiser and Kingdon will (i) subject to its respective right to sell shares of the Company’s common stock in accordance with the terms of the Cruiser Agreement, continue to have the right to vote all of its shares of the Company’s common stock through the record date for the 2017 Annual Meeting and (ii) vote all shares of the Company’s common stock owned by each of Cruiser and Kingdon at the 2017 Annual Meeting (x) in favor of (A) the slate of directors recommended by the Board and (B) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending August 31, 2018 and (y) in accordance with the Board’s recommendation with respect to the advisory vote on executive compensation. Additionally, if, during the Standstill Period, either of Ms. Eicher or Mr. Spizzo is unable to serve as a director of the Company due to death or incapacity and at such time Cruiser and Kingdon beneficially owns at least five percent (5%) of the Company’s then outstanding common stock, then Cruiser and Kingdon shall be entitled to recommend a replacement director in accordance with the terms of the Cruiser Agreement.

Each of Cruiser and Kingdon also agreed that it will not, directly or indirectly, (i) nominate or recommend for nomination any person for election at the 2017 Annual Meeting, (ii) submit any proposal for consideration at, or bring any other business before, the 2017 Annual Meeting, (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2017 Annual Meeting or (iv) publicly or privately encourage or support any other stockholder of the Company to take any of the actions set forth in the preceding clauses (i) through (iii).

Accordingly, the Board of Directors has fixed the number of directors at nine for terms commencing at the 2017 Annual Meeting (to allow for the retirement of Mr. Barmore from the Board of Directors and the nomination for re-election of all other currently serving directors including Ms. Eicher and Mr. Spizzo), and upon the recommendation of the Nominating and Corporate Governance

Committee, the Board of Directors has nominated nine directors for election at the 2017 Annual Meeting to serve as directors for terms expiring at the annual meeting of stockholders in 2018.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Unless a stockholder requests that voting of that stockholder’s proxy be withheld for any one or more of the nominees for director in accordance with the instructions set forth on their proxy, it is presently intended that shares represented by proxies in the enclosed form will be voted for the election of each of the nine director nominees. All nominees appearing below have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, an event that the Board of Directors does not now expect, the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees.

We have adopted a majority voting bylaw for the election of directors in uncontested elections. In an uncontested election, director nominees must receive the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the election of individual nominees specified on the proxy and, thus, will have no effect other than that they will be counted for establishing a quorum. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on each director nominee.

The following sets forth information regarding each nominee for election as a director, including each individual’s age, principal occupation, other affiliations, and business experience during the past five years. No employer of any director nominee is a subsidiary or other affiliate of the Company. The following information also provides the Nominating and Corporate Governance Committee’s evaluation regarding re-nomination of each of the director nominees and the key attributes, skills, and qualifications presented by each director nominee. Information concerning each nominee is based in part on information received from the respective directors and in part from our Company records.

NOMINEES FOR ELECTION AS DIRECTORS

(Term Expiring in 2018)

Eugene R. Allspach, Age 70

Mr. Allspach has served as a director of A. Schulman since May 2010 and is the Chair of the Nominating and Corporate Governance Committee and a member of the Audit, Executive, and Finance Committees. Mr. Allspach served as Senior Vice President, Corporate Development, for TPC Group, Inc. (“TPC”), a producer of specialty chemicals, from September 2011 to December 2015. Mr. Allspach has also served as the President of E. R. Allspach & Associates, LLC, a company providing consulting services to new business development activities in the petrochemical industry, from 2003 to 2017. Mr. Allspach previously served as President and Chief Operating Officer for Equistar Chemicals, L.P., a petrochemical company. Mr. Allspach served as a director of TPC from 2011 until 2013, and as a director of ICO, Inc. (“ICO”) from 2008 until its acquisition by A. Schulman in May 2010. Mr. Allspach also serves on the advisory board of The Plaza Group, a privately held petrochemical company, and International Alliance Group, a privately held engineering services company, roles he has served since 2005 and 2016, respectively. Mr. Allspach was initially appointed and first re-nominated to the Board of Directors pursuant to the terms and conditions of the 2010 merger agreement between A. Schulman and ICO. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Allspach developed through his more than 35 years of experience in executive management, business development, manufacturing, operations, marketing and process engineering in the petrochemicals industry, as well as his experiences as a director of TPC and ICO, allow him to provide continued financial and industry expertise to the Board of Directors and therefore has nominated him for re-election.

David G. Birney, Age 74

Mr. Birney has served as a director of A. Schulman since 2006, and currently serves as the Company’s Lead Independent Director. Mr. Birney also serves as a member of the Compensation, Nominating and Corporate Governance, and Executive Committees. Mr. Birney is currently retired. Previously, Mr. Birney served as President and Chief Executive Officer of Solvay America, Inc., a subsidiary of Solvay S.A., an international industrial chemical group, and held numerous executive level positions within the Solvay Group from 1978 to 2006. Mr. Birney also served as a director of Tronox Incorporated, a specialty chemical company, from 2006 to 2011. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Birney has developed through his experiences as a chief executive officer in the chemicals and plastics industry, public-company director experience, as well his prior service as a director of A. Schulman, including his exemplary service as Chair of the Nominating and Corporate Governance Committee, allow him to provide continued industry and corporate governance expertise to the Board of Directors and therefore has nominated him for re-election.

Carol S. Eicher, Age 59

Ms. Eicher was first appointed to the Board of Directors on September 8, 2017 pursuant to the Cruiser Agreement, and is a member of the Executive, Audit, and Compensation Committees. Since 2008, Ms. Eicher has served as a director for Tennant Company, a cleaning products and solutions company. Ms. Eicher currently serves as a member of the governance and compensation committees, and formerly served on the audit committee, for Tennant Company. Ms. Eicher also serves as Non-Executive Chairman, and previously as Chief Executive Officer, for Innocor Inc., a designer and manufacturer of home furnishings company. In addition, Ms. Eicher has served as a director and treasurer for Fairmount Park Conservancy, a nonprofit corporation since 2005. Ms. Eicher’s past business experience includes serving as Business President of Coating Materials and Building and Construction for The Dow Chemical Company, a manufacturer and seller of chemicals, plastic materials and other specialized products. Ms. Eicher has been nominated for re-election pursuant to the terms of the Cruiser Agreement, and the Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Ms. Eicher has developed through her global manufacturing, operations, and merger and acquisition experience allow her to provide business and leadership expertise to the Board of Directors.

Joseph M. Gingo, Age 72

Mr. Gingo first served as a director of A. Schulman in 2000. He is currently the Chairman of the Board of Directors and a member of the Executive Committee. Mr. Gingo served as President and Chief Executive Officer of A. Schulman from January 2008 through December 2014, and was reappointed as President and Chief Executive Officer on August 18, 2016. Mr. Gingo has served as a director of Omnova Solutions, Inc. since 2015, and serves as a member of the Audit Committee and Safety, Health, Environmental & Security Committee. Mr. Gingo served as a director of OM Group, Inc. in 2015 prior to its acquisition by certain funds managed by affiliates of Apollo Global Management, LLC. Mr. Gingo currently serves as chairman for Purcell Tire, a privately held corporation, a director for PolymerPlus, a privately held company, and a trustee of the University of Akron. Prior to 2008, Mr. Gingo was employed at The Goodyear Tire & Rubber Company for more than 40 years, where he last served as Executive Vice President, Quality Systems and Chief Technical Officer at the Goodyear Tire & Rubber Company. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Gingo has developed through his extensive business and leadership experiences in the tire and rubber industry, as well as his significant leadership accomplishments with A. Schulman, allow him to continue to provide business and leadership insight to the Board of Directors and therefore has nominated him for re-election.

Lee D. Meyer, Age 68

Mr. Meyer has served as a director of A. Schulman since 2008 and is the Chair of the Finance Committee and a member of the Audit and Compensation Committees. Since 2006, Mr. Meyer has acted as a consultant to Ply Gem Industries, Inc., a building product manufacturer, and to various investment firms involved in manufacturing companies with processes similar to A. Schulman. Previously, Mr. Meyer served as President and Chief Executive Officer of Ply Gem Industries, Inc. from 2002 through 2006. Mr. Meyer currently serves as a director of Building Material Distributors, Inc., a private company, and previously served as a director of PW Eagle, Inc., formerly a public company manufacturer of plastic pipe. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Meyer has developed through his experiences as a chief executive officer, as a director of companies in similar industries, and through his extensive consulting roles providing manufacturing experience in companies with processes similar to A. Schulman, allow him to provide continued business expertise to the Board of Directors and therefore has nominated him for re-election.

James A. Mitarotonda, Age 63

Mr. Mitarotonda has served as a director of A. Schulman since 2005 and is a member of the Compensation and Finance Committees. Mr. Mitarotonda has served as the Chairman, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm, since 1991. Mr. Mitarotonda has also been the Chairman, President and Chief Executive Officer of Barington Companies Investors, LLC, the general partner of Barington Companies Equity Partners, L.P., a value-added, activist investment fund, since 1999. Mr. Mitarotonda has served as a director of Omnova Solutions, Inc., a global provider of emulsion polymers and specialty chemicals, since 2015, and as a director of The Eastern Company, a manufacturer of industrial hardware, security and metal products, since 2015, serving as Chairman since 2016. Mr. Mitarotonda has also served as Chairman of Barington/Hilco Acquisition Corp., a special purpose acquisition company, since 2015, and as its Chief Executive Officer during 2015. During the past five years, Mr. Mitarotonda served as a director of (i) The Pep Boys — Manny, Moe and Jack, an automotive aftermarket service and retail chain, from 2006 to 2016 (Chairman from 2008 to 2009), (ii) Ebix, Inc., a supplier of software and e-commerce services to the insurance, financial and healthcare industries, during 2015, (iii) The Jones Group Inc., a designer, marketer and wholesaler of branded clothing, shoes and accessories, from 2013 to 2014, and (iv) Griffon Corporation, a diversified manufacturing company, from 2007 to 2012. Our Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Mitarotonda has developed through his experiences as a chief executive officer of investment and investment banking firms, leadership of a hedge fund which has successfully assisted a variety of public companies in improving shareholder value, his multiple current and previous public-company directorships, his prior service as a director of A. Schulman, and his status as a significant stockholder of the Company, allow him to provide continued business and corporate governance expertise to the Board of Directors and therefore has nominated him for re-election.

Ernest J. Novak, Jr., Age 72

Mr. Novak has served as a director of A. Schulman since 2003, is the Chair of the Audit Committee and a member of the Executive and Nominating and Corporate Governance Committees. Mr. Novak is currently retired. Prior to his retirement, Mr. Novak served in various positions at Ernst & Young LLP, an international public accounting firm, including as Coordinating Partner for large multinational clients, as a member of the firm’s International Service Delivery and Quality Committee, as Area Industry Leader for manufacturing and, for 17 years, as the Managing Partner of various international offices until his retirement in 2003. Mr. Novak was a director of BorgWarner, Inc. from 2003 to 2017, and a director of FirstEnergy Corp. from 2004 to 2017. Mr. Novak served as the chair of the audit committee for Borg Warner, Inc. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Novak has developed through his educational background in accounting and his professional experiences in performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies, his other public company directorships, as well as his experience as a director of A. Schulman, including his exemplary service as Chairman of the Audit Committee, allow him to provide continued financial and regional business expertise to the Board of Directors and therefore has nominated him for re-election.

Kathleen M. Oswald, Age 68

Ms. Oswald has served as a director of A. Schulman since 2016 and is a member of the Compensation and Nominating and Corporate Governance Committees. Ms. Oswald is the Chief Administrative Officer and a director for H2O Energy, Ltd., a diversified business that specializes in energy reduction conservation projects for commercial and residential buildings and property management. Previously, Ms. Oswald served as Senior Vice President and Chief Human Resources Officer for Henry Ford Health System, President – Right Management Great Lake Region, and Senior Vice President and Chief Administrative Officer for DaimlerChrysler. Ms. Oswald also serves as the Chair for the Great Lakes Center for the Arts, a nonprofit organization focused on bringing world class entertainment, education and thought leaders to northern Michigan, and as a director for the Autism Alliance of Michigan, a nonprofit organization focused on improving the quality of life for individuals with autism, positions she has held since 2016 and 2017. Previous board experiences include: American Society of Employers, Mercy Health Services, Imetris, Inforum, Michigan Virtual University, Marygrove College, southeast Michigan Heart Association, Junior Achievement of Southeast Michigan, Inforum Center for Leadership, and the Automotive Women’s Advisory Board. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Ms. Oswald has developed through her leadership expertise in the human resources, and the automotive and health care, industries allow her to provide business and leadership insight to the Board of Directors and therefore has nominated her for election.

Allen A. Spizzo, Age 60

Mr. Spizzo was first appointed to the Board of Directors on September 8, 2017, pursuant to the Cruiser Agreement, and is a member of the Audit, Nominating and Corporate Governance, and Finance Committees. Since 2016, Mr. Spizzo has served as a director for Ferro Corporation, a global specialty coatings and colors supplier. Mr. Spizzo currently serves as a member of the audit and compensation committees of Ferro Corporation. Mr. Spizzo also served as a director for OM Group, Inc., a specialty chemical company, during 2015 until its sale in October 2015. In addition, Mr. Spizzo serves as a business and management consultant focused on the chemicals, materials, biotechnology and pharmaceutical industries, and as an investment adviser and asset management trustee, positions he has had since November 2008. Mr. Spizzo has been nominated for re-election pursuant to the terms of the Cruiser Agreement. Mr. Spizzo has been nominated for re-election pursuant to the terms of the Cruiser Agreement, and the Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Spizzo has developed through his extensive experience in the specialty chemicals industry allows him to provide business expertise to the Board of Directors.

RETIRING DIRECTOR

Gregory T. Barmore, Age 75

Mr. Barmore has served as a director of A. Schulman since May 2010 and is the current Chair of the Compensation Committee and a member of the Audit and Finance Committees. Mr. Barmore is currently retired and served as a director of Novation Companies, Inc., a specialty finance company, until December 2015, a position he had held since 1996. Previously, Mr. Barmore served as Chairman and Chief Executive Officer of General Electric Capital Mortgage Corporation, a subsidiary of General Electric Capital Corporation, and held numerous executive level positions within the General Electric family of companies from 1966 to 1997. In addition, Mr. Barmore served as a director of ICO from 2004 until its acquisition by A. Schulman in May 2010. Mr. Barmore is retiring as a director at the end of his term expiring at the 2017 Annual Meeting. A. Schulman and the Board of Directors are grateful for the dedicated services and leadership Mr. Barmore provided during his tenure as a director.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of October 13, 2017 (except as otherwise indicated by footnote) regarding the beneficial ownership of shares of common stock by each director and nominee, by each named executive officer, by all directors and executive officers as a group, and by each person known by us to own 5% or more of our common stock. Unless otherwise indicated, each beneficial owner has sole power to vote and dispose of the number of shares set forth in the table:

Name(1)	Total Beneficial Ownership(2)	Percent of Outstanding(3)
Directors, Executive Officers and Nominees
Joseph M. Gingo(4)	240,949	*
John W. Richardson	8,417	*
Joseph J. Levanduski	44,258	*
Heinrich Lingnau-Schneider	17,820	*
Gary A. Miller(5)	48,768	*
Gustavo Pérez	26,127	*
Eugene R. Allspach(6)	24,802	*
Gregory T. Barmore	46,990	*
David G. Birney(7)	36,988	*
Carol S. Eicher	851
Lee D. Meyer	27,988	*
James A. Mitarotonda(8)	355,435	1.20%
Ernest J. Novak, Jr.	35,188	*
Kathleen M. Oswald.	2,331	*
Allen A. Spizzo	851	*
All Directors and executive officers as a group (24 persons)	964,457	3.27%

5% or Greater Stockholders
BlackRock, Inc.(9)	3,336,591	11.31%
40 East 52nd Street, New York, New York 10022
Dimensional Fund Advisors LP(10)	2,440,573	8.27%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746
The Vanguard Group, Inc.(11)	2,460,489	8.34%
100 Vanguard Blvd., Malvern, Pennsylvania 19355
Cruiser Capital Advisors, LLC(12)	2,095,523	7.10%
501 Madison Avenue, Floor 12A, New York, NY 10022
Daruma Capital Management, LLC(13)	1,643,471	5.57%
80 West 40th Street, 9th Floor, New York, NY 10018
Channing Capital Management, LLC(14)	1,495,797	5.07%
10 S. LaSalle Street, Suite 2401 Chicago, IL 60603
Allianz Global Investors U.S. Holdings LLC(15)	1,382,849	4.69%
1633 Broadway, New York, NY 10019

*	Less than 1%.

(1)	Directors and current executive officers have the Company’s address: 3637 Ridgewood Road, Fairlawn, Ohio 44333.

(2)	Includes the following number of long-term incentive restricted share awards subject to service-based vesting granted under our Equity Plans: 3,332 by Gary A. Miller, and 12,841 by other domestic-based executive officers as a group. Executive officers have the power to vote, but not dispose of, these restricted shares of common stock. All other outstanding long-term incentive awards subject to service-based vesting were granted in restricted stock units and are therefore not reported in this beneficial ownership table. No shares reported as beneficially owned by any director or executive officer are pledged.

(3)	For all directors and executive officers, the percentage of outstanding shares is based upon the sum of 29,499,905 shares of common stock outstanding on October 13, 2017 and the number of shares of common stock, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options within 60 days of October 13, 2017. For all entities that are listed as beneficial owners of 5% or more of the common stock, the percentage of class is based upon 29,499,905 shares of common stock outstanding on October 13, 2017.

(4)	Amount includes 17,500 shares held by the Linda L. Gingo Trust and 10,000 shares held by the Joseph M. Gingo Trust. Mr. Gingo has shared dispositive power with respect to shares held in the Linda L. Gingo Trust.

(5)	Amount includes 2,146 shares held by Mr. Miller’s spouse and 2,000 shares held by Mr. Miller’s daughter.

(6)	All shares are owned jointly by Mr. Allspach and his spouse, with whom he has shared voting and dispositive power with respect to such shares.

(7)	All shares are owned jointly by Mr. Birney and his spouse, with whom he has shared voting and dispositive power with respect to such shares.

(8)	Amount includes 322,678 shares of common stock held directly by Barington Companies Equity Partners, L.P. (“Barington”). Barington may be deemed to have sole power to vote and dispose of the shares it beneficially owns. Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp. (“LNA”), which is the general partner of Barington Capital Group L.P. (“Barington Capital”), which is the majority member of Barington Companies Investors, LLC (“Barington Investors”). Barington Investors is the general partner of Barington. Barington Investors may be deemed to have sole power to vote and dispose of the shares owned by Barington. In addition, Mr. Mitarotonda, LNA and Barington Capital each may be deemed to have sole power to vote and dispose of the shares owned by Barington. Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

(9)	As reported on a Schedule 13G/A filed with the Commission on January 12, 2017, BlackRock, Inc. is the beneficial owner, with the sole power to vote or direct the voting, of 3,269,310 shares of common stock, and with the sole power to dispose or direct the disposition of 3,336,591 shares.

(10)	As reported in a Schedule 13G/A filed with the Commission on February 9, 2017, Dimensional Fund Advisors LP (“Dimensional”) is the beneficial owner, with the sole power to vote or direct the voting, of 2,349,104 shares of common stock, and the sole power to dispose or direct the disposition of 2,440,573 shares. According to the Schedule 13G/A, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended, which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). As reported in the Schedule 13G/A, Dimensional possesses investment and/or voting power over the common stock owned by the Funds, and may be deemed to be the beneficial owner of such shares. However, all such shares are owned by the Funds and Dimensional disclaims beneficial ownership of such shares in its Schedule 13G/A.

(11)	As reported on a Schedule 13G/A filed with the Commission on February 2, 2017, The Vanguard Group, Inc. (“Vanguard”) is the beneficial owner of 2,497,713 shares of common stock, with the sole power to vote or direct voting of 34,448 shares, the sole power to dispose or direct the disposition of 2,460,489 shares, and the shared power to dispose or to direct the disposition of 37,224 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 32,936 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 5,800 shares as a result of its serving as investment manager of Australian investment offerings.

(12)	As reported on a Schedule 13D/A filed with the Commission on September 11, 2017, Cruiser Capital Advisors, LLC (“Cruiser”) and Keith M. Rosenbloom each are disclosed as the beneficial owners of 2,095,523 shares of common stock, which are held in accounts of private investment vehicles and managed accounts advised by Cruiser. Cruiser and Mr. Rosenbloom have sole power to vote or direct the voting of 2,095,523, the sole power to dispose or direct the disposition of 2,095,523.

(13)	As reported on a Schedule 13G/A filed with the Commission on February 14, 2017, Daruma Capital Management, LLC (“Daruma”) and Mariko O. Gordon each are disclosed as the beneficial owners of 1,643,471 shares of common stock, which are held in the accounts of private investment vehicles and managed accounts advised by Daruma. Daruma and Ms. Gordon have the shared power to dispose or to direct the disposition of all of such shares. Daruma and Ms. Gordon each have the shared power to vote or to direct the vote of 752,462 shares.

(14)	As reported on a Schedule 13G filed with the Commission on November 7, 2017, Channing Capital Management, LLC is the beneficial owner, with the sole power to vote or direct the voting, of 1,371,529 shares of common stock, and with the sole power to dispose or direct the disposition of 1,495,797 shares.

(15)	As reported on a Schedule 13G filed with the Commission on February 14, 2017, Allianz Global Investors U.S. Holdings LLC (“AGI US Holdings”) is the beneficial owner, with the sole power to vote or direct the voting of 1,382,849, and with the sole power to dispose or direct the disposition of 1,382,849 shares. Each of Allianz Global Investors GmbH, Allianz Global Investors U.S. LLC, and NFJ Investment Group LLC (“AGI Advisers”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, and a direct or indirect wholly-owned subsidiary of AGI US Holdings, except that Allianz Global Investors GmbH is an affiliate (but not a subsidiary) of AGI US Holdings and is a non-U.S. institution. The securities reported are held by investment advisory clients or discretionary accounts of which an AGI Adviser is the investment adviser. When an investment management contract delegates to an AGI Adviser investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, AGI US Holdings treats the AGI Adviser as having sole investment discretion or voting authority. As a result, each AGI Adviser may be deemed to beneficially own the securities held by its clients or accounts within the meaning of Rule 13d-3 under the Act. Because AGI US Holdings is the parent holding company of the AGI Advisers that are its subsidiaries, it may be deemed to beneficially own the securities held by those AGI Advisers’ clients or accounts. AGI US Holdings is a majority-owned subsidiary of AXA Financial, Inc., and an indirect majority-owned subsidiary of AXA SA.

EQUITY COMPENSATION PLAN INFORMATION

Our 2010 Value Creation Rewards Plan and 2014 Equity Incentive Plan authorize the Company to issue common stock to our employees and non-employee directors in exchange for consideration in the form of goods or services. The 2014 Equity Incentive Plan authorized the issuance of up to 2,000,000 shares of common stock to participants. The 2010 Value Creation Rewards Plan authorized the issuance of up to 1,375,000 shares of common stock to participants. Our 2006 Incentive Plan authorized the issuance of up to 3,472,686 shares of common stock to participants, but because the tenth anniversary of the 2006 Incentive Plan occurred during fiscal 2017, no shares remained available for issuance under that plan as of the end of our fiscal year. The 2010 Value Creation Rewards Plan, 2014 Equity Incentive Plan, and 2006 Incentive Plan are referred to collectively as the “Equity Plans.” Information, as of August 31, 2017, on awards outstanding under the Equity Plans is set forth in the table below:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)
Equity compensation plans approved by security holders	780,201	$ 32.55	967,173
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	780,201	$ 32.55	967,173

(1)	Amount includes 608,201 performance shares and performance units granted pursuant to the 2010 Value Creation Rewards Plan, and the 2014 Equity Incentive Plan, the vesting of which is contingent upon corporate performance, which shall be measured by evaluating either: (i) the achievement of certain absolute return on invested capital targets by the Company during the applicable performance period; or (ii) the achievement of certain absolute cumulative earnings per share targets by the Company during the applicable performance period. Amount includes 172,000 options which do not have dividend equivalent rights and are not transferable for value. Amount does not include outstanding awards of service-based restricted shares and restricted stock units totaling 262,300 which are subject to vesting on the third anniversaries of their respective grant dates conditioned only upon employment of the participants on such anniversary dates.

(2)	The weighted average exercise price does not account for awards of performance shares or performance units, as described in footnote (1) As of August 31, 2017, the weighted average remaining term for outstanding stock options was 9.36 years.

(3)	Amount includes the following shares available for issuance as of August 31, 2017: 259,904 shares under the 2010 Value Creation Rewards Plan and 707,269 shares under the 2014 Equity Incentive Plan. The Equity Plans utilize fungible reserves, based on the following ratios: (i) 2.48 for the 2010 Value Creation Rewards Plan; and (ii) 1.77 for the 2014 Equity Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis discusses the executive compensation philosophy and objectives of the Compensation Committee and describes the executive compensation plans and programs of the Company. It also summarizes significant compensation determinations made in fiscal year 2017 for our named executive officers and other significant events. The Compensation Discussion and Analysis is presented in the following sections: Executive Summary, Compensation Philosophy and Objectives, Components of Our Executive Compensation, and Other Elements of Our Compensation Programs.

Our named executive officers for fiscal 2017 were:

Name	Title

Joseph M. Gingo	President, Chief Executive Officer and Chairman of the Board
John W. Richardson	Executive Vice President, Chief Financial Officer (1)
Joseph J. Levanduski	Former Executive Vice President, Chief Financial Officer(1)
Heinrich Lingnau-Schneider	Senior Vice President, General Manager – EMEA
Gary A. Miller	Executive Vice President, Chief Operating Officer
Gustavo Pérez	Senior Vice President, General Manager – Latin America

(1)	Mr. Richardson succeeded Mr. Levanduski as Executive Vice President, Chief Financial Officer on November 1, 2016.

Executive Summary

This Executive Summary discusses the alignment of our executive compensation with our financial results, certain Compensation Committee decisions, and other significant events impacting compensation during fiscal 2017.

Our named executive officers’ fiscal 2017 compensation continued to reflect our philosophy of aligning executive compensation, particularly short-term and long-term incentive compensation, directly with our financial performance. The Company experienced disappointing financial results in certain areas in fiscal 2017, and payouts under our short-term and long-term compensation programs reflected those results. As summarized in the discussion that follows, and described further in the Compensation Discussion and Analysis, the Compensation Committee and management believe that our executive compensation programs continue to be aligned with shareholder interests in a responsible and reasonable manner.

At the corporate level of our short-term incentive compensation program (annual bonus plan), we failed to meet our two annual cash bonus metrics of adjusted net income and operating income in fiscal 2017. Adjusted net income increased from to $51.3 million in 2016 to $52.3 million in 2017, but fell below the threshold goal of $61.2 million, resulting in no payout for this metric. Adjusted operating income of $119.1 million decreased from $133.1 million in fiscal 2016, and fell below the threshold goal of $145.9 million, so our executive officers were paid no bonus for this corporate metric either. Additionally, between 20% and 25% of each executive officer’s annual bonus targets were dependent on a working capital reduction target. For 2017, trailing twelve months’ working capital days on a consolidated basis were 48, 3 days better than the target, resulting in a potential payout of 176% for this metric; however, because adjusted operating income did not achieve the threshold goal, the objectively determined payout was reduced by 50% to 88% of target. Furthermore, given the Company’s disappointing overall financial performance in fiscal 2017, Mr. Gingo exercised his discretionary authority to determine that executive officers directly reporting to Mr. Gingo (all executive officers other than himself) would not be paid a cash bonus for fiscal 2017, as described further in the Summary of Significant Compensation Actions in Fiscal 2017 below. Mr. Gingo also recommended, and the Compensation Committee approved, that he not receive a cash bonus for fiscal 2017.

The following summarizes fiscal 2017 financial and related compensation results for our business segments:

•	In our largest segment, EMEA, adjusted operating income of €58.5 million failed to attain the threshold level of €68.4 million, so no bonuses were paid for this metric. We include a working capital objective for our business segments – in EMEA the threshold level for days of working capital of 46 days met our target of 46 days, resulting in a potential payout at 100% of target; however, because the segment did not achieve adjusted operating income threshold, the resulting objective payout based on working capital for this segment was reduced by 50% to 50% of target.

•	In our United States and Canada (USCAN) segment, adjusted operating income of $26.4 million failed to attain the threshold level of $49.5 million, so no bonuses were paid on that metric. Days of working capital of 48 days were better than the target of 53 days, resulting in a potential maximum payout at 200% of target; however, because the segment did not achieve the adjusted operating income threshold, the resulting objective payout based on working capital for this segment was reduced by 50% to 100% of target.

•	In our Latin America (LATAM) segment, adjusted operating income translated from local currency to $23.2 million and exceeded the target level of $22.2 million, resulting in an objective payout of 143% for this metric. Days of working capital of 62 bettered the target level of 66, resulting in an objective maximum payout at 200% of target on that metric for this segment.

•	In our Asia Pacific (APAC) segment, our adjusted operating income translated from local currency to $20.5 million exceeded the target level of $20.0 million, resulting in an objective payout at 127% for this metric. Days of working capital of 56 bettered the target level of 61, resulting in an objective maximum payout at 200% of target on that metric for this segment.

•	In our Engineered Compounds (EC) segment, our adjusted operating income of $19.8 million nearly attained the maximum level of $19.9 million, resulting in an objective near maximum payout of 198% for this metric. Days of working capital of 40 bettered the target of 45, resulting in an objective maximum payout at 200% of target on that metric for this segment.

Information for the USCAN, APAC and EC segments is included to help illustrate our pay for performance structure for all executive officers, even though no named executive officer’s compensation reported in this proxy statement was based on financial performance in those business segments.

Our long-term incentive compensation program utilizes awards subject to three year vesting periods. The performance-based awards that were granted in fiscal 2014 were based on two metrics – our total shareholder return (TSR) relative to a peer group of S&P Specialty Chemical companies, and our return on invested capital (ROIC) compared to internally established Company goals. Our TSR for the three-year period ending in January 2017 was 6.6%, placing us at the 16th percentile relative to the peer group, below the threshold payout level of 25th percentile and therefore resulting in no payout on our TSR-based 2014 performance awards. Our cumulative average ROIC of 12.5% for the three year performance period ending November 30, 2016 exceeded our threshold level of 11.7%, so our ROIC-based performance awards vested at 37.0% of maximum in 2017. Because the TSR-based performance awards represented one-third and the ROIC-based performance awards represented two-thirds of the total performance awards granted in 2014, our executive officers during fiscal 2017 earned 24.7% of their total target performance awards granted in fiscal 2014. This was lower than the 55.3% earned with respect to our 2013 performance-based awards for the three-year performance period reported in our 2016 proxy statement, reflecting the relative decrease in these Company results in the respective three-year performance periods.

The direct linkage between our financial results and compensation under our annual and long-term incentive compensation programs is fully illustrated in tables appearing later in this Compensation Disclosure and Analysis.

Portions of the foregoing financial presentation and portions appearing later in this Compensation Disclosure and Analysis include the use of non-GAAP financial measures. We use these financial measures to monitor and evaluate our on-going performance and allocate resources, and we believe that these non-GAAP measures are useful for financial analyses. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at Appendix B.

Relationship between Pay and Performance

Our executive compensation programs coordinate the elements of our executive compensation with the overall goal that total executive compensation not be tied to any one performance measure or component of compensation. We believe this approach rewards overall performance and mitigates the risk of over-emphasizing any one metric or component. We seek to balance the nature of the performance measures in our annual cash bonus plan with the performance measures utilized in our long-term equity-based incentive awards. We strive for consistency year to year, but we also evaluate annually whether a change in any metric is appropriate to support the Company’s near and long-term direction. For example, in 2017 we retained the long-term performance metrics of three-year average ROIC and three-year cumulative earnings per share (EPS) that we utilized with respect to our fiscal 2016 long-term performance awards, but we added stock options to the mix of long-term performance-based equity awards, with each type of award representing one-third of each executive officer’s total long-term performance-based award opportunity. We believe the addition of stock options help align our executive officers’ long-term interests with our shareholders, while maintaining the other performance metrics to continue to motivate management by providing measures which they can directly affect and which drive shareholder value. It is our philosophy that executives realize the potential value of their compensation only if value is also realized by our shareholders.

After the completion of each fiscal year, the Compensation Committee assesses our CEO’s compensation in light of the Company’s performance for the prior fiscal year. As described above and further below in this Compensation Disclosure and Analysis, Mr. Gingo recommended, and the Compensation Committee approved, that similar to the other executive officers he not receive a cash bonus for fiscal 2017.

During fiscal year 2017, the Compensation Committee analyzed the relationship between the realizable pay of our CEO and the Company’s TSR over the three-year period ended August 31, 2016 as compared to CEO realizable pay and TSR for our peer group. TSR includes the reinvestment of dividends and is calculated as a compounded annual growth rate (CAGR). Different from the results reported in the Summary Compensation Table, here realizable pay is calculated as the:

•

actual value of awards earned based on the Company’s financial and stock price performance i.e. base salary, actual bonus paid, actual value of performance-based shares earned, vesting date value of service-based awards, and

•	potential value of outstanding equity awards that could be earned based on the Company’s stock price as of August 31, 2016 and assuming target performance vs. goals through that date.

The Company, with assistance from the Committee’s independent compensation consultant, prepared the following chart which shows alignment between the total realizable pay of our CEO, and our TSR relative to our peer group over a three-year period 2014 to 2016 (2016 being the most recent year of then available data for peer comparisons). Our peer group companies are indicated by the diamonds in the chart and A. Schulman is identified separately. Companies that fall within the diagonal lines are viewed as having good alignment between TSR performance and CEO pay. This peer group is the group of companies used by the Compensation Committee to assist in making compensation decisions, while the group of companies used for measurement of our TSR performance for purposes of vesting of our performance-based equity awards are all companies in the S&P Specialty Chemicals Index. The Company’s annualized TSR over this three-year period was at the 25th percentile relative to our peer group, while our CEO’s realizable pay over this period, including any equity awards that vested upon Mr. Gingo’s initial retirement during fiscal year 2015 and upon Bernard Rzepka’s departure from the Company as CEO as reported for fiscal year 2016, was at the 3rd percentile. The Company’s low ranking on CEO realizable compensation is due, in part, to low annual bonus payouts and the CEO transition, which resulted in the forfeiture of certain equity awards.

Summary of Key Compensation Actions in Fiscal 2017

Each year, the Compensation Committee evaluates our executive compensation programs, policies and payouts. At our 2016 Annual Meeting of Stockholders, more than 89% of the shares of common stock represented at the meeting were voted to approve the compensation of our named executive officers on an advisory basis (the approval vote was over 96% excluding broker non-votes). We believe that this strong affirmative vote supports our general conclusion that our compensation structure and programs and our pay-for-performance philosophy fully support delivery of shareholder value (and do not provide targeted compensation if value is not delivered). Based on this voting, we have made no material changes in the structure of our compensation programs or pay-for-performance philosophy for fiscal 2017. We will, of course, consider the results from this year’s and future advisory votes when determining the compensation of our named executive officers.

The following is a summary of key compensation related actions taken in fiscal 2017:

•	Given the Company’s unsatisfactory performance in fiscal 2016, on August 18, 2016, our Board of Directors asked Mr. Gingo to return to the Company as our President and CEO. Mr. Gingo had continued to serve as Chairman of our Board of Directors after he retired after the end of 2014 and Bernard Rzepka succeeded him in those roles effective January 1, 2015. Mr. Gingo has a deep knowledge of the Company given his prior service as President and CEO from December 2007 through 2014. The Company and Mr. Gingo entered into an employment agreement on September 22, 2016 for a two-year term to guide the Company through this transitionary period, with a one-year extension exercisable at the option of the Company. In connection with his re-employment, Mr. Gingo was granted 25,000 unrestricted full-value shares of stock and 125,000 restricted stock units. The restricted stock units are subject to vesting (i) on a pro rata basis on each of the three anniversaries of the grant date of September 22, 2016, or (ii) upon retirement. Additional information about Mr. Gingo’s employment agreement is included under Employment and Other Employment Related Agreements later in this proxy statement.

•	Effective November 1, 2016, Mr. Richardson was appointed as Executive Vice President, Chief Financial Officer, pursuant to an employment agreement entered into effective October 1, 2016 for a two-year term through October 31, 2018 to guide the Company through this transitionary period, with a one-year extension exercisable at the option of Mr. Richardson. Mr. Richardson formerly served as Executive Vice President and Chief Financial Officer of Qwest Communications International from 2007 to 2008, and as Senior Vice President, Controller and Chief Accounting Officer for that company from 2003 to 2007. In 2002, Mr. Richardson retired from the Goodyear Tire & Rubber Company after 35 years of service, where he held a variety of positions including Vice President Corporate Finance and Chief Accounting Officer, and Chairman and General Manager of Goodyear’s British subsidiary. In connection with his employment, Mr. Richardson was granted 50,000 restricted stock units which are subject to vesting (i) on a pro rata basis on each of the three anniversaries of the grant date of October 1, 2016, or (ii) upon retirement. Additional information about Mr. Richardson’s employment agreement is included under Employment and Other Employment Related Agreements later in this proxy statement.

•	The Company partnered with Citigroup Global Markets, Inc. to provide a comprehensive review of the Company’s fiscal 2017 budget and five-year strategic business plan, as well as near- and longer-term global market trends. The goal of the review was to verify the Company’s market intelligence, refine its vision and improve its execution. The Company’s revised fiscal 2017 budget based on this comprehensive review was used by the Compensation Committee to establish target levels of financial performance for our 2017 annual bonus plan. However, threshold levels for financial metrics under the 2017 annual bonus plan were based on our actual fiscal 2016 financial results.

•	In our annual bonus plan for corporate level executive officers, we retained two income-based performance metrics of consolidated adjusted net income and consolidated adjusted operating income and a third metric based on consolidated days of working capital. In addition, our CEO is given discretionary authority under our annual bonus plan to adjust award payouts for all directly reporting executive officers (all executive officers other than himself) at the end of the fiscal year based on assessment of individual annual performance up to 200% of the target bonus amount or down to $0 if individual performance significantly falls below expectations (provided that the total of all bonus payments, including discretionary adjustments, cannot exceed the total amounts objectively determined under the annual bonus plan). Based upon the disappointing overall Company financial performance in fiscal 2017, Mr. Gingo exercised his discretion to reduce all corporate level reporting executive officer bonuses to zero. He also recommended the same reduction for himself, which the Compensation Committee approved.

•	In our long-term incentive plan, we maintained our strong emphasis on performance-based long-term compensation with 75% allocated to performance-based equity awards with three-year vesting, and 25% allocated to service-based equity awards with three-year cliff-vesting. One-third of our performance-based awards retained target objectives for three-year average ROIC, one-third retained target levels of three-year cumulative EPS, and one-third were comprised of stock options. The Compensation Committee determined to add stock options in fiscal 2017 to further align our executive officers’ long-term incentive compensation with shareholder interests.

Also in fiscal 2017, the Company’s management committed to reinvesting in the business and strengthening sales in order to aggressively reinvigorate the company’s growth path. In November, the Company announced significant restructuring actions which simplified its product families, further optimized its back-office, and support functions as well as consolidated its manufacturing footprint in order to better serve customers.

In addition to restructuring, the Company initiated capacity expansion efforts in various regions to support growth opportunities worldwide:

•	During the first fiscal quarter, the Company announced plans to expand its Engineered Composites operations in Europe. The Company is expanding its compounding capacity with the addition of a new sheet molding compound production line in Germany. The new line will be operational by the first half of fiscal 2018. The new production line will allow the Company to produce its entire range of glass and carbon fiber sheet molding compounds in Europe, including its Quantum ENGINEERED STRUCTURAL COMPOSITES® portfolio.

•	During the second fiscal quarter, the Company announced it would open a distribution center at its previously idled Stryker, Ohio plant to serve customers located in Indiana, Illinois, Michigan, Ohio and Wisconsin. This is an extension to the Company’s existing distribution services business in order to address the needs of the local market. The Stryker distribution center began operations in the second half of fiscal 2017.

•	During fiscal 2017, the Company continued the construction of its new manufacturing facility in Turkey. When fully operational in early fiscal 2018, this new facility will produce approximately 40 million pounds of the Company’s premium additive, white and breathable masterbatches for the food and industrial packaging customers in Turkey and other fast-growing counties in the Middle East and Africa.

Finally, in addition to the critical management changes described above, on December 14, 2016, the Company appointed Gary Phillips as the Company’s Chief Commercial Officer. In this capacity, Mr. Phillips’ newly created organization will work closely with all of the critical stakeholders in order to build a customer-centric, growth-oriented sales culture. Mr. Phillips’ ability to create impactful relationships with colleagues and customers alike will be critical to the Company’s success in reinvigorating its growth plan in fiscal 2017 and beyond. Prior to joining A. Schulman, Mr. Phillips served as the Vice President and General Manager of Comcast Cable in West Palm Beach, Florida from 2014 through 2016 and various roles of increasing responsibility with CenturyLink, and its predecessor company Qwest Communications, from 2001 through 2012, where he ultimately served as the Vice President of business markets/central region.

Compensation Philosophy and Objectives

In determining the amount and composition of our executive compensation, the primary goal of the Compensation Committee is to provide a pay for performance compensation program that will enable us to: (i) attract and retain talented executives; (ii) reward outstanding individual and corporate performance; and (iii) align the interests of our executive officers to the interests of our stockholders, with the ultimate goal of improving long-term value for our stakeholders. The Compensation Committee’s overall pay strategy focuses on generally providing a market compensation opportunity relatively near the median market levels (overall and by individual pay element) for our named executive officers at targeted performance levels, subject to appropriate internal and external evaluative factors. The Compensation Committee attempts to align executive compensation with interests of stockholders through the use of short and long-term performance-based, at-risk compensation components for a significant portion of the total compensation of each named executive officer. Additionally, the Compensation Committee seeks to achieve executive retention through a balance of pay mix and long-term equity vehicles. In order to emphasize pay that is dependent on performance and aligned with stockholder interests, we have adopted the following pay strategies:

•	Position base salaries at or near the 50th percentile of peer market levels;
•	Provide annual bonus target opportunities at or near the 50th percentile of peer market levels, with upside and downside leverage based on actual corporate performance; and
•	Position long-term incentive target opportunities at or near the 50th percentile of peer market levels, with 75% of all long-term incentive award opportunities tied to performance elements to enhance alignment with long-term stakeholder interests.

In determining actual compensation levels for our named executive officers, the Compensation Committee considers all elements of the compensation program in total and evaluates whether individual elements reflect current market practices and our stated compensation philosophy. The Compensation Committee believes that offering performance-based, market-comparable pay opportunities to our named executive officers, mindful of our industry, relative size and performance, allows us to maintain a stable, successful executive management team.

The Compensation Committee has full discretion to adjust our compensation program, or any element thereof, at any time. It has been the practice of the Compensation Committee to discuss compensation determinations with respect to our Chief Executive Officer with the full Board of Directors and to have the full Board (not including the CEO) approve such decisions. The Board of Directors has the discretion to consider adjustments to certain elements of our executive compensation program outside of the Compensation Committee’s recommendations, although it did not exercise such discretion during fiscal year 2017.

Compensation Committee Governance

The compensation program for our named executive officers is overseen by our Compensation Committee, the members of which are appointed by the Board of Directors and all of whom meet the independence and other governance requirements of NASDAQ and other applicable laws and regulations. As described on page 6 of this proxy statement and as prescribed by the Compensation Committee Charter, the duties of the Compensation Committee include, among other things: (i) determining base salary levels and bonuses for our named executive officers; (ii) approving the design and award of all other elements of our executive compensation program; (iii) evaluating the performance of our named executive officers; and (iv) addressing certain other aspects of executive compensation. The Compensation Committee meets as necessary and from time to time utilizes independent compensation consultants to assist in the fulfillment of its responsibilities. The Chair of the Compensation Committee is responsible for the leadership of the Committee, presiding over Committee meetings, making Committee assignments, reporting the Committee’s actions to our Board of Directors from time to time and, with the assistance of management, setting the agenda for Committee meetings. The members of the Compensation Committee and the Committee’s specific functions are described in further detail on page 6 of this proxy statement; the Compensation Committee Charter is posted at www.aschulman.com.

Role of Compensation Advisers

As permitted by the Compensation Committee Charter, the Compensation Committee retained the services of independent compensation advisers for fiscal 2017 to provide consulting services with respect to the Company’s compensation practices. The Compensation Committee engaged Pay Governance as its primary compensation adviser at the outset of fiscal 2017. In April 2017, following extensive review of proposals and interviews in connection with a request for proposals from compensation consulting firms, the Compensation Committee engaged Meridian as its primary compensation adviser for the remainder of fiscal 2017 and fiscal 2018. Pursuant to the terms of their respective engagements by the Compensation Committee, Pay Governance and Meridian generally reviewed, analyzed and provided advice regarding our executive compensation programs in relation to the objectives of those programs, including comparisons to designated peer group companies and comparisons to “best practices,” and provided information and advice on competitive compensation practices and trends, along with specific views on our executive compensation programs. In their role as the Committee’s primary independent compensation consultant, representatives of Pay Governance and Meridian engaged in discussions with the Compensation Committee and responded on a regular basis to questions from the Committee and the Committee’s other advisers, providing them with their opinions with respect to the design and implementation of current or proposed compensation programs. In addition, as part of its onboarding process, Meridian conducted extensive interviews with executive officers of the Company and all members of the Compensation Committee, and reported a summary of the results of such interviews to the Compensation Committee Neither Pay Governance nor Meridian provided the Company with any consulting services other than those required in the scope of its support of the Compensation Committee. During fiscal 2017, Pay Governance and Meridian reported directly to the Compensation Committee and the Committee retained the sole authority to retain or terminate their services.

The Compensation Committee also utilized Vorys to provide certain legal advisory services to the Compensation Committee from time to time during fiscal 2017. In that role, Vorys reported directly to the Compensation Committee and the Committee retained the sole authority to retain or terminate Vorys for such services. Vorys also provides certain other legal advisory services to the Company.

Compensation Adviser Independence

The Compensation Committee must consider certain independence factors before selecting compensation consultants and other compensation advisers. In connection with the foregoing, the Compensation Committee reviewed, considered and discussed the relevant factors established by NASDAQ to determine such independence, both through surveying Pay Governance, Meridian, and Vorys, and by soliciting input from the members of the Compensation Committee through our annual director and officer questionnaires. Based on this review, consideration and discussion, the Compensation Committee determined that the work performed and to be performed by Pay Governance and Meridian as the Committee’s primary independent compensation advisers for fiscal 2017, and the work performed and to be performed by Vorys on behalf of the Committee, has not raised and does not raise any conflict of interest. The Compensation Committee also determined that Pay Governance, Meridian, and Vorys qualified as independent for purposes of the Exchange Act and the NASDAQ Corporate Governance Requirements.

Compensation Committee Delegation

Pursuant to the Compensation Committee Charter, the Compensation Committee may delegate its authority to subcommittees or to the Chair of the Compensation Committee when it deems such delegation appropriate and in our best interests. During fiscal 2017, the Compensation Committee made no subcommittee delegations, but did delegate certain implementation matters to its Chair. Additionally, pursuant to its charter, the Compensation Committee may delegate to the Chief Executive Officer or other executive designee the authority to approve salary and other compensation for employees below the executive officer level in accordance with and subject to overall pools, policy guidelines and limits approved by the Committee. The Compensation Committee has delegated this authority to the Chief Executive Officer for employees below the executive officer level.

Setting Executive Compensation

At its last regularly scheduled meeting occurring in the fourth quarter of the prior fiscal year, and its first two regularly scheduled meetings occurring in the first quarter of each current fiscal year, the Compensation Committee customarily: (i) evaluates the performance of the Chief Executive Officer for the prior fiscal year; (ii) reviews the Chief Executive Officer’s evaluation of the performance of the other named executive officers for the prior fiscal year; (iii) determines whether our named executive officers will receive bonuses for the prior fiscal year based on the Company’s financial performance relative to the objective targets and their respective individual performance relative to individual goals; (iv) establishes the components and levels of named executive officer compensation for the upcoming fiscal year (including annual bonus plan metrics, objectives and allocations); and (v) reviews and approves the structure, performance criteria and percentage allocations for annual grants to named executive officers under our long-term equity incentive plan. In the course of its deliberations, the Compensation Committee from time to time solicits the recommendations of our Chief Executive Officer, our Executive Vice President of Global Human Resources, and other executive officers on matters relevant to these aspects of executive compensation. However, the Compensation Committee makes all final determinations regarding compensation programs for the named executive officers and, with respect to the Chief Executive Officer, seeks ratification of its decisions by the full Board of Directors.

Say-on-Pay Consideration

At the Company’s 2016 Annual Meeting of Shareholders, our shareholders approved the compensation of our named executive officers as disclosed in the proxy statement for that Annual Meeting, with over 89% of the shares of common stock represented by those shareholders present in person or represented by proxy at the 2015 Annual Meeting voting for approval (the vote for approval was over 96% excluding broker non-votes). The Compensation Committee believes the result of this advisory vote indicates strong shareholder support of its compensation philosophy, structure and results. During fiscal year 2017, the Compensation Committee considered this advisory vote, together with the other factors and data discussed in this Compensation Discussion and Analysis, in determining executive compensation policies, making executive compensation decisions, and continuing implementation of its compensation philosophy and objectives.

Peer Group Analysis

Fiscal 2017 Peer Group Comparisons

To assist the Compensation Committee in making compensation decisions during fiscal year 2017, Pay Governance provided the Compensation Committee with compensation surveys and with competitive market data comparing our executive compensation practices to those of a specific group of comparison companies. The peer group used for our compensation comparison purposes is comprised generally of specialty chemical companies, but it also includes similarly-sized companies with common industries and/or common primary end use markets, companies within our geographic footprint, and companies with a similar international presence. The Compensation Committee annually reviews the selection of the peer group companies used for compensation comparisons and undertakes a thorough re-evaluation of the peer group composition periodically to remain diligent in determining the composition of the peer group while promoting consistency in data used for comparative compensation analyses. The Compensation Committee last undertook an extensive analysis of its compensation peer group during fiscal 2015 in preparation for the 2016 fiscal year. This undertaking resulted in a modified peer group first utilized in fiscal 2016 for compensation related decisions. For purposes of this analysis, the Committee used multiple factors to evaluate then current peer companies and to identify and select potential new peer companies, including the following: (i) industry and business fit; (ii) size factors (e.g., revenues, assets, capital, employees and market capitalization); (iii) profitability factors (e.g., product margins and returns on assets, equity and capital); (iv) growth factors (e.g., revenue and operating profit); and (v) similarity of international presence. As a result of this analysis, the Compensation Committee reviewed and confirmed, prior to commencement of the 2017 fiscal year, that the following group of companies would be used a peer group pay benchmarking purposes (the “2017 Peer Group”)(1):

Albemarle Corporation	Hexcel Corporation	The Scott’s Miracle-Gro Company
Axalta Coating Systems Ltd.	Koppers Holdings Inc.	Sensient Technologies Corporation
Berry Plastics Group Inc.	Kraton Performance Polymers Inc.	Stepan Company
Cabot Corporation	Minerals Technologies Inc.	Trinseo S.A.
Chemtura Corp.	New Market Corporation	Tronox Limited
Ferro Corporation	PolyOne Company	The Valspar Corporation
H.B. Fuller Co.	RPM International Inc.	W.R. Grace and Company

(1)	The Axiall Corporation, formerly in our comparison group of peer companies, was acquired in August 2016 so was not used for peer comparison purposes thereafter. Cytec Industries, Inc., formerly in our comparison group of peer companies, was acquired in July 2015 so was not used for peer comparison purposes thereafter.

In addition to using peer group data, the Compensation Committee reviewed general compensation survey data to help ensure that our executive compensation programs, as a whole, are competitive. For fiscal 2017, the compensation survey data consisted of U.S.-based manufacturing companies of a comparable size to our business.

Components of Our Executive Compensation

The key components of our executive compensation program, each of which is addressed separately below, are:

•	Base Salaries,
•	Annual Bonuses,
•	Long-term Incentives, and
•	Retirement and other Benefits

In determining an executive officer’s total compensation package, the Compensation Committee considers each of these key components and seeks to achieve an appropriate balance between base and incentive compensation, cash and non-cash compensation, and short-term and long-term compensation. The Compensation Committee does not have a target mix of salaries, annual bonuses and long-term incentive compensation levels by specific percentages, but it does have a target to provide each executive officer with a competitive compensation opportunity in order to attract and retain top tier talent while properly focusing them on both our near-term and long-term success. In addition, the Compensation Committee annually reviews the upcoming total compensation opportunity for our executive officers as well as the compensation actually realized for the prior year, taking into account bonus payouts and vesting or forfeiture of long-term incentive awards. The Compensation Committee generally attempts to position each executive officer’s total compensation opportunity at or near our peer market median for such position in order to provide each executive with a competitive compensation opportunity and properly focus him or her on both our near-term and long-term success. As part of this process, the Compensation Committee maintains an updated tally sheet for each executive officer reflecting the sum of all elements of each officer’s compensation. Each year, the Compensation Committee also requests its compensation adviser to compare each executive officer’s compensation opportunity (i.e., base salary, annual cash bonus target, and the estimated value of annual long-term equity incentive grants), and the total of these components, to the compensation opportunities provided for similar positions in the marketplace, including our peer group, in order to help the Compensation Committee evaluate its compensation determinations for the upcoming fiscal year. It is the opinion of the Compensation Committee that evaluating our executive compensation program with our peers in this manner is important to assess potential modifications consistent with our compensation philosophy.

Base Salaries

Base salaries are intended to reward executive officers based upon their roles with us and for their performance in those roles. The Compensation Committee annually reviews and approves each named executive officer’s base salary. Base salaries for executive officers are determined initially by evaluating the officers’ respective levels of responsibility, prior experience and breadth of knowledge, and by considering internal equity issues and external pay practices. Determinations of base salary adjustments are driven primarily by competitive positioning and profitability, as well as time in the executive role and personal performance, with the stated goal of generally aligning executive officer salaries relatively near the 50th percentile of market levels. For fiscal 2017, the base salary for each of our named executive officers is provided in the Salary column of the Summary Compensation Table located on page 38 of this proxy statement.

In fiscal 2017, the Compensation Committee continued to implement our base salary compensation philosophy of generally attempting to position our executives’ base salaries relatively near (within 10% of) the 50th percentile of similarly situated positions in our 2017 Peer Group. This is also our target for all of our employees. Based on data presented to the Compensation Committee by Pay Governance, the Compensation Committee determined that collectively the base salaries of our named executive officers were within approximately 10% of peer market median levels for fiscal 2017, although the base salaries of several other recently promoted executive officers were determined to be below this target level. At the beginning of our 2017 fiscal year, we awarded moderate base salary increases to certain of our executive officers generally consistent with the same 3.0% merit increase pool approved for all U.S. employees, except where further adjustments were warranted based on (i) outstanding or poor personal performance evaluations, (ii) significant misalignment with peer market median, or (iii) local laws applicable to certain international executives. At the outset of fiscal 2017, Mr. Miller received a base salary increase of $25,000 to $375,000, or approximately 7.1%, in recognition of his promotion to Chief Operating Officer effective August 22, 2016 and to improve alignment toward 90% of the market median for a similarly-positioned chief operating officer in our 2017 Peer Group. In addition, effective August 1, 2017, Messrs. Miller and Lingnau-Schneider each received base salary increases of 15% ($56,250 for Mr. Miller and $57,756 for Mr. Lingnau-Schneider) to continue to improve alignment toward 90% of the market median for similarly-positioned officers in our 2017 Peer Group, for fiscal 2018. None of our other named executive officers received base salary increases for fiscal 2017 in excess of 3.0% of their base salary.

In generally targeting base salaries relatively near the 50th percentile of market levels, the Compensation Committee believes that we are able to properly motivate our executive officers and fulfill our goals of rewarding outstanding performance and achieving executive retention of top tier talent. It is the opinion of the Compensation Committee that by setting base salary levels at competitive rates, our executive officers are rewarded for undertaking positions of leadership with us and are provided with an incentive to continue working for us. However, as base salary compensation is not typically subject to reduction or forfeiture based on corporate performance, the Compensation Committee believes that it should comprise only one component of our overall pay philosophy and that a majority of overall executive compensation should be comprised of at-risk components.

Annual Cash Bonuses

Our annual incentive compensation plan, also referred to as our annual bonus program, promotes our pay-for-performance philosophy by providing our executive officers with direct financial incentives in the form of annual cash bonuses based on our current financial performance. Annual bonus opportunities allow us to communicate specific goals that are of primary importance during the coming fiscal year and to motivate our management team to achieve these goals. The annual bonus program is designed to reward our executive officers for achieving specified objective corporate performance targets that the Compensation Committee has determined to be strategically important for the upcoming year. The Compensation Committee generally seeks to provide each named executive officer with an annual bonus opportunity relatively near the market median for such position, and so that total cash compensation (i.e., base salary + annual cash bonus target) generally is also near the market median for such position.

2017 Bonus Targets

For fiscal 2017, the Compensation Committee established the target bonus levels (expressed as a percentage of base salary) for each of the named executive officers and established that each executive’s total bonus opportunity would be based upon the achievement of certain objective performance metrics. For fiscal 2017, the following target bonus opportunities were approved for each named executive officer:

Named Executive Officer	2017 Initial Target Bonus Opportunity (as a % of base salary)

Joseph M. Gingo	100%
John W. Richardson	70%
Joseph J. Levanduski	N/A(1)
Gary A. Miller	75%
Heinrich Lingnau-Schneider	65%
Gustavo Pérez	55%

(1)	Mr. Levanduski did not participate in our fiscal 2017 annual bonus plan due to his voluntary resignation effective October 31, 2016.

In conjunction with establishing the target bonus opportunity for each named executive officer, the Compensation Committee selected performance metrics for evaluating corporate performance, the respective weighting for each metric, and the threshold, target, and maximum performance goal levels. In selecting performance metrics for fiscal 2017, the Compensation Committee sought to use corporate performance metrics that focused the named executive officers on key drivers of stockholder value and emphasized both our short- and long-term financial and strategic goals. Under these objectives, the Compensation Committee established the following corporate performance metrics for fiscal 2017: (i) consolidated adjusted net income, (ii) consolidated adjusted operating income, and (iii) days of working capital (excluding in each case if it were to occur, certain unusual items as prescribed by the Compensation Committee). We also retained a working capital element at all of our operating segments to continue to sustain our improvements in working capital at those levels. Each named executive officer’s annual bonus opportunity was based solely on objective performance metrics. We retained our clawback policy with regard to payouts for named executive officers under the annual bonus plan, as described in “Clawback Policy” on page 30 of this proxy statement. We also imposed a “circuit breaker” in connection with our working capital metrics – if operating income of any business unit does not achieve the threshold objective level, any working capital payout is subject to a 50% reduction. For Messrs. Gingo, Richardson, and Miller, the Compensation Committee determined that each of their respective annual bonus opportunities would be measured by the Company’s consolidated adjusted operations. For Messrs. Lingnau-Schneider and Pérez, the Compensation Committee established that their annual bonus opportunities would include elements based on the Company’s consolidated adjusted operating income and the adjusted operating income performance and working capital within their respective operating segments. The Compensation Committee established the following weighting for the named executive officers at the outset of fiscal year 2017:

Named Executive Officer(1)		Consolidated Net Income	Consolidated Operating Income	Days of Working Capital

Joseph M. Gingo		50%	25%	25%
John W. Richardson		50%	25%	25%
Gary A. Miller		50%	25%	25%

	Consolidated Net Income	Consolidated Operating Income	Segment Operating Income	Segment Days of Working Capital

Heinrich Lingnau-Schneider	10%	25%	45%	20%
Gustavo Pérez	10%	25%	45%	20%

(1)	Mr. Levanduski did not participate in our fiscal 2017 annual bonus plan due to his voluntary resignation effective October 31, 2016.

As described further under 2017 Performance immediately below, the Company’s Chief Executive Officer has the discretionary authority to adjust award payouts for directly reporting executive officers (all executive officers other than himself) at the end of the fiscal year based on his assessment of individual performance, up to 200% of the target bonus amount for extraordinary individual contributions, or down to $0 if the performance falls significantly below expectations, provided that the total amount of all bonus payments, including such discretionary adjustments, cannot exceed the total amount otherwise objectively determined by financial results under the annual bonus plan. Based on the Company’s disappointing financial performance in fiscal 2017, Mr. Gingo exercised his discretionary authority to determine that no directly reporting executive officer would be paid a cash bonus for fiscal 2017 and recommended the same reduction for himself, which the Compensation Committee approved. The potential bonus awards for each named executive officer in fiscal year 2017, as measured by reference to threshold, target and maximum percentages of base salary, are disclosed in in the Grants of Plan-Based Awards table on page 40.

Our fiscal year 2017 bonus targets for our worldwide businesses were based on foreign exchange rates prevailing at the time the targets were set. All financial results for bonus purposes are calculated using these constant foreign exchange rates so that payouts are not influenced by fluctuation in exchange rates during the fiscal year. We believe such adjustments are consistent with the general practices of other global companies and are an appropriate way to measure and reward management for results they directly control and influence.

2017 Performance

The Compensation Committee primarily utilizes our budgeting model to set the performance levels for each of the annual bonus program performance metrics for the upcoming fiscal year. The Compensation Committee customarily believes that achieving budgeted levels of performance requires solid management performance and is deserving of a bonus at the targeted award level, so it has been past practice to base objective target levels on the fiscal year budget, and to base the threshold and maximum payouts on 90% and 110%, respectively, of target. However, for fiscal year 2017, the Compensation Committee based threshold income levels on actual results for fiscal year 2016 in an effort to encourage improvement in financial performance year over year. Achieving the threshold performance levels yields a payout of 50% of target. The target and maximum levels were then established so that maximum was 110% of target, and threshold was 90% of target. The performance targets for the respective business segments were established using a similar methodology for each of the business segments. The Compensation Committee believes that these objective levels were challenging but reasonably achievable with successful management performance. With respect to the actual results reported below for our executive officers, the exchange rates of all foreign currencies are fixed at the time the budget is adopted for each fiscal year and are held constant throughout the year, and bonus expense is normalized to the budget level in the calculation of the payout percentages. The following tables show fiscal 2017 objective targets, actual adjusted results, objective percentage payouts at the consolidated level and each business segment, reflecting, and, as described above and further below, the discretionary reduction to zero of all cash bonuses for our executive officers for fiscal 2017. The tables below also include consolidated adjusted operating results and payouts previously disclosed for fiscal 2016.

Fiscal 2017 Performance Goals — Consolidated (In Millions of U.S. Dollars)
Performance Target	Threshold (.5x)	Target (1x)	Maximum (2x)	2017 Actual	2017 Payout	2016 Actual	2016 Payout

Net Income	$ 61.2	$ 68.0	$ 74.8	$ 52.3	0%	$ 51.3	0%
Operating Income	$ 145.9	$ 162.2	$ 178.4	$ 119.1	0%	$ 133.1	0%
Days of Working Capital	54	51	47	48	0%(1)	N/A	N/A

Fiscal 2017 Performance Goals — EMEA Business Segment (In Millions of Euros)

Performance Target	Threshold	Target	Maximum	2017 Actual	Objective Payout		Actual Payout

Segment Operating Income	€ 68.4	€ 72.7	€ 80.0	€ 58.5	0%		0%
Segment Days of Working Capital	49	46	42	46	50%	(2)	0%(4)

Fiscal 2017 Performance Goals — USCAN Business Segment (In Millions of U.S. Dollars)(3)

Performance Target	Threshold	Target	Maximum	2017 Actual	Objective Payout		Actual Payout

Segment Operating Income	$ 49.5	$ 55.1	$ 60.6	$ 26.4	0%		0%
Segment Days of Working Capital	56	53	49	48	100%	(2)	0%(4)

Fiscal 2017 Performance Goals — LATAM Business Segment (In Millions of U.S. Dollars)

Performance Target	Threshold	Target	Maximum	2017 Actual	Objective Payout	Actual Payout

Segment Operating Income	$ 20.9	$ 22.2	$ 23.3	$ 23.2	143%	0%(4)
Segment Days of Working Capital	69	66	62	62	200%	0%(4)

Fiscal 2017 Performance Goals — APAC Business Segment (In Millions of U.S. Dollars)(3)

Performance Target	Threshold	Target	Maximum	2017 Actual	Objective Payout	Actual Payout

Segment Operating Income	$ 18.0	$ 20.0	$ 22.0	$ 20.5	127%	0%(4)
Segment Days of Working Capital	65	61	57	56	200%	0%(4)

Fiscal 2017 Performance Goals — EC Business Segment (In Millions of U.S. Dollars)(3)

Performance Target	Threshold	Target	Maximum	Actual	Objective Payout	Actual Payout

Segment Operating Income	$ 16.3	$18.1	$19.9	$19.8	198%	0%(4)
Segment Days of Working Capital	48	45	41	40	200%	0%(4)

(1)	Objectively determined potential payout of 176% was reduced by 50% to 88% as required by our annual bonus plan circuit breaker because corporate adjusted operating income failed to achieve the threshold goal. Actual payout was reduced to zero because Mr. Gingo exercised his discretionary authority to determine that executive officers directly reporting to Mr. Gingo (all executive officers other than himself) would not be paid a cash bonus for fiscal 2017. Mr. Gingo also recommended, and the Compensation Committee approved, that he not receive a cash bonus for fiscal 2017.

(2)	Objectively determined potential payout reduced by 50% as required by annual bonus plan circuit breaker because segment adjusted operating income failed to achieve threshold goal.

(3)	Information for the USCAN, APAC and EC segments is included to help illustrate our pay for performance structure for all executive officers, even though no named executive officer’s compensation reported in this proxy statement was based on financial performance in those business segments.

(4)	Actual payout reduced to zero because Mr. Gingo exercised his discretionary authority to determine that executive officers directly reporting to Mr. Gingo (all executive officers other than himself) would not be paid a cash bonus for fiscal 2017. Mr. Gingo also recommended, and the Compensation Committee approved, that he not receive a cash bonus for fiscal 2017.

The foregoing financial presentation includes the use of non-GAAP financial measures. We use these financial measures to monitor and evaluate our on-going performance and allocate resources, and we believe that these additional non-GAAP measures are useful for financial analysis. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at Appendix B.

Although overall financial results in fiscal 2017 were disappointing, the Company saw corporate level improvement in working capital, as indicated by achieving the maximum target of 47 days, and adjusted operating income and working capital improvements in certain of our business segments as indicated above. However, in addition to the above-described formulaic metrics, our Chief Executive Officer is granted discretion by the Compensation Committee to increase or decrease annual bonus awards for all directly reporting executive officers (all executive officers other than himself) based on individual performances during the prior fiscal year. Specifically, Mr. Gingo has the authority to adjust annual bonus payouts for each directly reporting executive officer down to $0 or up to 200% of their objectively-determined award, based on individual performance and desired behaviors and outcomes, provided that the total amount of all bonus payments to executive officers, including all discretionary adjustments, may not exceed the total amount determined by application of our objective performance metrics. It is the Compensation Committee’s opinion that this discretionary flexibility in administering the annual bonus plan is critical to help reward exceptional individual efforts that are not otherwise captured by formulaic application of the bonus plan, and thereby help retain the continued commitment of key performers, or to reduce payments to executive officers who individually (or whose area of responsibility) or collectively underperformed, regardless of the formulaic bonus plan projected payouts. In making any such recommendations, Mr. Gingo objectively and subjectively evaluates each executive officer based on a number of factors, including, but not limited to, individual performance in the executive’s specific areas of responsibility and strengths in management and leadership and contribution to overall Company success. For fiscal 2017, due to the overall disappointing consolidated financial results, Mr. Gingo exercised his discretionary authority to determine that no annual bonuses be paid to directly reporting executive officers, including our named executive officers, and further exercised his discretionary authority to reduce business segment payouts for non-executive officer participants by 50%. Mr. Gingo also recommended, and the Compensation Committee approved, that he not be paid a cash bonus for fiscal 2017. This determination by Mr. Gingo to exercise his discretion confirms our strong commitment to aligning our incentive compensation program and payments with actual financial performance. Likewise, the positive results in certain of our business segments supported annual bonuses to the management personnel responsible for those results. A comparison of the percentages of annual bonuses attained and approved to be paid to our named executive officers for fiscal year 2017 and fiscal year 2016 is presented immediately below.

The annual bonus payments made to our named executive officers for fiscal year 2017 are reflected in the Non-Equity Incentive Plan Compensation column (g) of the Summary Compensation Table located on page 38 of this proxy statement.

Named Executive Officer	2017 Bonus Payout %	2016 Bonus Payout %

Joseph M. Gingo	0%	0%
John W. Richardson	0%	0%
Joseph J. Levanduski(1)	0%	0%
Gary A. Miller	0%	0%
Heinrich Lingnau-Schneider	0%	23%
Gustavo Pérez	0%	100%

(1)	Mr. Levanduski did not participate in our fiscal 2017 annual bonus plan due to his voluntary resignation effective October 31, 2016.

Circuit Breaker

The Compensation Committee determined to continue to utilize a partial circuit breaker in the annual bonus program for fiscal 2017. The circuit breaker requires consolidated adjusted operating income to attain the threshold level before participants are eligible for full payments under any applicable working capital metric for a business segment. If consolidated adjusted operating income is less than the threshold level, participants are eligible to receive only 50% of payments which otherwise would be provided with respect to their working capital metric. The Compensation Committee believes that application of this circuit breaker reinforces the connection between financial performance and incentive compensation by requiring a minimum level of corporate level financial performance to be attained reached before rendering full bonus payouts, regardless of attainment of the objective annual bonus program targets.

Clawback Policy

Our Board of Directors, on the recommendation of the Compensation Committee, has adopted a clawback policy in regard to payouts under our annual bonus program. If the Company restates all or a significant portion of its financial statements, the Board may, in its discretion, cancel any unpaid portion or require reimbursement of any paid portion of compensation awarded to any participant if: (i) the amount of the bonus was calculated based on the achievement of financial results that were subsequently the subject of a material restatement of our financial statements, and (ii) the amount of the bonus that would have been awarded to the participant, had the financial results been properly reported, would have been lower than the amount actually awarded. Additionally, if any participant engages in misconduct related to the bonus program, the Board may take such actions as it deems appropriate to address the misconduct, including cancellation of any unpaid portion or requiring reimbursement of any paid portion of compensation awarded to that participant, as well as other disciplinary actions.

Long-Term Incentives

As part of our executive compensation program, the Compensation Committee has historically made annual grants of long-term stock-based incentive awards to our named executive officers (and other members of management), including grants of restricted stock, restricted stock units and performance shares. Long-term incentives are used by the Compensation Committee to: (i) balance the short-term focus of base salaries and the annual bonus program by tying equity-based rewards to performance achieved over multi-year periods; (ii) ensure that each named executive officer’s total compensation package includes a longer-term at-risk component of pay; (iii) align compensation incentives with long-term stockholder interests; and (iv) provide our named executive officers with long-term retention incentives. When making our annual equity-based awards to our named executive officers, the Compensation Committee considers, but does not exclusively rely on any one of, the following: (i) our financial performance in the prior fiscal year; (ii) historical award data; (iii) compensation practices at peer group companies; and (iv) each named executive officer’s respective individual performance, prior experience and levels of responsibility with, and contributions to, the Company.

In fiscal 2017, we continued to emphasize performance-based equity awards: 75% of all annual long-term incentive opportunity was granted in the form of performance-based awards. One-third of our performance-based awards (25% of all annual long-term incentive opportunity) were based on target levels of our three-year average ROIC, one-third were based on target levels of three-year cumulative EPS, and the remaining one-third were comprised of stock options subject to three-year vesting before exercisability. The remaining 25% of annual long-term incentive opportunity granted to executive officers in fiscal 2017 (other than Mr. Gingo) were service-based awards subject to three-year cliff vesting. Mr. Gingo was not eligible to receive an annual service-based award in fiscal 2017 in recognition of the onboarding awards to Mr. Gingo on September 22, 2016 of 25,000 unrestricted full-value shares, and 125,000 restricted stock units subject to pro rata vesting on each of the first three anniversaries of the grant date or retirement. Therefore, all of Mr. Gingo’s annual long-term incentive awards for fiscal 2017 were performance-based. The foregoing description of annual long-term incentive opportunity percentages also excludes the onboarding grant to Mr. Richardson on October 1, 2016 of 50,000 restricted stock units subject to pro rata vesting on each of the first three anniversaries of the grant date or retirement. Outstanding long-term incentive grants to our named executive officers are shown in the Outstanding Equity Awards at 2017 Fiscal Year-End table on page 43 of this proxy statement.

Our compensation philosophy seeks to provide target benefits of long-term incentive awards for each named executive officer at or near the 50th percentile of market, with the maximum vesting potential of performance-based grants at 200% of each grant, subject to vesting and/or forfeiture depending on attainment of the performance levels indicated in the tables below. The number of award shares or units granted to each named executive officer at their respective target value levels was determined using the average trading value of our common stock for the 30-day period preceding the grant date of January 11, 2017, which was $34.32, rounded to the nearest ten shares or units. For fiscal 2017, the Compensation Committee established long-term incentive compensation target levels (expressed as a percentage of base salary) for each of the named executive officers as follows:

Named Executive Officer	2017 Long-Term Incentive Target Total Opportunity (as a % of base salary)

Joseph M. Gingo	150%(1)
John W. Richardson	160%
Joseph J. Levanduski	N/A(2)
Heinrich Lingnau-Schneider	90%
Gary A. Miller	90%
Gustavo Pérez	80%

(1)	Under the terms of Mr. Gingo’s employment agreement dated September 22, 2016, and in recognition of the awards to Mr. Gingo on September 22, 2016 of 25,000 unrestricted full value shares and 125,000 restricted stock units subject to pro rata vesting on each of the first three anniversaries of the grant date, Mr. Gingo is not eligible to receive additional annual grants of time-based long-term incentive awards as part of our long-term incentive plan. All of Mr. Gingo’s long-term incentive awards granted on January 11, 2017 were performance-based awards.

(2)	Mr. Levanduski did not participate in our long-term incentive plan for fiscal 2017 due to his voluntary resignation effective October 31, 2016.

For historical perspective regarding the consistency of our annual long-term incentive compensation program, we have included the following table to indicate the percentage allocations and performance metrics generally utilized for fiscal years 2011 through 2017:

Nature of Grant				Percentage Allocation in Fiscal Year
	2011	2012	2013	2014	2015	2016	2017
Service-based	25%	25%	25%	25%	25%	25%	25%
Performance (TSR)	50%	37.5%	25%	25%	0%	0%	0%
Performance (ROIC)	25%	37.5%	50%	50%	50%	50%	25%
Performance (EPS)	0%	0%	0%	0%	25%	25%	25%
Stock Options	0%	0%	0%	0%	0%	0%	25%

Fiscal 2017 Unrestricted and Time-based Grants

On September 22, 2016, pursuant to the terms of Mr. Gingo’s employment agreement and Mr. Gingo’s re-employment as President and Chief Executive Officer, Mr. Gingo received 25,000 unrestricted full-value shares under our 2014 Equity Incentive Plan, and 125,000 restricted stock units under our 2006 Incentive Plan. The restricted stock units are subject to vesting (i) on a pro rata basis on each of the three anniversaries of the grant date, or (ii) upon retirement. Additional information about Mr. Gingo’s employment agreement is included under Employment and Other Employment Related Agreements later in this proxy statement.

On October 1, 2016, pursuant to the terms of Mr. Richardson’s employment agreement, Mr. Richardson received 50,000 restricted stock units under our 2006 Incentive Plan. These restricted stock units are subject to vesting (i) on a pro rata basis on each of the three anniversaries of the grant date, or (ii) upon retirement. Additional information about Mr. Richardson’s employment agreement is included under Employment and Other Employment Related Agreements later in this proxy statement.

On January 11, 2017, the Compensation Committee awarded the following number of service-based restricted stock units under the 2010 Value Creation Rewards Plan to our named executive officers (which represented 25% of total targeted value of annual long-term incentive awards granted in fiscal 2017 for all named executive officers other than Mr. Gingo and excluding the onboarding grants to Messrs. Gingo and Richardson):

Named Executive Officer	Number of Units	Target Value at Grant

Joseph M. Gingo(1) 5,934 units	0	$ 0
John W. Richardson	5,830	$ 200,000
Joseph J. Levanduski(2)	0	$ 0
Heinrich Lingnau-Schneider	2,910	$ 100,000
Gary A. Miller	2,460	$ 84,375
Gustavo Pérez	2,150	$ 73,750

(1)	Pursuant to Mr. Gingo’s employment agreement dated September 22, 2016 and in recognition of the awards to Mr. Gingo on September 22, 2016 of 25,000 unrestricted full-value shares and 125,000 restricted stock units subject to pro rata vesting on each of the first three anniversaries of the grant date, Mr. Gingo is not eligible to receive additional annual grants of time-based long-term incentive awards as part of our long-term incentive plan.

(2)	Mr. Levanduski did not participate in our fiscal 2017 long-term incentive plan due to his voluntary resignation effective October 31, 2016.

For fiscal 2017, the Compensation Committee awarded our executive officers awards of share-settled restricted stock units based upon certain tax treatment considerations. Upon vesting, all awards of restricted stock units will be settled in shares of our common stock on a 1-for-1 basis. All annual service-based long-term incentive awards granted in fiscal 2017 (are subject to cliff vesting upon continued employment through the third anniversary of the grant date of January 11, 2017. The onboarding grants of restricted stock units to Messrs. Gingo and Richardson are subject to vesting (i) on a pro rata basis on each of the three anniversaries of the grant date, or (ii) upon retirement. The Compensation Committee believes that this long-term, non-pro rata vesting of our annual service-based grants enhances the retention element of this portion of our long-term incentive awards and helps align our long-term equity program with industry standards. During the restriction period, executive officers receiving restricted stock units have no voting rights during. In addition, during the restriction period, such units provide for dividend equivalent rights entitling executive officers, upon the vesting of such units, to a payment equal to the amount of any cash dividends that are declared and paid during the restriction period at the target (50%) grant amount.

Fiscal 2017 Performance-based Grants

During fiscal 2017 the Compensation Committee awarded performance units under the 2014 Equity Incentive Plan to our named executive officers in the following amounts (granted at the maximum potential vesting of 200% of the target value of the grants, and representing, except for Mr. Gingo, and excluding the onboarding grants to Messrs. Gingo and Richardson, 50% of total target value of annual long-term incentive awards granted in fiscal 2017):

Named Executive Officer	Number of Performance Units	Number with Dividend Rights	Target Value at Grant Date

Joseph M. Gingo(1)	53,880	26,940	$920,000
John W. Richardson	23,320	11,660	$400,000
Joseph J. Levanduski(2)	0	0	$ 0
Heinrich Lingnau-Schneider	11,640	5,820	$200,000
Gary A. Miller	9,840	4,920	$168,750
Gustavo Pérez	8,600	4,300	$147,500

(1)	Because Mr. Gingo did not receive an annual grant of service-based restricted stock units in fiscal 2017, Mr. Gingo’s performance units represent two-thirds of the total target value of his annual long-term awards in fiscal 2017.

(2)	Mr. Levanduski did not participate in our fiscal 2017 long-term incentive plan due to his voluntary resignation effective October 31, 2016.

These performance units were awarded in amounts representing 200% of the target value of the grant, or the maximum potential settlement level, subject to the vesting on the third anniversary of the grant date at percentages based on achievement of internally-projected levels of average annual ROIC or cumulative EPS at the end of a three-year fiscal performance period (“Performance Period”). Performance units give the recipient the right to receive a specified number of shares of our common stock only if certain terms and conditions are met. Specifically, performance units awarded in fiscal 2017 are subject to settlement on January 11, 2020 based on the following performance criteria: (i) one-half of each executive’s performance units were based on achievement of certain levels of ROIC over the Performance Period; and (ii) one-half of each executive’s performance units, was based on achievement of certain levels of cumulative EPS levels over the Performance Period. The percentage of each of the ROIC- and EPS-based grants that may vest will correspond to the level of achievement of the Company’s average annual ROIC or cumulative EPS, as may be the case, at the end of the Performance Period, with 25% vesting at the “threshold” level, 50% at the “target” level, or 100% at the “maximum” level. If the Company’s performance with respect to either metric is between two percentages, the percentage of performance-based shares that vest will be mathematically interpolated by the Company. With respect to the performance-based stock-based awards, all units which vest at the end of the Performance Period will be settled in shares of our common stock. Any performance units that do not vest at the end of the Performance Period will be forfeited.

We do not disclose the specific forward-looking adjusted ROIC or EPS goals that we established for the performance awards granted in fiscal 2017 in this proxy statement because those goals relate to executive compensation to be earned in future years and we believe are unnecessary to provide a fair understanding of our named executive officers’ compensation in fiscal 2017, and we believe the disclosure of those long-term internal targets would cause us competitive harm. However, we disclose such goals in our proxy statements once the performance periods have been completed and the settlement of such awards is then determined.

With regard to dividend rights, performance shares and units are allocated 50% (the target grant level) of cash dividends that are declared and paid during the Performance Period with respect to such grants, although such dividends are held by the Company and vest and are settled in cash only if, when, and to the extent the related performance shares or units vest and are settled, in the same proportion as such vesting and settlement. In the event a performance share or unit is forfeited, the related dividends are also forfeited.

During fiscal 2017, the Compensation Committee decided to add stock options as an element of our performance-based equity grants. The Compensation Committee believes that stock options with appropriate long-term vesting limitations further aligns the long-term incentive compensation of our executive officers with long-term interests of our stockholders. Accordingly, for fiscal 2017, one-

third of Mr. Gingo’s, and 25% of our other executive officers’ annual long-term incentive compensation award opportunity, not including the onboarding grants to Messrs. Gingo and Richardson, was comprised of incentive stock options (or, to the extent the awards exceeded the maximum permissible for incentive stock options, non-qualified stock options). For purposes of description in this proxy statement all such grants are referred to collectively as stock options unless expressly stated otherwise. The stock options awarded in fiscal 2017 may not be exercised, in whole or in any part, until the third anniversary of the grant date of January 11, 2017, provided that the recipient remains an employee as of that date. The exercise price of all stock options granted to our executive officers in fiscal 2017 is $32.55, the fair market value of our common stock on the grant date.

The number and target value of the stock options awarded to our named executive officers during fiscal 2017 are shown below:

Named Executive Officer	Number of Stock Options	Exercise Price	Target Value at Grant Date
Joseph M. Gingo	43,750	$ 32.55	$ 455,400
John W. Richardson	19,210	$ 32.55	$ 200,000
Joseph J. Levanduski(1)	0	0	$ 0
Heinrich Lingnau-Schneider	9,610	$ 32.55	$ 100,000
Gary A. Miller	8,110	$ 32.55	$ 84,375
Gustavo Pérez	7,080	$ 32.55	$ 73,750

(1)	Mr. Levanduski did not participate in our fiscal 2017 long-term incentive plan due to his voluntary resignation effective October 31, 2016.

Fiscal 2017 Vesting of Performance-based Awards

During fiscal 2017, the performance-based long-term incentive awards granted in fiscal year 2014 were settled at the levels summarized below based on the two performance metrics for such performance-based awards – our TSR relative to peers and our actual consolidated average ROIC results over three-year performance periods. The Compensation Committee believes that the non-vesting of our TSR grants and the below target vesting of our ROIC grants continue to show good alignment of our long-term incentive program with actual financial performance, both externally and internally.

Fiscal 2014-2017 Long-Term Performance Awards Vesting Summary

Performance Metrics(1)	Threshold	Target	Maximum	Actual	% Vested of Maximum
Total Shareholder Return Percentile(2)	25th Percentile	50th Percentile	100th Percentile	16th Percentile	0%
Consolidated Average ROIC(3)	11.7%	12.7%	14.7%	12.5%	37%

(1)	One third of the performance-based awards granted in fiscal 2014 (25% of total long-term incentive awards) were based on Total Shareholder Return and two-thirds of the performance-based awards granted in fiscal 2014 (50% of total long-term incentive awards) were based on Consolidated Average ROIC, each measured over a three-year performance period.
(2)	TSR as compared to our 2014 peer group. Our TSR for the period from grant date of January 13, 2014 through the third anniversary of the grant date, January 13, 2017, was 6.6% and placed us at the 16th percentile of this group.
(3)	Internally targeted levels of average annual ROIC, determined on a non-GAAP basis for our fiscal 2014 grants.

The foregoing financial presentation includes the use of non-GAAP financial measures. We use these financial measures to monitor and evaluate our on-going performance and allocate resources, and we believe that these additional non-GAAP measures are useful for financial analysis. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at Appendix B.

Circuit Breaker for Certain Previously Issued Awards of Performance Shares and Performance Units

We used a secondary circuit breaker for our outstanding TSR-based performance awards issued in fiscal year 2014, based on achieving positive TSR for the Performance Period. If our TSR were negative during the Performance Period, our TSR-based performance shares and units would vest only if our TSR for that period exceeds the 50th percentile of our peer group (instead of the 25th percentile threshold vesting level for positive TSR), and the vesting rates over the 50th percentile would be reduced by 50% from what would otherwise have applied for positive TSR. Our TSR was positive for the Performance Period so this circuit breaker did not apply. However, because our TSR did not attain the threshold level, none of our 2014 TSR-based performance awards vested in fiscal 2017.

Timing of Grants

The Compensation Committee generally determines equity grants at a meeting during the second quarter of each fiscal year that precedes our release of first quarter earnings results. The Compensation Committee has set the grant date as of the second business day after the release of the first quarter earnings information. While this introduces some level of variability in our cost incurred in making awards and the value of the actual awards to our named executive officers relative to the targeted value, the Compensation Committee has also adopted a policy to calculate the number of shares or units of equity based grants actually awarded by using the average closing price of our stock during the 30 calendar days preceding the grant date.

Prohibition on Hedging or Pledging

Our insider trading policy and procedures strictly prohibit executive officers and directors from pledging our stock, purchasing our stock on margin, engaging in short sales, or engaging in any hedging transactions whatsoever.

Retirement and Other Benefits

The retirement and benefits program components of our executive compensation program includes: (i) payment of limited perquisites and other personal benefits; (ii) participation in a 401(k) plan in the same manner as other employees; and (iii) participation in a non-qualified retirement plan. We also maintain other post-retirement benefit plans, such as health care plans and life insurance benefits, for certain of our U.S. employees, including certain of our named executive officers, on a non-discriminatory basis. The objectives of our retirement and benefits programs are to: (1) provide the named executive officers with reasonable and competitive levels of protection against contingencies, including retirement, death and disability, which could interrupt their employment and income received from us; and (2) reward the named executive officers for continued service with us.

Periodically, the Compensation Committee reviews how each element of our retirement and benefits program functions to achieve the Compensation Committee’s goals. At the discretion of the Compensation Committee, these programs may be modified, supplemented or removed. In general, the Compensation Committee considers competitive market practices and the costs of each of these programs and weighs those costs against the stated objectives for maintaining retirement and other benefits. The components of the fiscal year 2017 retirement and benefits program for the named executive officers are discussed individually below.

Perquisites and Personal Benefits

We provide very limited personal benefits to our named executive officers. To promote the long-term health and service of our executive team, we require that each executive officer undergo a complete physical examination at least once every other year for which we reimburse the associated costs. During fiscal 2017, we reimbursed Messrs. Richardson and Levanduski for the costs of such a physical examination in the amounts of $3,764 and $1,954, respectively. We also provided Messrs. Lingnau-Schneider and Pérez with certain automobile, fuel and insurance costs in the amounts of $16,706 and $8,698, respectively, under vehicle allowance programs similarly available to all management personnel in those foreign countries.

401(k) Plan

During fiscal 2017, we provided a matching contribution of up to 5% of each 401(k) plan account participant’s base salary for contributions made to their 401(k) account. Matching contributions made to the 401(k) plan accounts for our U.S. named executive officers during fiscal year 2017 are reported in the Summary Compensation Table located on page 38 of this proxy statement.

Non-Qualified Retirement Plan

We also maintain a non-qualified retirement plan for certain of our North American executives (the “Non-Qualified Plan”) pursuant to which the Compensation Committee may accrue certain amounts for the benefit of 401(k) plan participants in order to provide such participants with benefits not otherwise available to them due to certain tax-law driven compensation limitations. The Non-Qualified Plan is the same as the Retirement Plan except that it is intended to address issues associated with qualified plan contribution limits for highly-compensated individuals. Benefits under the Non-Qualified Plan vest and become non-forfeitable in accordance with a specified formula that provides for partial vesting starting after two years of employment with us and full vesting after seven years of employment with us. In addition, upon a Change-in-Control (as defined in the Non-Qualified Plan), participants’ benefits under the Non-Qualified Plan become fully vested and non-forfeitable. Moreover, if a participant’s employment is terminated for any reason within two years of the occurrence of a Change-in-Control, payment of such participant’s vested account balance shall be made in a lump sum payment within five days of such termination. Amounts accrued by us under the Non-Qualified Plan for the benefit of each participant reflect the investment performance that would have been realized had a corresponding amount been invested for the benefit of such participant during such year in the S&P 500. The amounts accrued (excluding the assumed investment based performance earnings thereon) by us pursuant to the Non-Qualified Plan for the benefit of our North American named executive officers for fiscal year 2017 are disclosed in the Summary Compensation Table located on page 38 of this proxy statement. The Compensation Committee believes that maintaining this plan helps to maintain the competitiveness of our retirement package.

International Retirement Plans

We maintain defined benefit plans for certain of our foreign employees. During fiscal 2017, Messrs. Lingnau-Schneider and Pérez each participated in such plans on the same non-discriminatory basis as other international employees who are participants. Additional information for these plans can be found in the Pension Benefits Table located on page 45 of this proxy statement and the accompanying description.

Other Elements of Our Compensation Programs

Employment Agreements, Separation Agreements, and Change-In-Control Arrangements

The Compensation Committee carefully considers the use and conditions of any employment agreements. The Compensation Committee recognizes that employment agreements containing severance and change-in-control arrangements are often appropriate to attract prospective executives who forego significant compensation and opportunities at the companies they are leaving, or who face relocation expenses in order to accept employment with us. Generally, executives are not willing to accept such risks and costs without protection in the event that their employment with us is terminated due to unanticipated changes, including a change-in-control.

The Company has an employment agreement dated September 22, 2016 with Mr. Gingo, who was re-appointed as President and Chief Executive Officer on August 18, 2016. The Company also has an employment agreement effective October 1, 2016 with John W. Richardson, under which Mr. Richardson became our Chief Financial Officer on November 1, 2016 following a transition period working with Mr. Levanduski, our prior Chief Financial Officer. The Company also entered into a separation agreement with Mr. Levanduski dated October 7, 2016 in connection with his voluntary resignation effective October 31, 2016. The material provisions of the employment agreements with Messrs. Gingo and Richardson and the former employment agreement and separation agreement with Mr. Levanduski are discussed further under Employment and Other Employment Related Agreements beginning on page 46 of this proxy statement.

The Compensation Committee believes that these few employment agreements help protect our stockholders’ interests by assuring that we will have the continued dedication, undivided loyalty and objective advice from our Chief Executive Officer and Chief Financial Officer even in the event of a proposed transaction, or the threat of a transaction, which could result in a change-in-control. Our employment agreements provide certain protections in the event of a change-in-control event, but provide payments to an executive only if their employment is terminated as a result of, or within a specified period after, a change-in-control (i.e., a double trigger). The Compensation Committee believes that these employment agreements provide adequate protection to our key executive officers to help ensure that change-in-control offers will be evaluated in the best interests of stockholders without fear of job elimination without compensation in connection with a transaction.

In addition to the use of these employment agreements, the Compensation Committee has authorized the use of separate change-in-control agreements with a limited number of other key officers and associates. While the Compensation Committee believes that it is in the Company’s best interests to retain most of our employees on an “at will” basis, the Committee also recognizes that we will not be able to retain key executive personnel without providing certain protections in the event of a change-in-control. Like the change-in-control provisions utilized in our employment agreements, all of our change-in-control agreements provide payments to covered employees only if employment is terminated as a result of, or within a specified period after, a change-in-control. The Compensation Committee believes that such agreements help to mitigate the fear of job loss associated with potential change-in-control transactions and allow our key executive team to perform during such offers in an appropriate fashion. We have entered into such change-in-control agreements with Messrs. Lingnau-Schneider, Miller, and Pérez. The material provisions of these change-in-control agreements are discussed under Change-in-Control Agreements beginning on page 49 of this proxy statement.

Equity Plans

Under the terms of our 2006 Incentive Plan, 2010 Rewards Plan, and 2014 Equity Incentive Plan, unless specified otherwise in the associated award agreement or in a separate employment or change-in-control agreement: (i) all of a participant’s awards will be fully vested and exercisable upon a Business Combination or Change-in-Control (as such terms are defined in the respective plans); and (ii) all performance objectives will be deemed to have been met as of the date of the Business Combination or Change-in-Control. If we conclude that any payment or benefit due to a named executive officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), we will consider the feasibility of offering substitute awards that would not constitute “parachute payments” under Section 280G of the Code and that would not generate penalties under Section 409A of the Code, and to the extent that such a substitution is not feasible, or the payments and benefits due to the participant still would be subject to the excise tax imposed by Section 4999 of the Code, we will reduce the payments and benefits due to a participant to the greatest amount that would not generate an excise tax under Section 409A of the Code.

Tax and Accounting Considerations

As a general matter, the Compensation Committee considers the various tax and accounting implications of our various compensation components and seeks to structure our executive compensation programs in a tax efficient manner, but in a manner consistent with its stated compensation philosophy.

Deductibility of Executive Compensation

Section 162(m) of the Code prohibits the Company from taking a federal income tax deduction for compensation paid in excess of $1.0 million in any taxable year to our Chief Executive Officer and three other most highly compensated executive officers (other than our Chief Financial Officer), unless certain conditions are met. Exceptions are permitted for qualified performance-based compensation, among other things. As part of its role, the Compensation Committee annually considers the deductibility of executive compensation under Section 162(m) in structuring our executive compensation program. The Compensation Committee believes, however, that compensation and benefit decisions should be driven primarily by the needs of our business, rather than by tax considerations. Accordingly, the Compensation Committee may choose to award compensation that does not meet the requirements of Section 162(m) where, in its judgment, such payments are appropriate to achieve its compensation philosophy and objectives. Also, even if compensation is awarded that is intended to meet the requirements of Section 162(m), we cannot guarantee that such compensation will so qualify to be deductible.

Nonqualified Deferred Compensation

Section 409A of the Code and the final regulations adopted thereunder impose certain restrictions on amounts deferred under nonqualified deferred compensation plans and a 20% excise tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of nonqualified deferred compensation plans, which may extend to various plans and arrangements that we maintain.

Accounting Standards Codification No. 718

When determining amounts of long-term incentive grants to the named executive officers and other employees, the Compensation Committee examines the accounting cost associated with the grants. Under Accounting Standards Codification No. 718, Share-Based Payment, grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge.

Stock Ownership Guidelines, Holding Requirements and Other Stock Ownership Policies

The Compensation Committee has adopted stock ownership guidelines for our executive officers and directors since 2006. These guidelines require that, within a five-year period from the date a person is appointed to their current executive office, the Chief Executive Officer will maintain stock ownership in value equal to approximately five times his base salary and the other executive officers will maintain stock ownership in value equal to approximately three times their respective base salaries. Directors are required to attain and hold stock ownership in value equal to approximately five times the cash portion of their annual retainer within a five-year period from the date of their first election or appointment to the Board of Directors. In determining compliance with these guidelines, the Compensation Committee considers the beneficial ownership of our executive officers and directors as required to be reported in a proxy statement.

The Compensation Committee has included two additional components to help further the effectiveness of our stock ownership guidelines in aligning the interests of our executive officers and directors with the long-term interests of our stockholders. First, the Compensation Committee has incorporated a mandatory holding component which requires that all common stock received from equity awards (net of taxes) be held until guideline ownership levels are met and maintained. Second, the Compensation Committee has adopted a stock purchase component which requires that any executive officer or director who does not satisfy, or who is not demonstrating sustained progress toward satisfying, their share ownership guidelines to use at least 50% of all annual incentive compensation or director fees they receive, net of personal income taxes, to purchase our common stock until that person attains compliance with the guidelines. To help facilitate this requirement, during fiscal year 2012 we adopted an Executives and Directors Stock Ownership Guidelines Compliance Program (“EDSOP”) which provides executive officers and directors with a convenient method to directly purchase our common stock at its fair market value with their annual incentive compensation payments or director retainer fees.

In addition to these requirements, our executives and directors are prohibited under our insider trading policy and procedures from pledging our stock, purchasing our stock on margin, engaging in short sales, or engaging in any hedging transactions.

As of October 13, 2017, all directors and our named executive officers were in, or on track to attain, compliance with our stock ownership guidelines.

Compensation of Directors

The Compensation Committee is also responsible for determining compensation for our non-employee directors. Generally, the Compensation Committee structures director compensation in a fashion to attract and retain high quality individuals to serve on the Board of Directors, to compensate such individuals for the time and energy expended in providing us their expertise and, in part, to provide directors with compensation that is tied to the performance of our common stock. On an annual basis, the Compensation Committee requests that its compensation consultant evaluate our current director compensation levels relative to our peers. Generally, it is the goal of the Compensation Committee to position overall director compensation at a median market level, similar to the philosophy for employee compensation.

During fiscal 2017, upon consultation and review with Pay Governance, the Compensation Committee assessed our current director compensation program to analyze whether the general compensation levels continued to be appropriate in 2017 to maintain the intended goal of positioning total director compensation at the median market level of our peer group. Although this evaluation indicated that director compensation was not attaining the median market level of our peer group, it was determined to maintain the same level of compensation for non-employee directors in light of recent Company financial performance. Accordingly, each non-employee director continued to receive for the 2017 calendar year an annual director cash retainer of $80,000 and an annual grant of fully vested and unrestricted shares of common stock with an approximate grant date fair value of $80,000 (determined by using the average trading price of our common stock for the 30-day period preceding the grant date), for total targeted base annual director compensation of $160,000. We provide non-employee director compensation on a calendar year basis to coincide with their election at our annual meeting of shareholders held each December. We do not provide additional fees per meeting unless directors attend more than 24 meetings annually, in which case directors will receive $1,500 for each additional Board or Committee meeting attended. Additionally, the Compensation Committee reviews with its independent compensation advisor comparative information regarding the appropriate level of additional compensation for directors fulfilling additional duties including lead independent director or chairs of committees. Based on these evaluations, the Compensation Committee approved the payment of the following cash retainers to directors with additional duties for calendar year 2017: (i) $20,000 for the lead independent director; (ii) $17,500 for the chairs of the Audit and Compensation Committee; and (iii) $10,000 for chairs of all other committees. Mr. Gingo, who is currently the only employee director, did not receive additional compensation for service on our Board of Directors during fiscal year 2017. Director compensation paid with respect to fiscal 2017 is more fully reflected in the Director Compensation table located on page 53 of this proxy statement.

Compensation Risk Assessment

As part of its oversight of our executive compensation program, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, as part of our ERM process, management and the Compensation Committee review all of our employee compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us. The Compensation Committee believes that our governance and organizational structures, in conjunction with risk-mitigation elements contained within our compensation program, allows us to continue to objectively assess risk as it relates to all employee compensation programs and plans. Such risk-mitigation elements include but are not limited to the following: circuit breakers in our annual and long-term incentive plans; consistent benchmarking in establishing our overall compensation structure and elements; share ownership guidelines and holding period requirements; clawback policy for bonus payments; the total mix of our compensation programs, including significant at-risk vesting portions of our long-term incentives; consistent timing of our equity grants; use of performance metrics consistent with short-term and long-term strategic focuses; use of multiple performance metrics differentiated between our annual bonus and long-term incentive plans; consistent application of certain of our annual and long-term performance metrics across business segments and geographic regions; and availability of discretion to adjust executives’ bonus compensation downward to reflect personal performance issues. Based upon the results of our ERM assessment during fiscal 2017, the Compensation Committee determined that the risks arising from our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company. For more information regarding our ERM process, see the discussion provided under Board’s Role in Risk Oversight beginning on page 11 of this proxy statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included as part of this proxy statement.

Compensation Committee:

Gregory T. Barmore (Chair)
David G. Birney
Carol S. Eicher
Lee D. Meyer
James A. Mitarotonda
Kathleen M. Oswald

COMPENSATION TABLES

Summary Compensation Table

The table below discloses information regarding the compensation of individuals serving as our principal executive officer and principal financial officer during fiscal 2017 and our three other most highly compensated executive officers serving on August 31, 2017.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Fiscal Year	Salary($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)

Joseph M. Gingo	2017	$909,835	—	$5,205,896	$455,438	—	—	$33,562	(5)	$6,604,281
President and Chief	2016	$24,769	—	—	—	—	—	$501,805		$526,574
Executive Officer, Chairman	2015	$318,462	—	—	—	$228,327	—	$8,313,147		$8,859,935

John W. Richardson(6)	2017	$432,692	—	$2,025,300	$199,976	—	—	$36,418	(7)	$2,694,386
Executive Vice President, Chief Financial Officer

Joseph J. Levanduski(6)	2017	$99,034	—	—	—	—	—	$751,994	(8)	$851,028
Former Executive Vice	2016	$460,000	—	$575,499	—	—	—	$53,488		$1,088,987
President, Chief Financial Officer	2015	$456,881	—	$643,685	—	$265,980	—	$52,408		$1,418,953

Heinrich Lingnau-Schneider(9)	2017	$387,342	—	$284,162	$100,040	—	$439,599	$24,403	(10)	$1,235,546
Senior Vice President,	2016	$357,927	—	$234,598	—	$65,257	$417,612	$23,268		$1,098,663
General Manager — EMEA	2015	$354,418	—	$218,953	—	$210,627	$173,169	$27,383		$984,549

Gary A. Miller(11)	2017	$372,639	—	$240,219	$84,425	—	—	$27,999	(12)	$725,283
Executive Vice President, Chief Operating Officer

Gustavo Pérez(9)	2017	$398,942	—	$209,948	$73,703	—	$74,632	$17,778	(13)	$775,003
Senior Vice President,	2016	$335,506	—	$230,933	—	$192,500	$8,732	$144,679		$912,350
General Manager — LATAM	2015	$347,882	—	$258,339	—	$176,379	$66,213	$16,156		$864,969

(1)	Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock-based awards granted during such fiscal year. As further shown in the Grants of Plan-Based Awards table located on page 40 (i) amount reported for Mr. Gingo includes (a) an award of 25,000 shares of common stock received by Mr. Gingo in connection with his employment agreement dated September 22, 2016, the value of which was determined using the closing price of a share of our common stock on the date of grant of $28.86 and (b) an award of 125,000 restricted stock units received by Mr. Gingo in connection with his employment agreement dated September 22, 2016, the value of which was determined using the closing price of a share of our common stock on the date of grant of $28.86; (ii) amount reported for Mr. Richardson includes an award of 50,000 restricted stock units received by Mr. Richardson in connection with his employment agreement dated October 1, 2016, the value of which was determined using the closing price of a share of our common stock on the date of grant of $29.12; (iii) amounts reported for other time-based vesting awards granted during fiscal 2017, the value of which were determined using the closing price of a share of our common stock on the date of grant of $32.55, and (iv) amounts reported for performance-based vesting awards granted during fiscal 2017 which were determined using the target level award for all ROIC-based and cumulative EPS-based incentive performance awards and the closing price of a share of our common stock on the date of grant of $32.55. Assumptions used in the calculation of these amounts are also included in Note 11 “Share-Based Incentive Compensation Plans” to the Consolidated Financial Statements included in A. Schulman’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017. All ROIC-based and cumulative EPS-based long-term incentive awards are subject to performance-based vesting as described under Long-Term Incentives – Fiscal 2017 Performance-based Grants beginning on page 32. The maximum value of the stock awards granted to each named executive officer in fiscal year 2017, assuming that the highest level of performance conditions will be achieved for the performance-based awards and using the closing price of a share of our common stock on the date of grant of $32.55, is as follows: Mr. Gingo, $1,753,794; Mr. Richardson, $759,066; Mr. Lingnau-Schneider, $378,882; Mr. Miller, $320,292; and Mr. Pérez, $279,930.

(2)	Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock option awards granted during fiscal year 2017, as further shown in the Grants of Plan-Based Awards table located on page 40: Mr. Gingo, 43,750; Mr. Richardson, 19,210; Mr. Lingnau-Schneider, 9,610; Mr. Miller, 8,110; and Mr. Pérez, 7,080.

(3)	Amounts represent compensation awarded under our annual bonus plan during each fiscal year.

(4)	Amounts reflect change in pension values for each reporting year for Messrs. Lingnau-Schneider and Pérez for 2017, 2016 and 2015. Amounts for 2017 were translated to U.S. dollars from the Euro for Mr. Lingnau-Schneider and the Mexican Peso for Mr. Pérez, using the following fiscal year end rates: (i) 1.1825 Euro:USD, and (ii) 0.05754 MXCP:USD. As described further in the Pension Benefits table on page 45 and under International Retirement Plans on page 45, Mr. Lingnau-Schneider participates in a pension plan that is generally available to certain of our employees in Europe, and Mr. Pérez participates in a pension plan that is generally available to certain of our employees in Mexico.

(5)	For Mr. Gingo, amount includes : (i) $1,062 in matching contributions by the Company into Mr. Gingo’s 401(k) plan account; and (ii) $32,500 in Company contributions to the Non-Qualified Plan.

(6)	Mr. Richardson succeeded Mr. Levanduski as Executive Vice President, Chief Financial Officer on November 1, 2016, and was first employed as Executive Vice President, Finance on October 1, 2017. Because Mr. Richardson was not previously an executive officer of the Company, compensation information is provided only for the portion of fiscal year 2017 during which he served as an executive officer.

(7)	For Mr. Richardson, amount includes: (i) $21,154 in matching contributions by the Company into Mr. Richardson’s 401(k) plan account; (ii) $11,500 in Company contributions to the Non-Qualified Plan; and (iii) $3,764 in reimbursed expenses incurred for a mandatory bi-annual physical examination.

(8)	For Mr. Levanduski, amount includes: (i) $702,850 in cash separation payments, (ii) a lump sum payment of $8,843 for unused vacation, (iii) a lump sum payment of $33,890 to assist with the continuation of coverage of Mr. Levanduski’s medical benefits pursuant to COBRA, (iv) $1,954 in reimbursed expenses related to an executive physical examination (all in connection with Mr. Levanduski’s Separation Agreement entered into on October 7, 2017 as more fully described in under Employment and Other Employment Related Agreements beginning on page 46 of this proxy statement), and (v) $4,457 in matching contributions by the Company into Mr. Levanduski’s 401(k) plan account.

(9)	The amounts for Messrs. Lingnau-Schneider and Pérez for fiscal year 2017, other than Stock Awards and Non-Equity Incentive Plan Compensation, were translated to U.S. dollars from either the Euro for Mr. Lingnau-Schneider or the Mexican Peso for Mr. Pérez, using the following fiscal year end rates: (i) 1.1825 Euro:USD, and (ii) 0.05754 MXCP:USD.

(10)	For Mr. Lingnau-Schneider, amount includes: (i) $7,697 in dividend equivalents paid on restricted stock units for which the restrictions lapsed in fiscal 2017; and (ii) $16,706 in reimbursement of certain vehicle-related expenses under a vehicle allowance program similarly available to all management personnel in Germany.

(11)	Mr. Miller was appointed as Executive Vice President, Chief Operating Officer on August 22, 2016; Mr. Miller formerly served as Executive Vice President, Global and Chief Procurement Officer. Compensation information is provided only for fiscal year 2017.

(12)	For Mr. Miller, amount includes: (i) $16,486 in matching contributions by the Company into Mr. Miller’s 401(k) plan account; (ii) $5,358 in Company contributions to the Non-Qualified Plan; and (iii) $6,155 in dividends paid on restricted stock and performance share awards for which the restrictions lapsed in fiscal 2017.

(13)	For Mr. Pérez, amount includes: (i) $9,080 in dividend equivalents paid on restricted stock units for which the restriction lapsed in fiscal 2017; and (ii) $8,698 in reimbursement of certain vehicle-related expenses under a vehicle allowance program similarly available to all management personnel in Mexico.

Grants of Plan-Based Awards

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Under- lying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
Joseph M. Gingo	10/13/2016	10/13/2016	$ 460,000	$ 920,000	$ 1,840,000	—	—	—	—	—	—	—
	09/22/2016	09/22/2016	—	—	—	—	—	—	25,000	—	—	$721,500(2)
	09/22/2016	09/22/2016	—	—	—	—	—	—	125,000	—	—	$3,607,500(3)
	01/11/2017	12/08/2016	—	—	—	6,835	13,670	27,340	—	—	—	$444,958(4)
	01/11/2017	12/08/2016	—	—	—	6,635	13,270	26,540	—	—	—	$431,938(5)
	01/11/2017	12/08/2016	—	—	—	—	—	—	—	43,750	$ 32.55	$455,438(6)

John W. Richardson	10/13/2016	10/13/2016	$ 175,000	$ 350,000	$ 700,000	—	—	—	—	—	—	—
	10/01/2017	10/01/2016	—	—	—	—	—	—	50,000	—	—	$1,456,000(7)
	01/11/2017	12/08/2016	—	—	—	2,915	5,830	11,660	—	—	—	$189,766(4)
	01/11/2017	12/08/2016	—	—	—	2,915	5,830	11,660	—	—	—	$189,766(5)
	01/11/2017	12/08/2016	—	—	—	—	—	—	5,830	—	—	$189,766(8)
	01/11/2017	12/08/2016	—	—	—	—	—	—	—	19,210	$ 32.55	$199,976(6)
Joseph J. Levanduski(9)	—	—	—	—	—	—	—	—	—	—	—	—

Heinrich Lingnau-Schneider	10/13/2016	10/13/2016	$ 121,698	$ 243,395	$ 486,790	—	—	—	—	—	—	—
	01/11/2017	12/08/2016	—	—	—	1,455	2,910	5,820	—	—	—	$94,720(4)
	01/11/2017	12/08/2016	—	—	—	1,455	2,910	5,820	—	—	—	$94,720(5)
	01/11/2017	12/08/2016	—	—	—	—	—	—	2,910	—	—	$94,720(8)
	01/11/2017	12/08/2016	—	—	—	—	—	—	—	9,610	$ 32.55	$100,040(6)

Gary A. Miller	10/13/2016	10/13/2016	$ 161,719	$ 323,438	$ 646,875	—	—	—	—	—	—	—
	01/11/2017	12/08/2016	—	—	—	1,230	2,460	4,920	—	—	—	$80,073(4)
	01/11/2017	12/08/2016	—	—	—	1,230	2,460	4,920	—	—	—	$80,073(5)
	01/11/2017	12/08/2016	—	—	—	—	—	—	4,830	—	—	$80,073(8)
	01/11/2017	12/08/2016	—	—	—	—	—	—	—	8,110	$ 32.55	$84,425(6)

Gustavo Pérez	10/13/2016	10/13/2016	$ 109,709	$ 219,418	$ 438,836	—	—	—	—	—	—	—
	01/11/2017	12/08/2016	—	—	—	1,075	2,150	4,300	—	—	—	$69,982(4)
	01/11/2017	12/08/2016	—	—	—	1,075	2,150	4,300	—	—	—	$69,982(5)
	01/11/2017	12/08/2016	—	—	—	—	—	—	2,150	—	—	$69,982(8)
	01/11/2017	12/08/2016	—	—	—	—	—	—	—	7,080	$ 32.55	$73,703(6)

(1)	Amounts indicated for each named executive officer represent the levels of cash-based opportunities granted to them under our annual bonus plan for fiscal 2017. For example, amounts under the “Threshold” column reflect achievement of a threshold level of performance for each metric by each named executive officer under our fiscal 2017 annual bonus plan. The amounts actually earned and paid with respect to fiscal 2017 are reflected under “Non-Equity Incentive Plan Compensation” (column (g)) of the Summary Compensation Table of this proxy statement.

(2)	Award of unrestricted shares of common stock received by Mr. Gingo under our 2014 Equity Incentive Plan in connection with his employment agreement dated September 22, 2016, as discussed further under Employment and Other Employment Related Agreements beginning on page 46 of this proxy statement. The grant date fair value of these shares was calculated using the closing price of our common stock on the date of grant of $28.86 per share.

(3)	Award of restricted stock units received by Mr. Gingo under our 2006 Incentive Plan in connection with his employment agreement dated September 22, 2016, as discussed further under Employment and Other Employment Related Agreements beginning on page 46 of this proxy statement. Such units vest on a pro rata basis on each of the first three anniversaries of the award grant date or upon retirement, and are to be settled in shares of our common stock. The grant date fair value of such units was calculated using the closing price of our common stock on the date of grant of $28.86 per share. In recognition of the awards to Mr. Gingo on September 22, 2016 of 25,000 unrestricted full value shares and these 125,000 restricted stock units, Mr. Gingo is not eligible to receive additional annual grants of time-based long-term incentive awards.

(4)

Award of performance units under our 2014 Equity Incentive Plan that will vest, if at all, on January 11, 2020 based on achievement of internal target levels of cumulative EPS, the complete terms of which are described under Long-Term Incentives – Fiscal 2017 Performance-based Grants beginning on page 32 of this proxy statement. The grant date fair value of these performance units was computed using the target level value in column (g) as the estimate of the probable outcome of the performance-vesting conditions and was calculated using the closing price of our common stock on the date of grant of $32.55 per share; however, the number of shares granted at the target value level for these annual long-term incentive plan equity awards was determined using the average trading value of our common stock for the 30-day period preceding the grant date of $34.32.

(5)	Award of performance units under our 2014 Equity Incentive Plan that will vest, if at all, on January 11, 2020 based on achievement of internal target levels of ROIC, the complete terms of which are described under Long-Term Incentives – Fiscal 2017 Performance-based Grants beginning on page 32. The grant date fair value of these performance units was computed using the target level value in column (g) as the estimate of the probable outcome of the performance-vesting conditions and was calculated using the closing price of our common stock on the date of grant of $32.55 per share; however, the number of units granted at the target value level for these annual long-term incentive plan equity awards was determined using the average trading value of our common stock for the 30-day period preceding the grant date of $34.32.

(6)	Award of stock options under our 2014 Equity Incentive Plan that first become exercisable on January 11, 2020, the complete terms of which are described under Long-Term Incentives – Fiscal 2017 Performance-based Grants beginning on page 32. The grant date fair value of such stock options was calculated based on the Black-Scholes valuation model, using the closing price of our common stock on the date of grant of $32.55 per share and the exercise price of $32.55.

(7)	Award of restricted stock units received by Mr. Richardson under our 2006 Incentive Plan in connection with his employment agreement dated October 1, 2016, as discussed further under Employment and Other Employment Related Agreements beginning on page 46 of this proxy statement. Such units vest on a pro rata basis on each of the first three anniversaries of the award grant date or upon retirement, and are to be settled in shares of our common stock. The grant date fair value of such units was calculated using the closing price of our common stock on the date of grant of $29.12 per share.

(8)	Award of restricted stock units under our 2010 Value Creation Rewards Plan which vests on the third anniversary of the award grant date. The grant date fair value of such award was calculated using the closing price of our common stock on the date of grant of $32.55 per share, although the number of shares or units granted at the respective target levels for these awards of restricted stock or restricted stock units was determined using the average trading value of our common stock for the 30-day period preceding the grant date, which was $34.32.

(9)	Mr. Levanduski did not participate in our annual bonus plan or long-term incentive award plan for fiscal 2017 due to his voluntary resignation effective October 31, 2016.

2017 Named Executive Officer Compensation Components

Base Salary

In fiscal 2017, the Compensation Committee continued to implement its base salary positioning philosophy of attempting to position executive officer base salaries at or near the 50th percentile of our peers, whether by increasing incrementally base salaries falling below the median target or by managing toward the median any base salaries that exceeded the peer market median. At the beginning of our 2017 fiscal year, we awarded moderate base salary increases to certain of our executive officers generally consistent with the same 3.0% merit increase pool approved for all U.S. employees, except where further adjustments were warranted based on (i) outstanding or poor personal performance evaluations, (ii) significant misalignment with peer market median, or (iii) local laws applicable to certain international executives. At the outset of fiscal 2017, Mr. Miller received a base salary increase of $25,000 to $375,000, or approximately 7.1%, in recognition of his promotion to Chief Operating Officer effective August 22, 2016 and to improve alignment toward 90% of the market median for a similarly-positioned chief operating officer in our 2017 Peer Group. In addition, effective August 1, 2017, Messrs. Miller and Lingnau-Schneider each received base salary increases of 15% ($56,250 for Mr. Miller and $57,756 for Mr. Lingnau-Schneider) to continue to improve alignment toward 90% of the market median for similarly-positioned officers in our 2017 Peer Group, for fiscal 2018. None of our other named executive officers received base salary increases for fiscal 2017 in excess of 3.0% of their base salary.

In targeting our executives’ base salary range at or near (within 10%) of the 50th percentile of similarly situated positions in our 2017 Peer Group, the Compensation Committee believes that the Company is able to properly motivate our executive officers and fulfill the Company’s goals of rewarding outstanding performance and achieving executive retention. It is the opinion of the Compensation Committee that by setting base salary levels at competitive rates, our executive officers are rewarded for undertaking positions of leadership and provided with an incentive to continue working for us. However, as base salary compensation is not typically subject to reduction or forfeiture based on corporate performance, the Compensation Committee believes that it should comprise only one component of our overall pay philosophy, with a majority of our executive compensation structure comprised of at-risk components.

Annual Cash Bonuses

Each fiscal year, the Compensation Committee establishes the award formulas and performance goals under our annual bonus program to determine the cash performance bonuses that may be earned by our named executive officers for that year, including the maximum eligible cash bonus. The bonuses that each of the named executive officers could have earned are set forth in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” columns in the Grants of Plan-Based Awards table of this proxy statement, and the bonuses actually paid are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table of this proxy statement.

In early fiscal 2017, the Compensation Committee established the target bonus awards for each of the named executive officers and established that each executive’s total bonus opportunity would be based on attainment of various levels of specified corporate performance metrics. Fiscal 2017 bonus targets for each named executive officer are disclosed under Annual Cash Bonuses of the Compensation Discussion and Analysis beginning on page 26 of this proxy statement.

In conjunction with establishing the target bonus opportunity for each named executive officer, the Compensation Committee selected performance metrics for evaluating corporate performance, along with the respective weighting for each metric and the threshold, target, and maximum performance goal levels. In selecting performance metrics for fiscal 2017, the Compensation Committee continued to use metrics that it believed were consistent with the Company’s short- and long-term corporate financial and strategic goals, thereby maintaining consistent management focus, and that were also believed to be key drivers of stockholder value. Under these objectives, the Compensation Committee continued to use the following corporate level performance metrics for 2017: (i) consolidated adjusted net income, (ii) consolidated adjusted operating income, and (iii) days of working capital (excluding in each case, if it were to occur, certain unusual items as prescribed by the Compensation Committee). We also retained the working capital element at all of our operating segments to continue to sustain our improvements in working capital at those levels. Each named executive officer’s annual bonus opportunity was based solely on objective performance metrics.

For each performance metric, the Compensation Committee established the following weighting for the named executive officers at the outset of fiscal year 2017:

Named Executive Officer(1)		Consolidated Net Income	Consolidated Operating Income	Days of Working Capital

Joseph M. Gingo		50%	25%	25%
John W. Richardson		50%	25%	25%
Gary A. Miller		50%	25%	25%

	Consolidated Net Income	Consolidated Operating Income	Segment Operating Income	Segment Days of Working Capital

Heinrich Lingnau-Schneider	10%	25%	45%	20%
Gustavo Pérez	10%	25%	45%	20%

(1)	Mr. Levanduski did not participate in our fiscal 2017 annual bonus plan due to his voluntary resignation effective October 31, 2016.

It has been past practice to base objective target goals under our annual bonus plan on each fiscal year budget, and to base the threshold and maximum goals on 90% and 110%, respectively, of target. However, for fiscal year 2017, the Compensation Committee based threshold goals on actual results for fiscal year 2016 in an effort to encourage improvement in financial performance year over year, given the challenging results of fiscal year 2016. Achieving the threshold performance levels yields a payout of 50% of target. The target and maximum levels were then established so that maximum was 110% of target, and threshold was 90% of target. The performance targets for the respective business segments were established using a similar methodology for each of the business segments. The Compensation Committee believes that these objective levels were challenging but reasonably achievable with successful management performance. With respect to calculating objective results, the exchange rates of all foreign currencies are fixed at the time the budget is adopted for each fiscal year and are held constant throughout the year, and bonus expense is normalized to the budget level in the calculation of the payout percentages. For a more complete description of the effects of our fiscal 2017 corporate performance on our annual bonus payments, see Annual Cash Bonuses – 2017 Performance page 28 of the Compensation Discussion and Analysis.

For all directly reporting executive officers, Mr. Gingo is granted the discretion to recommend increases or decreases in annual bonus awards based on an executive’s individual performance during the fiscal year. Specifically, Mr. Gingo may adjust annual bonus payouts for all directly reporting executive officers down to $0 or up to 200% of their target award based for extraordinary individual contributions, or down to $0 if performance falls significantly below expectations, provided that the total amount of all bonus payments, including such discretionary adjustments, cannot exceed the total amount otherwise objectively determined by objective financial results under the annual bonus plan. It is the Compensation Committee’s opinion that this limited discretionary flexibility in administering the annual bonus plan is critical to either help reward exceptional individual efforts that are not otherwise captured by formulaic application of the bonus plan, and thereby help retain the continued commitment of key performers, or to reduce payments to executive officers who individually (or whose area of responsibility) underperformed, regardless of the formulaic bonus plan payouts. Based on the Company’s disappointing financial performance in fiscal 2017, Mr. Gingo exercised his discretionary authority to determine that no directly reporting executive officer would be paid a cash bonus for fiscal 2017, and further exercised his discretionary authority to reduce business segment payouts for non-executive officer participants by 50%. Mr. Gingo also recommended, and the Compensation Committee approved, that he not be paid a cash bonus for fiscal 2017. A summary of the percentages objectively attained for fiscal year 2017 under our annual bonus plan is presented under Annual Cash Bonuses – 2017 Performance of the Compensation Discussion and Analysis on page 28 of this proxy statement. Annual bonus payments to our named executive officers for the past fiscal year (if any) are reported in the Non-Equity Incentive Plan Compensation column (g) of the Summary Compensation Table located on page 38 of this proxy statement.

Long-Term Incentives

In fiscal 2017, the Compensation Committee awarded shares of restricted stock and restricted stock units, performance units, and stock options to our named executive officers, the amounts of which are set forth in the Grants of Plan-Based Awards table of this proxy statement. For a discussion of the vesting and exercisability criteria for such awards, see the discussion under Long-Term Incentives beginning page 30 of the Compensation Discussion and Analysis. The amounts of our named executive officers’ equity awards outstanding at the end of fiscal 2017, and the options exercised and equity awards vested during the fiscal year, are is presented in the Outstanding Equity Awards at Fiscal Year-End and Option Exercises and Stock Vested during Fiscal Year tables, respectively, appearing immediately below.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Joseph M. Gingo	—	43,750	—	$32.55	01/11/27	—	—	—	—
	—	—	—	—	—	125,000(4)	$3,800,000	26,940(5)	$ 818,976
John W. Richardson	—	19,210	—	$32.55	01/11/27	55,830(6)	$1,697,232	11,660(5)	$ 354,464
Joseph J. Levanduski(7)	—	—	—	—	—	—	—	—	—
Heinrich Lingnau-Schneider	—	9,610	—	$32.55	01/11/27	7,103(8)	$ 215,931	5,820(5)	$ 176,928
	—	—	—	—	—	—	—	7,680(9)	$ 233,472
	—	—	—	—	—	—	—	4,899(10)	$ 148,929
Gary A. Miller	—	8,110	—	$32.55	01/11/27	5,792(11)	$ 176,077	4,920(5)	$ 149,568
	—	—	—	—	—	—	—	5,670(9)	$ 172,368
	—	—	—	—	—	—	—	4,325(10)	$ 131,480
Gustavo Pérez	—	7,080	—	$32.55	01/11/27	6,597(12)	$ 200,549	4,300(5)	$ 130,720
	—	—	—	—	—	—	—	7,560(9)	$ 229,824
	—	—	—	—	—	—	—	5,780(10)	$ 175,712

(1)	Awards of stock options under our 2014 Equity Incentive Plan that first become exercisable on January 11, 2020, as described under Long-Term Incentives – Fiscal 2017 Performance-based Grants beginning on page 32 of this proxy statement.

(2)	Market value computed using $30.40, the closing share price of the common stock on August 31, 2017.

(3)	Amounts of performance-based awards presented are based upon achievement of target performance goals and the number of shares issuable with respect to 50% vesting of each performance-based award.

(4)	Award of 125,000 service-based restricted stock units subject to pro rata vesting on each of the three anniversaries of the grant date of September 22, 2016, conditioned on continued employment as of each such anniversary, or upon retirement.

(5)	Awards of performance units granted during fiscal 2017 that will vest, if at all, on January 11, 2020, based either upon achievement of internal target levels of ROIC or achievement of internal target levels of cumulative EPS, as described under Long-Term Incentives – Fiscal 2017 Performance-based Grants beginning on page 32 of this proxy statement.

(6)	Awards of (i) 50,000 service-based restricted stock units subject to pro rata vesting on each of the three anniversaries of grant date of October 1, 2016, conditioned on continued employment as of each such anniversary, or upon retirement, and (ii) 5,830 service-based restricted stock units subject to vesting on January 11, 2020, the third anniversary of the grant date, conditioned on continued employment as of such date.

(7)	All of Mr. Levanduski’s equity awards outstanding at the commencement of fiscal 2017 were forfeited in connection with his voluntary resignation effective October 31, 2016, so none were outstanding at the end of fiscal 2017.

(8)	Awards of service-based restricted stock units or shares subject to vesting on the third anniversary of the date of grant conditioned on continued employment, the vesting of which are scheduled to occur as follows: (i) 1,633 units on January 9, 2018, (ii) 2,560 units on January 13, 2019, and (iii) 2,910 units on January 11, 2020.

(9)	Awards of performance shares or units granted during fiscal 2016 that will vest, if at all, on January 13, 2019, based either upon internal levels of cumulative EPS or internal levels of ROIC. Specifically: (1) with respect to one-third of each executive’s performance awards, ) our achievement of certain internal target levels of cumulative EPS for the performance period ending August 31, 2018; and (2) with respect to the remaining two-thirds of each executive’s performance shares, the achievement by the Company of certain internal ROIC target levels for the for the performance period ending at August 31, 2018. With respect to each type of performance share award, no award will vest if performance is below the threshold level, 25% will vest if performance is at the threshold level, 50% will vest if performance is at the target level, and 100% will vest if performance is at or above the maximum target level. Any performance shares or units that do not vest on January 13, 2019 will be forfeited. With regard to dividend rights, these performance shares and units are allocated 50%, or target grant level, of any cash dividends that are declared and paid until vesting, although such dividends or dividend equivalents are held by us, subject to the same terms and conditions as the related performance shares or units, and vest and are settled in cash only if, when and to the extent the related performance shares or units vest and are settled in the same proportion as such vesting and settlement. In the event a performance share or unit is forfeited, the related dividends or dividend equivalents are also forfeited.

(10)	Awards of performance shares or performance units granted during fiscal 2015 that will vest, if at all, on January 9, 2018, based either upon internal target levels of cumulative EPS or internal target levels of ROIC, at the end of a three-year performance period. Specifically: (1) with respect to one-third of each executive’s performance awards, our achievement of certain levels of cumulative EPS for the performance period ending August 31, 2017; and (2) with respect to the remaining two-thirds of each executive’s performance shares, the achievement by the Company certain internal ROIC targets for the performance period ending August 31, 2017. With respect to each type of performance award, no award will vest if performance is below the 25th percentile or threshold target level, respectively, 25% will vest if performance is at the 25th percentile or threshold target level, respectively, 50% will vest if performance is at the 50th percentile or target level, respectively, and 100% will vest if performance is at or above the 75th percentile or the maximum target level, respectively. Any performance shares that do not vest on January 9, 2018 will be forfeited. With regard to dividend rights, these performance shares and units are allocated 50%, or target grant level, of any cash dividends that are declared and paid until vesting with respect to target grant shares or units, although such dividends or dividend equivalents are held by us, subject to the same terms and conditions as the related performance shares or units, and vest and are settled in cash only if, when and to the extent the related performance shares or units vest and are settled in the same proportion as such vesting and settlement. In the event a performance share or unit is forfeited, the related dividends or dividend equivalents are also forfeited.

(11)	Awards of service-based restricted stock units or shares subject to vesting on the third anniversary of the date of grant conditioned on continued employment, the vesting of which are scheduled to occur as follows: (i) 1,442 shares on January 9, 2018, (ii) 1,890 shares on January 13, 2019, and (iii) 2,460 units on January 11, 2020.

(12)	Awards of service-based restricted stock units subject to vesting on the third anniversary of the date of grant conditioned on continued employment, the vesting of which are scheduled to occur as follows:(i) 1,927 units on January 9, 2018, (ii) 2,520 units on January 13, 2019, and (iii) 2,150 units on January 11, 2020.

Option Exercises and Stock Vested during Fiscal Year

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph M. Gingo	—	—	25,000(1)	$721,500
John W. Richardson	—	—	—	—
Joseph J. Levanduski	—	—	—	—
Heinrich Lingnau-Schneider	—	—	5,155(2)	$170,373
Gary A. Miller	—	—	4,123(3)	$136,265
Gustavo Pérez	—	—	6,082(4)	$201,010

(1)	Award of unrestricted shares of common stock received by Mr. Gingo in connection with his employment agreement dated September 22, 2016, as discussed further under Employment and Other Employment Related Agreements beginning on page 46 of this proxy statement. The value realized for these shares was calculated using the closing price of our common stock on the date of grant of $28.86 per share.

(2)	These awards include vesting on January 13, 2017 of (i) 1,810 service-based restricted stock units from a 2014 fiscal year grant, and (ii) 3,345 ROIC-based performance shares from a fiscal year 2014 grant, each with a value realized upon vesting based on the closing price of the common stock on the vesting date of $33.05.

(3)	These awards include vesting on January 13, 2017 of (i) 1,447 shares of service-based restricted shares from a fiscal year 2014 grant, and (ii) 2,676 ROIC-based performance shares from a fiscal year 2014 grant, each with value realized upon vesting based on the closing price of the common stock on the vesting date of $33.05.

(4)	These awards include vesting on January 13, 2017 of (i) 2,135 service-based restricted stock units from a fiscal year 2014 grant, and (ii) 3,947 ROIC-based performance units from a fiscal year 2014 grant, each with value realized upon vesting based on the closing price of our common stock on the vesting date of $33.05.

Summary of Equity Awards Vesting in Fiscal 2017

During fiscal 2017, equity awards subject to normal vesting for our named executive officers included: (i) service-based restricted shares and restricted stock units granted in calendar year 2014; and (ii) performance shares and performance stock units granted in calendar 2014 which were subject to performance-based vesting. The service-based restricted stock and restricted stock units vested based upon each named executive officer’s continued employment through the vesting date and were settled in shares of our common stock on the vesting date. With regard to the performance shares and performance stock units granted in 2014, (i) 0% of the TSR-based awards vested in fiscal 2017 because our TSR for the three-year performance period ending on January 13, 2017 of 6.6% placed us at the 16th percentile of the comparative peer group and therefore was below the 25th percentile of our peer group, and (ii) 37% of the ROIC-based awards vested in 2017 because our consolidated average ROIC of 12.5% for the three-year performance period exceeded the threshold vesting level of 11.7%.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joseph M. Gingo	N/A	—	—	—
John W. Richardson	N/A	—	—	—
Joseph J. Levanduski	N/A	—	—	—
Heinrich Lingnau-Schneider	A. Schulman GmbH Kerpen Pension Plan	18	$1,880,370(1)	—
Gary A. Miller	N/A	—	—	—
Gustavo Pérez	ASI Employment, S.A. de .CV. Mexico Pension Plan	23	$ 721,529(2)	—

(1)	The values presented for Mr. Lingnau-Schneider is based on a valuation at the end of the 2017 fiscal year and was converted from Euros to U.S. dollars at a fiscal year end rate of 1.1825. Assumptions include age 65 commencement, no decrements for either death or termination prior to age 65, Heubeck 2005 Generational mortality after 65 and a discount rate of 1.27% at August 31, 2017.
(2)	The value presented for Mr. Pérez is based on a valuation at the end of the 2017 fiscal year, and was converted from Mexican Pesos to U.S. dollars at a fiscal year end rate of 0.05754.

International Retirement Plans

For Mr. Lingnau-Schneider, the pension benefit is calculated at a rate of 0.8% of final pensionable salary up to the applicable social security pension ceiling per year of service with a maximum of 20% and an additional 1.6% of pensionable salary for that portion exceeding the social security pension ceiling, with a maximum of 60%. Under German law, the benefit is fully vested and includes a widow’s pension of 50% of the amount payable. If employment terminates prior to Mr. Lingnau-Schneider reaching age 65, his benefits would be reduced based upon his total years of service divided by the number of years of service needed to reach age 65. Spouses are entitled to receive 50% of the participant’s pension upon the participant’s death in service or during retirement.

For Mr. Pérez, the pension benefit is based on a valuation of his account each fiscal year. The Company annually contributes up to 10% of base salary for each participant, including Mr. Pérez. Upon retirement, Mr. Pérez is entitled to receive the greater of the current value of his account balance or an amount equal to three months of base salary plus 20 days of base salary for each year of service. Benefits vest and become non-forfeitable in accordance with a formula that provides for partial vesting starting after two years of employment and full vesting after seven years of employment. Normal retirement under the plan is age 60 with at least ten years of service, but full benefits are also payable on early retirement on or after age 55 with at least ten years of service. Mr. Pérez is not eligible for early retirement under the plan.

Non-Qualified Deferred Compensation

(a) Name	(b) Executive Contributions in Last FY ($)	(c) Registrant Contributions in Last FY ($)(1)	(d) Aggregate Earnings in Last FY ($)(2)	(e) Aggregate Withdrawals/ Distributions ($)	(f) Aggregate Balance at Last FYE ($)
Joseph M. Gingo	—	$32,500	$1,619	—	$34,119
John W. Richardson	—	$11,500	$486	—	$11,986
Joseph J. Levanduski	—	—	—	$51,480	—
Heinrich Lingnau-Schneider	—	—	—	—	—
Gary A. Miller	—	$5,358	$307	—	$5,523
Gustavo Pérez	—	—	—	—	$7,493

(1)	Column contains contributions by the Company in the last fiscal year under the Non-Qualified Plan. Amounts shown are included in the All Other Compensation column shown in the Summary Compensation Table located on page 38.
(2)	Earnings in this column represent estimated earnings on the Non-Qualified Plan, which are based upon the performance of the S&P 500. These amounts are not included in the Summary Compensation Table because they do not constitute above market interest or preferential earnings.

For a narrative discussion of our non-qualified retirement plan, see page 34 of the Compensation Discussion and Analysis.

Employment and Other Employment Related Agreements

We currently maintain employment agreements with certain members of our senior executive personnel. Of the named executive officers for fiscal 2017, we have current employment agreements only with Mr. Gingo and Mr. Richardson, the material terms of which are outlined below. We do not currently maintain employment agreements with Messrs. Lingnau-Schneider, Miller or Pérez, although we have entered into a change-in-control agreement with each of them, the material terms of which are also described below. During fiscal 2017, the Company also had an employment agreement Mr. Levanduski, our former Executive Vice President, Chief Financial Officer, which ended in connection with Mr. Levanduski’s voluntary resignation effective October 31, 2016 and entry into a separation agreement dated October 7, 2016. The material provisions of the employment agreements with Mr. Gingo and Mr. Richardson, and the separation agreement with Mr. Levanduski, are discussed further below.

Employment Agreement of Joseph Gingo

In connection with the re-appointment of Mr. Gingo to President and Chief Executive Officer effective August 18, 2016, we entered into an Employment Agreement with Mr. Gingo effective September 22, 2016, for a term of two years through August 31, 2018, with the option by the Company to extend the term for an additional year upon 90 days written notice (the “Gingo Agreement”). Under the terms of the Gingo Agreement, he is entitled to an initial base salary of $920,000, which may not be decreased except as a result of Disability, as such term is defined in the Gingo Agreement, but which may be increased from time to time by the Compensation Committee. Mr. Gingo also is eligible to participate in our annual bonus program for senior executives, with a target level of 100% of base salary and leverage ranging from zero to 200% based upon performance metrics to be established by the Compensation Committee. In addition, Mr. Gingo is eligible for performance-based grants, stock option grants, and other discretionary awards and/or cash equivalents as approved by the Board of Directors consistent with the Company’s long-term equity incentive plans, compensation philosophy and annual benchmarking, commencing with the annual grant cycle for the 2017 fiscal year, provided, however, that all such awards will be subject to performance-based vesting. The target level of the initial long-term incentive award will be 150% of Mr. Gingo’s base salary, with leverage ranging from zero to 200% based upon performance metrics determined by the Compensation Committee. Furthermore, Mr. Gingo continues to be eligible to receive fringe benefits made generally available to our executives in accordance with Company policies and remains eligible to participate in all other employee compensation and benefit plans generally available to executives at a level appropriate for his position.

In connection with entering into the Gingo Agreement, Mr. Gingo received on September 22, 2016, 25,000 unrestricted full-value shares under our 2014 Equity Incentive Plan, and 125,000 restricted stock units under our 2006 Incentive Plan. The restricted stock units are subject to vesting (i) on a pro rata basis on each of the three anniversaries of the grant date, or (ii) upon retirement. Pursuant to the Gingo Agreement, any termination of employment other than a termination by the Company for Cause (as defined in the Gingo Agreement), is considered a retirement for purposes of any Equity Plan award, including this grant.

Upon a termination of Mr. Gingo’s employment during the term of the Gingo Agreement, Mr. Gingo may be entitled to receive certain post-termination benefits depending upon whether such termination is by the Company without Cause, a Resignation for Cause by Mr. Gingo, or by reason of Mr. Gingo’s death or Disability (as such terms are defined in the Gingo Agreement). In the event the Company terminates Mr. Gingo’s employment without Cause or Mr. Gingo elects a Resignation for Cause prior to the expiration of the Gingo Agreement, Mr. Gingo shall receive: (i) his salary for the remaining term of his agreement; (ii) bonus(es) on each October 31 during the remaining term in an amount equal to his annual base salary in effect on the date of termination; (iii) vesting of any outstanding equity award which has time-based vesting; and (iv) pro rata vesting of any outstanding equity award which has performance-based vesting, if, and only if, at the end of the applicable performance period the performance criteria for each performance-based award is achieved. In the event Mr. Gingo is terminated by reason of death, the Company shall pay a lump sum amount equal to 60% of Mr. Gingo’s salary for 24 months to a designated beneficiary. In the event that Mr. Gingo becomes Disabled, the Company shall pay Mr. Gingo 60% of his base salary, plus medical benefits if Mr. Gingo elects to be a participant in connection with such benefits, for Mr. Gingo and his family during the period of his Disability (not to exceed 24 months). After six months of Disability, the Company shall have the right to terminate Mr. Gingo, although the 60% payments shall continue for the remainder of the 24-month period. Any voluntarily termination by Mr. Gingo will be considered a retirement. Upon a termination of Mr. Gingo’s employment following a Change in Control, Mr. Gingo is not entitled to any additional payments or benefits but remains entitled to those payments and benefits payable under the applicable provisions of the Gingo Agreement during its term.

Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Gingo Agreement, for a period of one year following any termination of Mr. Gingo’s employment, Mr. Gingo shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

Pursuant to the terms of the Gingo Agreement, Mr. Gingo is not entitled to receive any tax gross up for any excise tax imposed upon him under Sections 280G and 4999 of the Code. In the event that any payments or benefits paid or payable to Mr. Gingo pursuant to the Gingo Agreement or any other plan, program or arrangement maintained by the Company would constitute a “parachute payment” within the meaning of Section 280G of the Code, Mr. Gingo is entitled to receive the greater of: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by Mr. Gingo on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

Employment Agreement of Mr. Richardson

We entered into an Employment Agreement with Mr. Richardson effective October 1, 2016, pursuant to which Mr. Richardson was appointed initially as Executive Vice President, Finance effective October 1, 2016 and was appointed as Executive Vice President, Chief Financial Officer effective November 1, 2016 for a term of two years through October 31, 2018, with the option by Mr. Richardson to extend the term for an additional year upon 90 days written notice (the “Richardson Agreement”). Under the terms of the Richardson Agreement, Mr. Richardson is entitled to an initial base salary of $500,000, which may not be decreased except as a result of Disability, as such term is defined in the Richardson Agreement, but which may be increased from time to time by the Compensation Committee. Mr. Richardson also is eligible to participate in our annual bonus program for senior executives, with a target level of 70% of base salary and leverage ranging from zero to 200% based upon performance metrics to be established by the Compensation Committee. In addition, Mr. Richardson is eligible for restricted stock and performance stock grants, stock option grants, and other discretionary awards and/or cash equivalents as approved by the Board of Directors consistent with the Company’s long-term equity incentive plans, compensation philosophy and annual benchmarking, commencing with the annual grant cycle for the 2017 fiscal year. The target level of the initial long-term incentive award will be 160% of Mr. Richardson’s base salary, with leverage ranging from zero to 200% based upon performance metrics determined by the Compensation Committee. Furthermore, Mr. Richardson continues to be eligible to receive fringe benefits made generally available to our executives in accordance with Company policies and remains eligible to participate in all other employee compensation and benefit plans generally available to executives at a level appropriate for his position.

In connection with entering into the Richardson Agreement, Mr. Richardson received on October 1, 2016, 50,000 restricted stock units under our 2006 Incentive Plan. These restricted stock units are subject to vesting (i) on a pro rata basis on each of the three anniversaries of the grant date, or (ii) upon retirement. Pursuant to the Richardson Agreement, any termination of employment other than a termination by the Company for Cause (as defined in the Richardson Agreement), is considered a retirement for purposes of any Equity Plan award, including this grant.

Upon a termination of Mr. Richardson’s employment during the term of the Richardson Agreement, Mr. Richardson may be entitled to receive certain post-termination benefits depending upon whether such termination is by the Company without Cause, in relation to a Change-in-Control, a Resignation for Cause by Mr. Richardson, or by reason of Mr. Richardson’s death or Disability (as such terms are defined in the Richardson Agreement). In the event the Company terminates Mr. Richardson’s employment without Cause or Mr. Richardson elects a Resignation for Cause prior to the expiration of the Richardson Agreement and prior to a Change-in-Control, Mr. Richardson shall receive: (i) the greater of (a) his salary for the remaining term of his agreement, or (b) his salary for a period of 12 months; (ii) bonus(es) on each October 31 during the remaining term in an amount equal to his annual base salary in effect on the date of termination; (iii) vesting of any outstanding equity award which has time-based vesting; and (iv) pro rata vesting of any outstanding equity award which has performance-based vesting, if, and only if, at the end of the applicable performance period the performance criteria for each performance-based award is achieved. In the event Mr. Richardson is terminated by reason of death, the Company shall pay a lump sum amount equal to 60% of Mr. Richardson’s salary for 24 months to a designated beneficiary. In the event that Mr. Richardson becomes Disabled, the Company shall pay Mr. Richardson 60% of his base salary, plus medical benefits if Mr. Richardson elects to be a participant in connection with such benefits, for Mr. Richardson and his family during the period of his Disability (not to exceed 24 months). After six months of Disability, the Company shall have the right to terminate Mr. Richardson, although the 60% payments shall continue for the remainder of the 24-month period. Any voluntarily termination by Mr. Richardson will be considered a retirement.

Upon a termination of Mr. Richardson’s employment following a Change in Control and prior to the end of the Change-in-Control Protective Period, unless such termination is (i) by the Company for Cause, (ii) by reason of Mr. Richardson’s death or Disability, or (iii) by Mr. Richardson without Good Reason (as such terms are defined in the Richardson Agreement), Mr. Richardson is entitled to the following additional benefits: a lump sum payment in cash equal to two times the sum of: (1) the greater of Mr. Richardson’s base salary (a) in effect immediately prior to the occurrence of the event or circumstance upon which the termination is based, or (b) in effect immediately prior to the Change-in-Control event; and (2) the greater of (a) the annual bonus earned by Mr. Richardson in respect of the Company’s prior fiscal year, (b) the average annual bonus so earned in respect of the two fiscal years immediately preceding the fiscal year in which the Change in Control occurs, or (c) $350,000. Additionally, Mr. Richardson would be entitled to receive certain insurance benefits for 18 months from the date of termination.

Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Richardson Agreement, for a period of one year following any termination of Mr. Richardson’s employment, Mr. Richardson shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

Pursuant to the terms of the Richardson Agreement, Mr. Richardson is not entitled to receive any tax gross up for any excise tax imposed upon him under Sections 280G and 4999 of the Code. In the event that any payments or benefits paid or payable to Mr. Richardson pursuant to the Richardson Agreement or any other plan, program or arrangement maintained by the Company would constitute a “parachute payment” within the meaning of Section 280G of the Code, Mr. Richardson is entitled to receive the greater of: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by Mr. Richardson on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

Employment and Separation Agreements of Mr. Levanduski

At the commencement of fiscal 2017, Mr. Levanduski served as our Executive Vice President, Chief Financial Officer pursuant to an Amended and Restated Employment Agreement that commenced January 1, 2015 for a three-year term through December 31, 2017 (the “Levanduski Employment Agreement”). The Levanduski Employment Agreement amended and restated the employment agreement initially entered into on June 10, 2011 to initially retain Mr. Levanduski as our Vice President, Chief Financial Officer and, at that time, Treasurer. On October 7, 2016, in connection with Mr. Levanduski’s voluntary resignation as Chief Financial Officer effective October 31, 2016, we entered into a separation agreement with Mr. Levanduski (the “Levanduski Separation Agreement”). Under the Levanduski Separation Agreement, Mr. Levanduski received: (i) $702,850 in cash separation payments, (ii) a lump sum payment of $8,843 for unused vacation, (iii) a lump sum payment of $33,890 to assist with the continuation of coverage of Mr. Levanduski’s medical benefits pursuant to COBRA, and (iv) reimbursement of $1,954 in costs related to an executive physical examination conducted by December 31, 2016. In exchange for these payments and benefits, Mr. Levanduski assisted with the orderly transition of the position of Chief Financial Officer to Mr. Richardson, provided the Company with a release of all claims, and agreed to continue to comply with, among other things, certain restrictive covenants related to non-solicitation and non-competition contained in the Levanduski Employment Agreement.

Under the terms of the Levanduski Employment Agreement, Mr. Levanduski formerly was entitled to a base salary of $460,000 which could not be decreased except as a result of Disability, as such term is defined in the Levanduski Employment Agreement, but which could be increased from time to time by the Compensation Committee as it deemed appropriate in its reasonable judgment and based upon the recommendations of the Chief Executive Officer from evaluations of Mr. Levanduski’s performance. Mr. Levanduski was eligible to participate in our annual bonus program for senior executives, with a target level of at least 70% of base salary and leverage ranging from zero to 200% based upon the achievement of various financial goals and operating metrics, as well as an assessment of Mr. Levanduski’s individual performance. Mr. Levanduski was also eligible to receive fringe benefits generally made available to our executives in accordance with our Company policies and was eligible to participate in all other employee compensation and benefit plans generally available to executives at a level appropriate for his position.

Upon a termination of Mr. Levanduski’s employment during the term of the Levanduski Employment Agreement, Mr. Levanduski was entitled to receive certain post-termination benefits depending upon whether such termination was by the Company without Cause, in relation to a Change-in-Control, a Resignation for Cause by Mr. Levanduski, or by reason of Mr. Levanduski’s death or Disability (as such terms are defined in the Levanduski Employment Agreement). In the event the Company terminated Mr. Levanduski’s employment without Cause or Mr. Levanduski elected a Resignation for Cause prior to the expiration of the Levanduski Employment Agreement and prior to a Change-in-Control, Mr. Levanduski was to receive: (i) the greater of his salary for the remaining term of his agreement or 12 months; (ii) a bonus on each October 31 during the remaining term in an amount equal to his target bonus in effect on the date of termination; (iii) pro rata vesting of any outstanding equity award which has time-based vesting; and (iv) pro rata vesting of any outstanding equity award which has performance-based vesting, if, and only if, at the end of the applicable performance period the performance criteria for each performance-based award is achieved. In the event Mr. Levanduski was terminated by reason of death, the Company was to pay a lump sum amount equal to 60% of Mr. Levanduski’s salary for 24 months to a designated beneficiary. In the event that Mr. Levanduski became Disabled, the Company was to pay Mr. Levanduski 60% of his base salary during the period of his Disability (not to exceed 24 months). After six months of Disability, the Company had the right to terminate Mr. Levanduski, although the 60% payments was to continue for the remainder of the 24-month period. In the event the agreement expired at the end of its term (prior to a Change in Control) and Mr. Levanduski’s employment as Chief Financial Officer terminated, Mr. Levanduski was entitled to receive, conditioned upon his satisfaction of certain restrictive covenants, continuation of his base salary then in effect and continued life, medical, and dental insurance benefits, each for a period of 12 months. If the Levanduski Employment Agreement expired at the end of its term (prior to a Change in Control) and Mr. Levanduski’s employment as Chief Financial Officer continued but he was not otherwise provided with a separation or severance benefit equal to or greater than his then current annual base salary plus continuation of medical, life and dental insurance benefits for at least 12 months, then upon his subsequent termination of employment Mr. Levanduski was entitled to receive, conditioned upon his satisfaction of certain restrictive covenants, his base salary in effect immediately prior to the date of termination of his employment as Chief Financial Officer and continuation of medical, life and dental insurance benefits each for a period of 12 months following his termination.

In the event Mr. Levanduski was terminated by the Company, or he voluntarily terminated his employment for Good Reason, following a Change-in-Control event and prior to the end of a Change-in-Control Protection Period for any reason, except (i) termination by the Company for Cause, (ii) termination by reason of death or Disability or (iii) termination by Mr. Levanduski without Good Reason (as such terms are defined in the Agreement), Mr. Levanduski was to be paid a lump sum amount equal to two times the sum of: (1) the higher of Mr. Levanduski’s base salary (a) in effect immediately prior to the Change-in-Control event or (b) in effect on the date of notice of his termination; and (2) the greater of (x) the annual bonus earned by Mr. Levanduski in respect of the Company’s prior fiscal year, (y) the average annual bonus so earned in respect of the three fiscal years immediately preceding that in which the Change in Control occurs, or (z) $322,000. Additionally, Mr. Levanduski was to receive certain insurance benefits for 18 months from the date of termination.

Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Levanduski Employment Agreement, for a period of one year following any termination of Mr. Levanduski’s employment, Mr. Levanduski agreed not to, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

Under the terms of the Levanduski Employment Agreement, Mr. Levanduski was not entitled to receive any tax gross up for any excise tax imposed upon him under Sections 280G and 4999 of the Code or the Treasury Regulations promulgated thereunder. In the event that any payments or benefits paid or payable to Mr. Levanduski pursuant to the Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Levanduski was to receive the greater of: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by the covered executive on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

Change-in-Control Agreements

On September 22, 2016, we entered into change-in-control agreements with all of our executive officers, including Messrs. Lingnau-Schneider, Miller, and Pérez (the “Change-in-Control Agreements”). The Change-in-Control Agreements superseded change-in-control agreements that we entered into December 15, 2014, and provided for the same terms and conditions as the superseded agreements except that the terms end on December 31, 2018. The Change-in-Control Agreements remain structured as double-trigger agreements and provide that in the event (i) a covered executive is terminated by the Company during a Change-in-Control Protection Period without Cause, or (ii) a covered executive resigns from the Company during a Change-in-Control Protection Period for Good Reason (as such terms are defined in the Change-in-Control Agreements), such covered executive shall be entitled to the following: (1) continued payment of compensation and the provision of benefits through the date of termination; (2) an amount equal to any accrued, but unused vacation days; (3) a lump sum amount equal to two times the sum of (a) the covered executive’s base salary for the calendar year immediately preceding the year in which the date of termination occurs, and (b) the covered executive’s annual target bonus for the fiscal year in which termination occurs; and (4) the continuation of certain insurance benefits for a period of 18 months after the date of termination.

Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Change-in-Control Agreements, in the event that a covered executive becomes entitled to receive compensation under their respective Change-in-Control Agreement, then for a period of one year such covered executive shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

Under the terms of the Change-in-Control Agreements, covered executives are not entitled to receive any tax gross up for any excise tax imposed upon them under Sections 280G and 4999 of the Code. In the event that any payments or benefits paid or payable to a covered executive pursuant to their Change-in-Control Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then such covered executive shall receive the greater of: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by the covered executive on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

Potential Payments Upon Termination or Change-In-Control

The following table represents amounts or benefits that would have been payable or owed to each of the named executive officers other than Mr. Levanduski upon termination of their employment as a result of the scenarios indicated in each column assuming the termination occurred on the last day of our fiscal year, August 31, 2017. The termination benefits described for Mr. Levanduski under Involuntary Termination Without Cause represent amounts determined pursuant to the terms of the Levanduski Separation Agreement.

Compensation Components	Retirement or Voluntary Termination(1)	Death or Disability(2)	Involuntary Termination with Cause(3)	Involuntary Termination Without Cause(4)	Termination upon Change-in- Control(5)
For Joseph M. Gingo
Severance	—	$1,104,000	—	$2,760,000	$2,760,000
Health/Welfare Benefits(6)	—	—	—	$1,629	$1,629
Incentive Plan Based Awards(7)	$3,873,663	$3,873,663	—	$3,873,663	$4,618,976
Retirement Benefits
Non-Qualified Plan(8)	$34,119	$34,119	$34,119	$34,119	$34,119

Total	$3,907,782	$5,011,782	$34,119	$6,669,411	$7,414,724

For John W. Richardson
Severance	—	$600,000	—	$1,583,333	$1,700,000
Health/Welfare Benefits(6)	—	—	—	$1,629	$1,629
Incentive Plan Based Awards (7)	$1,589,242	$1,729,247	—	$1,589,242	$2,051,696
Retirement Benefits
Pension and Non-Qualified Plans(8)(9)	$11,986	$11,986	$11,986	$11,986	$11,896

Total	$1,601,228	$2,341,233	$11,986	$3,186,190	$3,765,311

For Joseph J. Levanduski
Severance	—	—	—	$711,693	—
Health/Welfare Benefits(6)	—	—	—	$35,844	—
Incentive Plan Based Awards(7)	—	—	—	—	—
Retirement Benefits
Non-Qualified Plan(8)	—	—	—	$51,480	—

Total	—	—	—	$799,017	—

For Heinrich Lingnau-Schneider
Severance	—	—	—	—	$1,235,698
Health/Welfare Benefits(6)	—	—	—	—	$21,626
Incentive Plan Based Awards(7)	—	$303,239	—	—	$1,157,662
Retirement Benefits
Pension Plan(9)	$1,880,370	$1,880,370	$1,880,370	$1,880,370	$1,880,370

Total	$1,880,370	$2,183,609	$1,880,370	$1,880,370	$4,295,356

For Gary A. Miller(11)
Severance	—	—	—	—	$1,509,375
Health/Welfare Benefits(6)	—	—	—	—	$22,630
Incentive Plan Based Awards(7)	$151,887	$242,246	—	—	$933,371
Retirement Benefits
Non-Qualified Plan(8)	$5,523	$5,523	$5,523	$5,523	$5,523

Total	$157,410	$247,769	$5,523	$5,523	$2,470,900

For Gustavo Pérez
Severance	—	—	—	—	$1,286,077
Health/Welfare Benefits(6)	—	—	—	—	$15,961
Incentive Plan Based Awards(7)	—	$282,569	—	—	$1,142,371
Retirement Benefits
Pension and Non-Qualified Plans(8)(9)	$729,022	$729,022	$729,022	$729,022	$729,022

Total	$729,022	$1,011,591	$729,022	$729,022	$3,173,431

(1)

The Company considers normal retirement age to be 60 years of age; therefore only Messrs. Gingo, Richardson, and Miller were eligible for retirement at August 31, 2017. Upon Mr. Gingo’s retirement, all of his service-based award of 125,000 restricted stock units granted pursuant to his employment agreement vest, a pro rata portion of his performance-based restricted stock unit award for fiscal 2017 is released as determined by the time elapsed since the date of grant, and a pro rata portion of his stock options for fiscal 2017 vest and become exercisable as determined by the time elapsed since the date of grant. Upon Mr. Richardson’s retirement, all of his service-based award of 50,000 restricted stock units granted pursuant to his employment agreement vest, pro rata portions of his service-based restricted stock unit award and his performance-based restricted stock unit award granted in fiscal 2017 are released as determined by the time elapsed since the date of grant, and a pro rata portion of his stock options granted in fiscal 2017 vest and become exercisable as determined by the time elapsed since the date of grant. Upon Mr. Miller’s retirement, pro rata portions of his service-based restricted stock or restricted stock unit awards and performance-based restricted stock or stock unit awards are released as determined by the time elapsed since the date of grant, and a portion of his stock options granted in fiscal 2017 vest and become exercisable as determined by the time elapsed since the date of grant. All performance-based awards will be settled at the end of the vesting period only if the performance criteria has been met. For purposes of these calculations, it was assumed that the pro rata amount of outstanding performance-based awards would vest based on current performance relative to the performance criteria. The value of equity-based awards was calculated using the closing price of the common stock on August 31, 2017 of $30.40. For Messrs. Lingnau-Schneider and Pérez, information is presented based on a voluntary resignation not treated as a retirement, in which case any cash bonus or non-vested equity-based award is forfeited and they would be entitled only to vested retirement benefits.

(2)	The severance amount is a lump sum payment equal to 60% of the base salary for 24 months. All service-based restricted stock awards fully vest upon death or disability, therefore the amount reflects the value of all time-based restricted stock or restricted stock units outstanding for the named executive officers. The portion of any outstanding performance-based awards released is based on the time elapsed since the date of grant; however, such awards will be released only at the end of the vesting period and only if the performance criteria has been met. For purposes of this calculation, it was assumed that the pro rata amount of outstanding performance-based awards would vest based on current performance relative to the performance criteria. All stock options vest and become exercisable upon death or disability. The value of equity-based awards was calculated using the closing price of the common stock on August 31, 2017 of $30.40.

(3)	The Company does not provide for any severance when termination occurs with cause. All equity-based awards are cancelled upon termination with cause, including all stock options, vested and unvested, which are forfeited immediately upon termination with cause with no time to exercise.

(4)	The severance benefits for Messrs. Gingo and Richardson reflect the severance compensation provided under their respective employment agreements as described under Employment and Other Employment Related Agreements beginning on page 46 of this proxy statement. With respect to treatment of outstanding equity incentive awards under our Equity Plans, all restricted stock and restricted unit awards generally are cancelled upon termination without cause prior to retirement. However, with respect to Mr. Gingo and Mr. Richardson, all service-based restricted stock and restricted stock units are vested upon any termination other than for cause as provided under their respective employment agreements. The portion of any performance-based equity awards released is based on the time elapsed since the date of grant; however, such awards will be released only at the end of the vesting period and only if the performance criteria has been met. The portion of any unvested stock options which vest and become exercisable is based on the time elapsed since the date of grant. The value of such equity awards was calculated using the closing price of the common stock on August 31, 2017 of $30.40. In addition, all employment agreements include a “net best effects” provision which applies if any payments or benefits paid or payable upon termination would constitute a “parachute payment” within the meaning of Section 280G of the Code. If so, then they are entitled to receive the greater of: (i) one dollar ($1.00) less than the amount which would cause the payments and benefits to constitute a “parachute payment”; or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code, if such amount would be greater than the foregoing amount, after taking into account all federal, state and local taxes, provided that any reduction to any payment pursuant this provision is to be made consistent with the requirements of Section 409A of the Code. The severance benefits for Mr. Levanduski reflect the actual severance compensation provided under the Levanduski Separation Agreement as described under Employment and Other Employment Related Agreements beginning on page 46 of this proxy statement.

(5)

Severance benefits determined pursuant to each named executive officer’s respective employment agreement, change-in-control agreement, and equity award agreements. Upon a change-in-control, all equity-based awards are subject to vesting as of the date of a change-in-control regardless of whether there is a subsequent termination. Time-based restricted stock or restricted stock unit awards are considered fully vested upon a change-in-control, therefore, the amount reflects the value of all restricted stock awards outstanding for the named executive officers. Performance-based equity awards are considered vested at the target level of the performance criteria included in the equity awards. Stock options are considered fully vested and exercisable. The value of equity-based awards was calculated using the closing price of the common stock on August 31, 2017 of $30.40. Additional severance benefits are payable only upon certain terminations of employment in connection with the change in control event as described under Employment and Other Employment Related Agreements beginning on page 46 of this proxy statement. In addition, each employment and change-in-control agreement includes a “net best effects” provision which applies if any payments or benefits paid or payable upon termination would constitute a “parachute payment” within the meaning of Section 280G of the Code. If so, then they are entitled to receive the greater of: (i) one dollar ($1.00) less than the amount which would cause the payments and benefits to constitute a “parachute payment”; or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code, if such amount would be greater than the foregoing amount, after taking into account all federal, state and local taxes, provided that any reduction to any payment pursuant this provision is to be made consistent with the requirements of Section 409A of the Code.

(6)	In the event of termination following a change-in-control, each named executive officer other than Mr. Gingo is eligible to receive up to 18 months of life, disability, accident and health insurance without cost under their respective employment agreement or change-in-control agreement. These amounts are estimated based on current costs for insurance and could change depending on the actual timing of such event. Mr. Gingo is not eligible for continuation of life, disability, accident and health insurance under his employment agreement.

(7)	The value of equity-based awards other than stock options were calculated as follows: (a) for named executive officers other than Messrs. Gingo, Richardson, and Levanduski, the value was calculated based on the closing price of our common stock on August 31, 2017 of $30.40 multiplied by (i) a pro rata number of service-based restricted stock or restricted stock unit awards subject to vesting, and (ii) such portion of a pro rata number of performance-based awards determined on the basis of current performance relative to the performance criteria; (b) for Mr. Gingo, the value of his equity-based awards was calculated based on the closing price of the common stock on August 31, 2017 of $30.40 multiplied by (i) 125,000 service-based restricted stock units (which vest upon any termination other than with cause), and (ii) such portion of a pro rata number of performance-based awards determined on the basis of current performance relative to the performance criteria; (c) for Mr. Richardson, the value of his equity-based awards was calculated based on the closing price of the common stock on August 31, 2017 of $30.40 multiplied by (i) 50,000 service-based restricted stock units (which vest upon any termination other than with cause), (ii) a pro rata number of 5,830 service-based restricted stock units subject to vesting, and (iii) such portion of a pro rata number of performance-based awards determined on the basis of current performance relative to the performance criteria; and (d) for Mr. Levanduski, all of his equity-based awards were forfeited in connection with his voluntary resignation effective October 31, 2016. No value is reported for the value of stock options exercisable upon events of termination based on the closing price of our common stock on August 31, 2017 of $30.40 and the exercise price of all outstanding stock options of $32.55.

(8)	Benefits under the Non-Qualified Plan vest and become non-forfeitable in accordance with a specified formula that provides for partial vesting starting after two years of employment and full vesting after seven years of employment. In addition, upon a change-in-control, participants’ benefits under the Non-Qualified Plan become fully vested and non-forfeitable. Amount reported for Mr. Levanduski represents the withdrawal of vested benefits in connection with his voluntary resignation as Chief Financial Officer effective October 31, 2016.

(9)	For Mr. Lingnau-Schneider, amount constitutes benefits under our European pension plan. For Mr. Pérez, amount includes $721,529 in benefits under our Mexico pension plan and $7,493 in benefits under our Non-Qualified Plan. The amounts under our European pension plan and Mexico pension plan were translated to U.S. dollars from either the Euro for Mr. Lingnau-Schneider or the Mexican Peso for Mr. Pérez, using the following fiscal year end rates: (i) 1.1825 Euro:USD, and (ii) 0.05754 MXCP:USD.

Director Compensation

The following table sets forth compensation information for each of our non-employee directors. Mr. Gingo, as an employee of the Company during all of fiscal 2017, received no additional compensation for his or her services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Eugene R. Allspach	$90,000	$75,874	—	—	—	—	$165,874
Gregory T. Barmore	$97,500	$75,874	—	—	—	—	$173,374
David G. Birney	$100,000	$75,874	—	—	—	—	$175,874
Carol S. Eicher(3)	$0	$0	—	—	—	—	$0
Lee D. Meyer	$90,000	$75,874	—	—	—	—	$165,874
James A. Mitarotonda	$80,000	$75,874	—	—	—	—	$155,874
Ernest J. Novak, Jr.	$97,500	$75,874	—	—	—	—	$173,374
Kathleen M. Oswald	$60,000	$75,874	—	—	—	—	$135,874
Allen A. Spizzo(3)	$0	$0	—	—	—	—	$0

(1)	Amounts shown reflect all fees paid in cash for services as a director during fiscal 2017, which are paid at the beginning of each calendar quarter on a pro rata basis. Amounts shown include the annual cash retainer of $80,000 and additional annual cash retainers paid to directors with additional duties as described below. For Ms. Oswald, who was first elected as a director on December 9, 2016, amount reflects three quarterly payments received during fiscal 2017.
(2)

Amounts shown reflect the aggregate grant date fair value of 2,331 shares of our common stock granted during fiscal 2017 computed in accordance with FASB ASC Topic 718, using the closing price of our common stock on the grant date January 11, 2017 of $32.55 per share. The targeted value of the share awards, comprising one-half of our directors’ annual retainer paid in advance for their annual term, was $80,000. The number of shares issued was determined by dividing $80,000 by $34.32, the average trading value of a share of our common stock for the 30-day period preceding the grant date. Certain assumptions used in the calculation of the amounts shown are included in Note 11, “Share-Based Incentive Compensation Plans,” to the Consolidated Financial Statements included in A. Schulman’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017.

(3)	Ms. Eicher and Mr. Spizzo received no compensation during the fiscal year ended August 31, 2017, due to their appointment as directors on September 8, 2017. They each received a pro rata portion of the Company’s annual director retainer for the remainder of the 2017 calendar year, in the amount of $25,200 in cash and $25,200 in Company common stock, as reported in the Current Report on Form 8-K filed by the Company with the SEC on September 12, 2017.

Annual base compensation of directors is comprised of a cash retainer in the amount of $80,000 and an award of shares of common stock at a targeted value of $80,000, based on the average trading value of our common stock for the 30-day period preceding the grant date. Directors do not receive per meeting fees unless they attend more than 24 meetings annually, in which case directors are entitled to receive $1,500 for each additional Board or Committee meeting attended. Additional annual cash retainers are also provided for the following leadership positions on the Board of Directors: (i) Lead Independent Director – $20,000; (ii) Audit and Compensation Committee Chair – $17,500; and (iii) all other Committee Chairs – $10,000. To more closely align with the term of office of our directors (which commences immediately following the annual meeting of stockholders, typically held in mid-December), we pay our director compensation on a calendar year basis, and pay a proportionate amount of the cash retainer fees at the beginning of each calendar quarter. The share-based retained is granted in early January of each calendar year at the same time as long-term incentive grants to our executive officers.

Directors may elect to participate in our EDSOP, which we implemented in fiscal 2012 to help facilitate compliance with our stock ownership guidelines. The EDSOP provides our directors and executive officers with a convenient method to directly purchase our common stock at its fair market value with their director retainer fees or annual incentive compensation payments, as the case may be. As of the end of fiscal 2017, no director was participating in the EDSOP.

Pursuant to the Amended and Restated Directors Deferred Units Plan (the “Directors Plan”), a director may elect to defer all or a portion of his or her director fees in a calendar year. Deferred director fees are credited to an account for each participating director (the “Account”) until the last day of each quarter (a “Valuation Date”). On each Valuation Date, the Account is credited with the amount of any dividends that would have been paid to the director had he or she actually owned shares of common stock equal to the number of units in the Account at the time of the dividend payment. On each Valuation Date, all amounts credited to the Account are converted into units by dividing the amount in the Account by the closing price of common stock on the Valuation Date. Upon the earlier of a director’s separation from service as a director, a change of control or a director’s disability (each a “Triggering Event”), units are converted into cash and paid to the director in a single lump sum no later than March 15 of the calendar year that begins after the calendar year during which a Triggering Event occurs. The conversion into cash is based on the closing price of the common stock on the date prior to the date that payment is made. At the end of fiscal 2017, no director participated in the Directors Plan.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to oversee the accounting and financial reporting process of the Company, and the Audit Committee is responsible for overseeing the qualifications, independence and performance of, and the Company’s relationship with, its independent registered public accounting firm. The Audit Committee is comprised of six directors, each of whom is independent as defined by applicable NASDAQ and Commission rules, and operates under a written charter adopted by the Board. The Audit Committee includes the following members of the Board of Directors: Ernest J. Novak, Jr. (Chair), Eugene R. Allspach, Gregory T. Barmore, Carol S. Eicher, Lee D. Meyer, and Allen A. Spizzo.

The Audit Committee has met, reviewed and discussed with management the audited consolidated financial statements of the Company for the fiscal year ended August 31, 2017, who represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with PricewaterhouseCoopers LLP, our registered independent public accounting firm, matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and letter required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence). The Audit Committee has discussed with PricewaterhouseCoopers LLP any relationships with or services to the Company or its subsidiaries that may impact the objectivity and independence of PricewaterhouseCoopers LLP, and the Audit Committee has satisfied itself as to PricewaterhouseCoopers LLP’s independence.

Based upon the Audit Committee’s discussion with management and PricewaterhouseCoopers LLP, and the Audit Committee’s review of the representation of management and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended August 31, 2017 be included in the Company’s Annual Report on Form 10-K filed with the Commission. The Audit Committee also recommended that PricewaterhouseCoopers LLP be appointed as the Company’s independent registered public accounting firm for the 2018 fiscal year.

Audit Committee:

Ernest J. Novak, Jr., Chair

Eugene R. Allspach

Gregory T. Barmore

Carol S. Eicher

Lee D. Meyer

Allen A. Spizzo

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine the books, records and accounts of the Company and its subsidiaries for the fiscal year ending August 31, 2018. This selection is being presented to stockholders for ratification or rejection at the Annual Meeting. THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT SUCH APPOINTMENT BE RATIFIED.

PricewaterhouseCoopers LLP was our independent registered public accounting firm for the fiscal year ended August 31, 2017. During early fiscal 2018, the Audit Committee engaged in a thorough review of the qualifications, performance and proposed fees of PricewaterhouseCoopers LLP, including consideration of a presentation by the accounting firm and the input of management. Based on this review, PricewaterhouseCoopers LLP was determined by the Audit Committee and the Board of Directors to be well qualified for continued selection as our independent registered public accounting firm for fiscal year 2018. By NASDAQ and Commission rules and regulations, appointment of A. Schulman’s independent registered public accounting firm is the direct responsibility of the Audit Committee. The Board of Directors has determined, however, to seek shareholder ratification of this appointment as both a good corporate practice and to provide shareholders an avenue to express their views on this important matter. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

For ratification, this Proposal Two will require the affirmative vote of the holders of a majority of the shares of common stock present, represented and entitled to vote at the Annual Meeting. In determining whether Proposal Two has received the requisite vote for approval, broker non-votes will not be counted for the purpose of determining whether Proposal Two has been approved. Abstentions will be counted as present and entitled to vote on the matter for purposes of Proposal Two and, thus, will have the same effect as a vote against Proposal Two. If Proposal Two is rejected, or if PricewaterhouseCoopers LLP declines to act or becomes incapable of acting as our independent registered public accounting firm, or if its engagement is otherwise discontinued, the Audit Committee will appoint another public auditor, the continued engagement of whom, after the Annual Meeting, will be subject to ratification by the stockholders.

Fees Incurred by Independent Registered Public Accounting Firm

Set forth below are the aggregate fees and expenses for professional services rendered by PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2017 and 2016 fiscal years.

	Fiscal 2017	Fiscal 2016
Audit Fees(1)	$4,210,573	$4,134,260

Audit-Related Fees(2)	$73,300	$61,500

Tax Fees(3)	$767,000	$858,290

All Other Fees	$0	$0

(1)	Comprised of the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, and its limited reviews of the Company’s unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as statutory audits of the Company’s subsidiaries and consents to Commission filings.

(2)	Comprised of services rendered by PricewaterhouseCoopers LLP primarily related to specialized reporting, consultation services, and other procedures in various jurisdictions.

(3)	Comprised of professional services rendered by PricewaterhouseCoopers LLP for tax consulting and advice and domestic and international tax compliance and tax return preparation. For fiscal 2017, tax consulting fees were $97,000, tax compliance fees were $400,000, and other tax related fees were $270,000.

Pre-Approval of Fees

As required by our pre-approval policy, the Audit Committee or the Chair of the Audit Committee pre-approves all audit and non-audit services performed by the independent registered public accounting firm and related fee arrangements to assure that the provision of the services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval by the Audit Committee, it requires specific pre-approval. In addition, any proposed services exceeding pre-approved cost levels require specific Audit Committee pre-approval. The Audit Committee has delegated pre-approval authority to its Chair, provided that the pre-approval is reviewed by the full Audit Committee at its next regular meeting.

PROPOSAL THREE — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE

ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Act and Section 14A of the Exchange Act, stockholders have the right to vote, on an advisory nonbinding basis, on the frequency, at least once every three years, with which they would like to consider an advisory vote on named executive officer compensation (commonly referred to as Say-on-Pay) at annual meetings of stockholders. Proposal Three sets forth our Say on Pay proposal in this proxy statement. By voting on this Proposal Three, stockholders may indicate whether they prefer an advisory vote on named executive officer compensation every year, every two years, or every three years, or they may abstain from voting.

The Board of Directors recommends that a Say-on-Pay advisory vote be included in the Company’s proxy statement every year, and therefore recommends that stockholders vote for a frequency of “1 Year” for future Say-on-Pay advisory votes. The Board of Directors believes that an annual Say-on-Pay advisory vote will allow stockholders to provide meaningful input to the Company regarding its executive compensation practices on a regular basis, consistent with the Company’s efforts to engage in ongoing dialogue with its stockholders.

The outcome of this advisory vote on the frequency of future Say-on-Pay votes will be determined by a plurality of votes cast by the holders of common stock present, represented and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will not be relevant to the outcome. Stockholders may vote for “1 Year”, “2 Years”, “3 Years”, or “Abstain.” Uninstructed proxy cards will be voted for “1 Year”, consistent with the recommendation of the Board of Directors. Because this vote is advisory, it will not be binding on the Board of Directors, although it will consider the vote results in determining the frequency of future say-on-pay votes. A. Schulman will announce its decision on the frequency of say-on-pay votes in a Form 8-K filed with the SEC no later than 150 days after the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY

OF “1 YEAR” ON THE ADVISORY VOTE ON THE FREQUENCY OF AN

ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR — ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Act and Section 14A of the Exchange Act, we are submitting a Say-on-Pay proposal for stockholder consideration, providing our stockholders with the right to vote to approve, on an advisory nonbinding basis, the following resolution relative to the compensation of our named executive officers:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

As described in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation philosophy is designed to provide a pay for performance compensation package, targeted at median market levels, to our named executive officers in order to attract, retain and motivate the key executives who are directly responsible for our continued success. We believe that this compensation philosophy, and the programs and policies approved and adopted by the Compensation Committee thereunder, has allowed us to attract and retain a talented executive management team which has provided successful leadership during the recent periods of economic turbulence and implementation of our significant acquisition and integration strategies.

Please read the “Compensation Discussion and Analysis” and “Compensation Tables” sections of this proxy statement, including the related narrative, for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2017 compensation of our named executive officers.

This Say-on-Pay proposal requires the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Accordingly, broker non-votes will not be relevant to the outcome. Abstentions will be counted as being present and entitled to vote for purposes of Proposal Four and, thus, will have the same effect as a vote against Proposal Four. Because this vote is advisory, it will not be binding on the Company or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review the voting results and if there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote and expect to address them in making future decisions about our executive compensation programs.

The Board’s current policy is to include an advisory Say-on-Pay vote every year. At this year’s Annual Meeting, stockholders will also be voting, on an advisory basis under Proposal Three, on their preference for future Say-on-Pay advisory votes. Our Board of Directors is recommending that our stockholders approve a frequency of “1 Year” under Proposal Three, so it is anticipated that the next Say-on-Pay advisory vote will occur at our 2018 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF

THE ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION.

PROPOSAL FIVE —APPROVAL OF THE 2017 EQUITY INCENTIVE PLAN

The Board of Directors proposes that the stockholders approve the 2017 Equity Plan. The Board of Directors adopted the 2017 Equity Plan on October 13, 2017, subject to approval by the stockholders. Set forth below is a summary of the material features of the 2017 Equity Plan, which summary is qualified in its entirety by the text of the 2017 Equity Plan, a copy of which is attached to this proxy statement as Appendix A.

The purpose of the 2017 Equity Plan is to foster and promote our long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2017 Equity Plan is intended to encourage participants to acquire and maintain ownership interests in A. Schulman and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of our business is largely dependent. The 2017 Equity Plan serves these purposes by making equity- and cash-based awards (“Awards”) available for grant to eligible participants in the form of:

•	nonqualified stock options to purchase shares of common stock (“NQSOs”);
•	incentive stock options to purchase shares of common stock (“ISOs” and, together with NQSOs, “Options”);
•	stock appreciation rights (“SARs”);
•	restricted shares of common stock (“Restricted Stock”);
•	restricted stock Awards that may be settled in Shares, cash or a combination thereof (“Restricted Stock Units”);
•	other stock-based Awards – Awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of the shares of common stock (“Other Stock-Based Awards”); and
•	cash-based Awards (“Cash Awards”).

Section 162(m) of the Internal Revenue Code

Under the 2017 Equity Plan, the Compensation Committee may grant Restricted Stock, Other Stock-Based Awards and Cash Awards in a manner intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder (“Performance-Based Awards”). Section 162(m) generally limits the deduction that A. Schulman may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” (as defined in Section 162(m)) in any one taxable year. Performance-Based Awards granted under the 2017 Equity Plan will not count against this $1,000,000 deduction limitation provided that; (i) the lapse of restrictions on such Performance-Based Awards and the distribution of cash, shares of common stock or other property pursuant to such Performance-Based Awards is contingent upon satisfying one or more of the performance criteria enumerated in the 2017 Equity Plan, as established and certified by the Compensation Committee; and (ii) the Performance-Based Awards otherwise satisfy the requirements for qualified performance-based compensation under Section 162(m). The 2017 Equity Plan is designed so that Options and SARs granted thereunder will be considered qualified performance-based compensation for purposes of Section 162(m). The Company is submitting the 2017 Equity Plan, including the performance criteria set forth therein, to the stockholders for approval at the Annual Meeting to help ensure that Performance-Based Awards granted under the 2017 Equity Plan will be deductible if intended to be qualified performance-based compensation.

While we believe it is in the best interests of the company and our shareholders to have the ability to potentially grant “qualified performance-based compensation” under Section 162(m) of the Code, we may decide to grant compensation that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by the Company.

Administration

The Compensation Committee will administer the 2017 Equity Plan, except in the case of Awards to directors, which will be determined by the entire Board of Directors. The Compensation Committee will be comprised of at least two directors, each of whom will be an “outside director” (within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder), a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act) and an “independent director” under applicable NASDAQ rules.

In its capacity as plan administrator, the Compensation Committee will determine which participants will be granted Awards, the type of each Award granted and the terms and conditions of each Award. The Compensation Committee will also have full power and authority to; (i) establish, amend and rescind rules and regulations relating to the 2017 Equity Plan; (ii) interpret the 2017 Equity Plan and all related award agreements; and (iii) make any other determinations that it deems necessary or desirable for the administration of the 2017 Equity Plan. Any action taken by the Compensation Committee will be final, binding and conclusive on all parties.

With respect to each Award granted under the 2017 Equity Plan, the Company will enter into a written or electronic award agreement with the participant which describes the terms and conditions of the Award, including; (i) the type of Award and when and how it may be exercised or earned;(ii) any exercise price associated with the Award; (iii) how the Award will or may be settled; and (iv) any other applicable terms and conditions affecting the Award.

Eligibility

The Board of Directors may select any director of the Company or an affiliate company who is not an employee to receive Awards under the 2017 Equity Plan. The Compensation Committee may select any: (i) employees of A. Schulman and its affiliates; and (ii) consultants who render services to the Company or its affiliates to receive Awards under the 2017 Equity Plan. As of October 13, 2017, there were ten non-employee directors and approximately 4,900 employees of the Company and its affiliates. We are unable to reasonably estimate the number of third-party consultants who will be eligible to receive Awards under the 2017 Equity Plan. The only Awards that have been granted to a third-party consultant under the Company’s 2006 Incentive Plan, 2010 Value Creation Rewards Plan, or 2014 Equity Plan, is a grant on September 8, 2017 of 851 unrestricted shares to Dr. William Joyce pursuant to that certain Services Agreement pursuant to which the Board of Directors appointed Dr. Joyce as an advisor to the Board of Directors, in connection with the Cruiser Agreement.

Available Shares of Common Stock

Subject to the adjustments discussed below, the aggregate number of shares of common stock available for the grant of Awards under the 2017 Equity Plan will be 1,825,000 plus the number of shares that, on the effective date of the 2017 Equity Plan, are subject to outstanding awards under our 2010 Value Creation Rewards Plan or our 2014 Equity Incentive Plan, but which are subsequently forfeited under the terms of such prior plan without receipt of any additional consideration. Upon adoption of the 2017 Equity Plan, no further awards will be made under our 2010 Value Creation Rewards Plan or our 2014 Equity Incentive Plan. Shares of common stock issued under the 2017 Equity Plan may consist of; (i) treasury shares; (ii) authorized but unissued shares of common stock not reserved for any other purpose; or (iii) shares of common stock purchased by or on the Company’s behalf in the open market for such purpose.

On October 13, 2017, the closing price of the shares of common stock on NASDAQ was $37.55.

Upon the grant of an ISO, a NQSO or a SAR, the number of shares of common stock available for issuance under the 2017 Equity Plan will be reduced by an amount equal to the number of shares of common stock subject to such Award. In the case of any SAR which is settled in shares of common stock, A. Schulman will count the full number of shares of common stock subject to the SAR against the number of shares of common stock available for future Awards, regardless of the number of shares of common stock used to settle the SAR upon exercise. The Compensation Committee may grant Full Value Awards covering up to five percent (5%) of the shares of common stock available for issuance pursuant to the 2017 Equity Plan without regard to the minimum vesting requirements of the 2017 Equity Plan with respect to Awards of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

The following shares of common stock may be awarded under the 2017 Equity Plan and do not count against the 1,825,000 share limit:

•	shares of common stock covered by an Award granted under the 2017 Equity Plan that expires or is forfeited, cancelled, surrendered or otherwise terminated without the issuance of such shares of common stock;
•	shares of common stock covered by an Award granted under the 2017 Equity Plan that is settled only in cash;
•	shares of common stock granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become eligible participants in the 2017 Equity Plan as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and A. Schulman or any of its affiliates; and
•	shares of common stock covered by an Award granted under the 2017 Equity Plan that are later returned to A. Schulman pursuant to any compensation recoupment policy, provision or agreement.

The 2017 Equity Plan contains the following fiscal year limits:

•	The maximum number of Options for shares of common stock to any one participant is 250,000;
•	The maximum number of SARs with respect to shares of common stock to any one participant is 250,000;
•	The maximum aggregate amount associated with any award to any one Non-Employee Director is $300,000;
•	The maximum amount that may be granted to any one participant for performance-based awards payable in cash or property other than shares is $3,000,000; and
•	The maximum number of shares that may be granted to any one participant for performance-based awards payable in shares of common stock is 150,000.

For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of shares deemed granted with respect to any one fiscal year is the total amount payable or shares earned for the performance period divided by the number of fiscal years in the performance period.

In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of shares of common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Compensation Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction, including: (i) adjustment of the number and kind of shares that may be delivered under the 2017 Equity Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price or base price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In the event of a subdivision of a stock-split, a declaration of a dividend payable in shares of common stock, or a combination or consolidation of the outstanding shares into a lesser number of shares, authorization limits under the 2017 Equity Plan shall automatically be adjusted proportionately, and the shares of common stock then subject to each Award shall automatically, without the necessity for any additional action by the Compensation Committee, be adjusted proportionately without any change in the aggregate purchase price therefor. Notwithstanding the foregoing, the Compensation Committee may not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treasury Regulation Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares of common stock, or any transaction described in the foregoing paragraph, the Compensation Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than shares of common stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying shares of common stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance criteria and performance periods for Performance-Based Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Compensation Committee’s determination does not need to be uniform and may differ for participants whether or not such participants are similarly situated. However, any adjustment described in this paragraph remains subject to the general provisions of the 2017 Equity Plan governing amendments.

Types of Awards and Key Features

Minimum Vesting Requirements

As described in more detail below in connection with each type of Award, the 2017 Equity Plan contains minimum vesting and exercisability requirements. Generally, each type of Award is subject to a minimum vesting or election period of one year, except as set forth in the 2017 Equity Plan or as described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement (as such terms are defined in the 2017 Equity Plan).

Options

The Compensation Committee may grant Options at any time during the term of the 2017 Equity Plan in such number, and upon such terms and conditions, as it determines. The exercise price of any Option will be at least equal to the fair market value of the shares of common stock (i.e., the closing price of the shares of common stock on NASDAQ) on the date the Option is granted, and may be paid: (i) in cash; (ii) by tendering previously-acquired shares of common stock; (iii) by a cashless exercise; and/or (iv) through any other method approved by the Compensation Committee. The Compensation Committee will also determine the term of the option (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2017 Equity Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement (as such terms are defined in the 2017 Equity Plan): (1) no condition on exercisability of an Option that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year, and (2) no condition on exercisability of an Option that is based upon continued employment or the passage of time shall provide for exercisability in full of the Option more quickly than the first anniversary of the date of grant of the Option. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation Committee may grant all of the shares of common stock available for issuance under the 2017 Equity Plan with respect to ISOs. However, the Compensation Committee may only grant ISOs to employees of A. Schulman or its subsidiaries, and ISOs will be subject to certain additional restrictions, including without limitation compliance with the requirements of Section 422 of the Code.

Stock Appreciation Rights

The Compensation Committee may grant SARs at any time during the term of the 2017 Equity Plan in such number, and upon such terms and conditions, as it determines. The exercise price of any SAR will be at least equal to the fair market value of the shares of common stock on the date the SAR is granted. The Compensation Committee will also determine the term of the SAR (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2017 Equity Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement (as such terms are defined in the 2017 Equity Plan): (1) no condition on exercisability of a SAR that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year, and (2) no condition on exercisability of a SAR that is based upon continued employment or the passage of time shall provide for exercisability in full of the SAR more quickly than the first anniversary of the date of grant of the SAR. Upon exercise of a SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a share of common stock on the exercise date; and (ii) the exercise price per share of common stock, multiplied by the number of shares of common stock with respect to which the SAR is exercised. A SAR may be settled in shares of common stock, cash or a combination thereof, as specified by the Compensation Committee in the related award agreement.

Restricted Stock

The Compensation Committee may grant shares of Restricted Stock at any time during the term of the 2017 Equity Plan in such number, and upon such terms and conditions, as it determines. Restricted Stock consists of shares of common stock that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that participants pay a purchase price for each share of Restricted Stock; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting. The Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock Award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2017 Equity Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement (as such terms are defined in the 2017 Equity Plan): (1) no condition on vesting of a Restricted Stock Award that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of a Restricted Stock Award that is based upon continued employment or the passage of time may provide for vesting in full of the Award more quickly than in pro rata installments over three years from the date of grant.

During the period that the shares of Restricted Stock remain subject to forfeiture: (i) A. Schulman may retain the certificates representing shares of Restricted Stock; (ii) a participant may not sell or otherwise transfer the shares of Restricted Stock; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to the shares of Restricted Stock (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to the shares of Restricted Stock). At the end of the restriction period: (1) the participant will forfeit the shares of Restricted Stock if all terms, conditions and restrictions specified in the related award agreement have not been met; or (2) A. Schulman will distribute the shares of Restricted Stock to the participant if all terms, conditions and restrictions specified in the related award agreement have been met.

Restricted Stock Units

The Compensation Committee may grant Restricted Stock Units at any time during the term of the 2017 Equity Plan in such number, and upon such terms and conditions, as it determines. An Award of Restricted Stock Units may be settled in shares of common stock, cash or a combination thereof. Awards of Restricted Stock Units may include dividend equivalents, but may not provide voting rights with respect to the shares of common stock underlying the Restricted Stock Units. The Compensation Committee will impose such other terms, conditions and restrictions on any Award of Restricted Stock Units, which may include: (i) restrictions based on the achievement of specific performance goals; (ii) time-based restrictions; or (iii) holding requirements or sale restrictions upon vesting. The Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock Award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2017 Equity Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement (as such terms are defined in the 2017 Equity Plan): (1) no condition on vesting of an Award of Restricted Stock Units that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of an Award of Restricted Stock Units that is based upon continued employment or the passage of time may provide for vesting in full of the Restricted Stock Units more quickly than in pro rata installments over three years from the date of grant.

Other Stock-Based Awards

The Compensation Committee may grant Other Stock-Based Awards at any time during the term of the 2017 Equity Plan in such number, and upon such terms and conditions, as it determines. The Compensation Committee may grant Other Stock-Based Awards in such form as it determines, including, without limitation: (i) unrestricted shares of common stock; or (ii) performance-based restricted stock units that are settled in shares of common stock and/or cash. The award agreement relating to each Other Stock-Based Award will specify the terms and conditions upon which the Award will vest, the form of settlement (which may be cash, shares of common stock or a combination thereof), whether the Award will include dividend equivalents and any other terms and conditions of the Award, provided that dividend equivalents may not be provided with respect to any unearned performance-based Award. Except as otherwise set forth in the 2017 Equity Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement: (1) no condition on vesting of an Other Stock-Based Award that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of an Other Stock-Based Award that is based upon continued employment or the passage of time may provide for vesting in full of the Award more quickly than in pro rata installments over three years from the date of grant.

Cash-Based Awards

The Compensation Committee may grant Cash Awards at any time during the term of the 2017 Equity Plan in such amounts, and upon such terms and conditions, as it determines. The award agreement relating to each Cash Award will specify the payment amount or payment range, any applicable performance objectives and any other terms and conditions of such Award.

Performance-Based Awards

Under the terms of the 2017 Equity Plan, the Compensation Committee may grant Cash Awards, Restricted Stock Awards and Other Stock-Based Awards in a manner that is intended to constitute qualified performance-based compensation and is deductible by A. Schulman under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder. Specifically, the Compensation Committee generally will condition the grant, vesting, exercisability and/or settlement of such Performance-Based Awards on the attainment of performance goals during a specified performance period. The Compensation Committee will base or derive the performance goals on one or more of the following performance criteria enumerated in the 2017 Equity Plan:

•	Net earnings
•	Earnings per share
•	Net sales
•	Net income (before and after taxes)
•	Net income
•	Net operating profit
•	Return measures (including return on assets, capital, equity or sales)
•	Cash flow (including operating cash flow and free cash flow)
•	Cash flow return on capital
•	Earnings before and after taxes
•	Gross or operating margins
•	Productivity ratios
•	Share price (including total stockholder return)
•	Expense targets
•	Margins

As determined by the Compensation Committee, the selected performance criteria may relate to the individual participant, A. Schulman, the Company and one or more affiliates of A. Schulman or one or more divisions or business units of the Company, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices.

For each Performance-Based Award granted to an individual who is or is likely to be a covered employee, the Compensation Committee will establish in writing the applicable performance goals, performance period and formula for computing the Performance-Based Award while the outcome of the applicable performance goals is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25% of the applicable performance period. After the end of each performance period, the Compensation Committee will certify in writing whether the performance goals and other material terms imposed on the Performance-Based Award have been satisfied.

To the extent consistent with Section 162(m) of the Code, the Compensation Committee may calculate performance goals relating to any Performance-Based Award without regard to extraordinary items, and may adjust such performance goals in recognition of unusual or non-recurring events affecting A. Schulman or its affiliates or changes in applicable tax laws or accounting principles. Under the 2017 Equity Plan, the Compensation Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a Performance-Based Award actually paid to a participant.

Termination of Employment or Service

The Compensation Committee will determine the extent to which each Award granted under the 2017 Equity Plan will vest and the extent to which a participant will have the right to exercise and/or settle the Award in connection with a participant’s termination of employment or service. Such provisions, which will be reflected in the related award agreement, need not be uniform among all Awards and may reflect distinctions based on the reasons for termination. However, the Compensation Committee may generally only accelerate the vesting conditions of an Award upon a participant’s termination due to death, Disability or Retirement or involuntary termination without Cause (as such terms are defined in the 2017 Equity Plan).

Change in Control

Except as otherwise provided in the related award agreement, in the event of a Change in Control (as such term is defined in the 2017 Equity Plan), if the surviving or acquiring does not effectively assume a participant’s outstanding Awards, or such Awards otherwise will not remain outstanding: (i) all of the participant’s Awards which are not performance-based Awards will be fully vested or become fully exercisable, as the case may be; (ii) all of the participant’s Awards which are performance-based Awards will vest on a pro-rata basis and all performance objectives relating to such performance-based Awards will be deemed to have been satisfied at the “target” level of performance as of the date of such Change in Control; (iii) all Options and SARs will be fully exercisable; and (iv) all Awards other than Options and SARs will be paid or settled, as the case may be, within 60 days following the date of the Change in Control. If, on the other hand, the surviving or acquiring entity in the event of a Change in Control effectively assumes a participant’s outstanding Awards or such Awards otherwise will remain outstanding, such Awards will be treated in the manner described in (i) through (iv) of the foregoing sentence only if a participant’s employment is terminated by the surviving or acquiring entity without Cause within 12 months after such Change in Control transaction.

Except as otherwise provided in the related award agreement or any other written agreement between A. Schulman or any of its affiliates, if A. Schulman concludes that any payment or benefit due to a participant under the 2017 Equity Plan, when combined with any other payment or benefit due to the participant from A. Schulman, any affiliates or any other entity would be considered a “parachute payment” within the meaning of Section 280G of the Code, the payment or benefit will be reduced to $1.00 less than the amount that would be considered a “parachute payment.”

Transferability

Except as otherwise provided in a related award agreement: (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an Award, except by will or the laws of descent and distribution; and (ii) only the participant or his or her guardian or legal representative may exercise an Award during a participant’s lifetime.

No Rights as a Stockholder

Except as otherwise provided in the 2017 Equity Plan or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of common stock covered by an Award unless and until the participant becomes the record holder of such shares of common stock.

Repricing

The 2017 Equity Plan expressly prohibits the Board or Compensation Committee without prior approval of the stockholders from amending the terms of an outstanding Award to: (i) reduce the exercise price of an outstanding Option or SAR; (ii) cancel an outstanding Option or SAR in exchange for cash or other Awards (including Options or SARs) having an exercise price less than the exercise price of the original Option or SAR, or (iii) extending the original term of an outstanding Option or SAR.

Effective Date and Term

The 2017 Equity Plan will become effective upon its approval by the stockholders and, unless earlier terminated, will continue until the tenth anniversary of the effective date of the 2017 Equity Plan (except that the Compensation Committee may not grant any ISOs after October 13, 2027).

Amendment or Termination

The Board or Compensation Committee may amend or terminate the 2017 Equity Plan at any time, except that no amendment or termination may be made without stockholder approval if: (i) the amendment materially increases the benefits accruing to participants; (ii) the amendment materially increases the aggregate number of shares of common stock authorized for grant under the 2017 Equity Plan; (iii) the amendment materially modifies the eligibility requirements for participation; or (iv) such approval is required by any law, regulation or stock exchange rule.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2017 Equity Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2017 Equity Plan.

Incentive Stock Options

A. Schulman intends for ISOs to qualify for special treatment available under Section 422 of the Code. A participant will not recognize taxable income when an ISO is granted and A. Schulman will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO provided that the participant was, without a break in service, an employee of A. Schulman or a subsidiary during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to Disability).

If the participant does not sell or otherwise dispose of the shares of common stock acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the shares of common stock, then, upon disposition of such shares of common stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and A. Schulman will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares of common stock in an amount equal to the lesser of: (i) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the shares of common stock over the exercise price, and A. Schulman will be entitled to a corresponding deduction. Any amount realized in excess of the value of the shares of common stock on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares of common stock.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options

A participant will not recognize any income when a NQSO is granted, and A. Schulman will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of common stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of common stock or a combination of shares of common stock and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares of common stock that the participant purchases over the number of shares of common stock that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, A. Schulman will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a NQSO is greater than the aggregate fair market value of those shares of common stock at the time of exercise of the NQSO, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a NQSO is less than the aggregate fair market value of those shares of common stock at the time of exercise of the exercise of the NQSO, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights

A participant will not recognize taxable income when a SAR is granted, and A. Schulman will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of common stock the participant receives over the aggregate exercise price of the SAR, if any, and A. Schulman will be entitled to a corresponding deduction.

If the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a SAR is greater than the aggregate fair market value of those shares of common stock at the time of exercise of the SAR, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a SAR is less than the aggregate fair market value of those shares of common stock at the time of exercise of the SAR, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and A. Schulman will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of common stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of common stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and A. Schulman generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives upon disposition of these shares of common stock is greater than the fair market value of the shares of common stock when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the fair market value of the shares of common stock when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of common stock subject to the Restricted Stock Award on the grant date, and A. Schulman will be entitled to a deduction equal to the income that the participant recognizes at that time. However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the shares of common stock subject to a Restricted Stock Award, any appreciation between the grant date and the date the participant disposes of the shares of common stock will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the fair market value of the shares of common stock on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Restricted Stock Units and Other Stock-Based Awards

Generally, a participant will not recognize taxable income when a Restricted Stock Unit or an Other Stock-Based Award is granted, and A. Schulman will not receive a deduction at that time. However, upon the settlement of the Restricted Stock Unit or Other Stock-Based Award, the participant will recognize ordinary income equal to the cash and/or fair market value of the shares of common stock that the participant receives, less the aggregate exercise price of the Restricted Stock Unit or Other Stock-Based Award, if any. A. Schulman generally will be entitled to a deduction equal to the income that the participant recognizes.

If the participant receives shares of common stock upon the settlement of a Restricted Stock Unit or Other Stock-Based Award and the amount the participant receives upon disposition of the shares of common stock acquired upon the settlement of the Restricted Stock Unit or Other Stock-Based Award is greater than the fair market value of the shares of common stock when they were issued to the participant, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after they were issued. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the value of the shares of common stock when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after they were issued.

Cash-Based Award

A participant will not recognize ordinary income at the time a Cash Award is granted, and A. Schulman will not be entitled to a deduction at that time. In general, a participant will recognize ordinary income when the Cash Award is settled equal to the amount of the cash received, and A. Schulman will be entitled to a corresponding deduction.

Section 409A

Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. A. Schulman intends for the Awards granted under the 2017 Equity Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

New Plan Benefits

All Awards granted under the 2017 Equity Plan will be at the discretion of the Compensation Committee and, in the case of Performance-Based Awards, dependent upon A. Schulman’s future performance. As a result, the specific number and terms of Awards that: (i) will be granted to participants; or (ii) would have been granted to participants during the 2017 fiscal year had the 2017 Equity Plan been in place, are not determinable. See “Director Compensation” beginning on page 53 of this proxy statement for information regarding the Company’s non-employee director compensation program, which is expected to be continued under the 2017 Equity Plan.

For information regarding the shares of common stock available for issuance under A. Schulman’s existing equity compensation plans, see the “EQUITY COMPENSATION PLAN INFORMATION” on page 18 of this proxy statement.

Vote Required

The affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting will be required for approval of the 2017 Equity Plan. Broker non-votes will not be counted for the purpose of determining whether Proposal Five has been approved. Abstentions will be counted as present and entitled to vote on the matter for purposes of Proposal Five and thus will have the same effect as a vote against Proposal Five.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

APPROVAL OF THE 2017 EQUITY PLAN

OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Annual Meeting other than those described in this proxy statement. Our By-Laws describe procedures, including minimum notice provisions, for stockholder nomination of directors and submission of other stockholder business to be transacted at any Annual Meeting. A copy of the pertinent By-Law provisions is available on request to our Corporate Secretary at: A. Schulman, Inc., 3637 Ridgewood Road, Fairlawn, Ohio 44333. If any such stockholder proposals or other business to be transacted properly comes before the Annual Meeting, it is intended that shares represented by proxies solicited hereby will be voted in respect thereof in accordance with the best judgment of the proxy holders.

By order of the Board of Directors,

Andrean R. Horton
Executive Vice President, Chief Legal Officer, and Secretary

October 27, 2017

APPENDIX A

A. SCHULMAN, INC.

2017 EQUITY INCENTIVE PLAN

The Plan is intended to foster and promote the long-term financial success of the Company and its Affiliates and to increase stockholder value by providing Participants an opportunity to acquire and maintain an ownership interest in the Company and enabling the Company and its Affiliates to attract and retain the services of outstanding individuals upon whose judgment and special efforts the successful conduct of the Company’s business is largely dependent.

ARTICLE I

DEFINITIONS

When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms.

1.1    “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

1.2    “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.

1.3    “Award” shall mean any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award granted pursuant to the Plan.

1.4    “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.

1.5    “Beneficial Owner” shall mean a “beneficial owner” as defined in Rule 13d-3 under the Act.

1.6    “Board” shall mean the Board of Directors of the Company.

1.7    “Cash-Based Award” shall mean a cash Award granted pursuant to Article XI of the Plan.

1.8    “Cause” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable), a Participant’s (a) gross neglect of duties owed to the Company or its Affiliates, (b) knowing commission of misfeasance or permission of nonfeasance of duties in any material respect, or (c) commission of a felony.

1.9    “Change in Control” shall mean, with respect to the payment, exercise or settlement of any Award:

(a)    Any Person (as defined below), within any 12 month period, becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30 percent or more of either the then outstanding Shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(b)    The following individuals cease for any reason to constitute a majority of the number of persons then serving on the Board (“Board Members”): individuals who, on the date hereof, constitute the Board and any new Board Member (other than a Board Member whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of Board Members) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Board Members then still in office who either were Board Members on the date hereof or whose appointment, election or nomination for election was previously so approved; or

(c)    The Company consummates any other transaction involving a merger or consolidation with any other corporation or issues voting securities in connection with the consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than: (i) a merger or consolidation in which voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60 percent of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Subsidiaries other than in connection with the acquisition by the Company or its Subsidiaries of a business) representing 30 percent or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, or (iii) any transaction or series of integrated transactions immediately following which the record holders of the common Shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions; or

(d)    The Company liquidates, dissolves, or sells or disposes of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by stockholders in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) shall not constitute a Change in Control for purposes of this Plan if, with respect to a Participant, the Participant participates as an equity investor in the acquiring entity or any of its Affiliates (the “Acquiror”). For purposes of the preceding sentence, such Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of: (x) obtaining Beneficial Ownership of any equity interest in the Acquiror as a result of the grant to the Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and similar matters; (y) obtaining Beneficial Ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company or (z) passive ownership of less than 3 percent of the stock of the Acquiror.

For purposes of this definition, “Person” has the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, and shall include “persons acting as a group” within the meaning of Section 409A of the Code; provided, however, that except that the term will not include (i) the Company or any Related Entity, (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Related Entity, (iii) an underwriter temporarily holding securities pursuant to an offering of those securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

1.10    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.11    “Committee” shall mean:

(a)    in the case of Awards to Directors, the entire Board; and

(b)    in the case of all other Awards, the Compensation Committee of the Board (or a subcommittee thereof), which will be comprised of at least two directors, each of whom is an “outside director,” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder, a “non-employee” director within the meaning of Rule 16b-3 under the Act, and an “independent director” under the rules of the exchange on which the Shares are listed.

1.12    “Company” shall mean A. Schulman, Inc., a Delaware corporation, and any successor thereto.

1.13    “Consultant” shall mean any person who renders services to the Company or any Affiliate other than an Employee or a Director.

1.14    “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

1.15    “Director” shall mean a person who, on an applicable grant date, (a) is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by stockholders); and (b) is not an Employee.

1.16    “Disability” shall mean:

(a)    with respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies): (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Participant’s employer; or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; and

(b)    with respect to any other Award, “disability” as defined in Section 22(e)(3) of the Code;

Disability will be determined by the Committee in good faith upon receipt of sufficient medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

1.17    “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common-law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.

1.18    “Fair Market Value” shall mean, unless the Committee shall determine otherwise, the value of one Share on any relevant date, determined under the following rules:

(a)    If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day; or

(b)    If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, and if the relevant date is not a trading day, then on the next trading day.

If neither (a) nor (b) applies: (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder; and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.19    “Full Value Award” shall mean an Award that may be settled by the issuance of Shares, other than an Incentive Stock Option, a Nonqualified Stock Option or a Stock Appreciation Right.

1.20    “Incentive Stock Option” shall mean an Option that is intended to satisfy the requirements of Section 422 of the Code.

1.21    “Nonqualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

1.22    “Option” shall mean an option to purchase Shares which is granted pursuant to Article VI of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

1.23    “Other Stock-Based Award” shall mean an Award granted pursuant to Article X of the Plan.

1.24    “Participant” shall mean an Employee, Director or Consultant who is granted an Award under the Plan.

1.25    “Performance-Based Award” shall mean an Award granted pursuant to Article XII of the Plan.

1.26    “Performance Criteria” shall mean (a) with respect to a Participant who is or is likely to be a Covered Employee and for an Award that is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the Code, the performance criteria described in Section 11.2(a) of the Plan, and (b) with respect to any other Participant, any performance criteria determined by the Committee in its sole discretion.

1.27    “Plan” shall mean the A. Schulman, Inc. 2017 Equity Incentive Plan, as set forth herein and as may be amended from time to time.

1.28    “Prior Plans” shall mean (a) the A. Schulman, Inc. 2014 Equity Incentive Plan, and (b) the A. Schulman, Inc. 2010 Value Creation Rewards Plan.

1.29    “Related Board” shall mean the board of directors of any incorporated Affiliate or the governing body of any unincorporated Affiliate.

1.30    “Restricted Stock” shall mean an Award granted pursuant to Article VIII of the Plan under which a Participant is issued Shares which are subject to specified restrictions on vesting and transferability.

1.31    “Restricted Stock Unit” shall mean an Award granted pursuant to Article IX of the Plan under which a Participant is issued a right to receive a specified number of Shares or a cash payment equal to a specified number of Shares, the settlement of which is subject to specified restrictions on vesting and transferability.

1.32    “Retirement” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable): (a) with respect to Participants who are Employees, voluntary termination after age 60; and (b) with respect to Participants who are Directors, voluntary termination of service as a Director (i) after serving one full term as elected Director, and (ii) being nominated for election to a second consecutive term.

1.33    “Shares” shall mean the common shares, par value $1.00 per share, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.

1.34    “Stock Appreciation Right” shall mean an Award granted pursuant to Article VII of the Plan under which a Participant is given the right to receive the difference between the Fair Market Value of a Share on the date of grant and the Fair Market Value of a Share on the date of exercise of the Award.

1.35    “Subsidiary” shall mean with respect to an Incentive Stock Option, an Affiliate that is also a “subsidiary corporation” as defined under Section 424(f) of the Code.

1.36    “Treasury Regulations” shall mean the regulations issued by the United States Department of the Treasury with respect to the relevant section of the Code.

ARTICLE II

SHARES SUBJECT TO THE PLAN

2.1    Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 1,825,000, all of which may be granted with respect to Incentive Stock Options, plus the number of Shares that, on the effective date of this Plan, are subject to outstanding awards under the Prior Plans but which are subsequently forfeited under the terms of the Prior Plan without receipt of any consideration. Upon adoption of the 2017 Equity Plan, no further awards will be made under the Prior Plans. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose, or Shares purchased by the Company or an independent agent in either a private transaction or in the open market. Subject to this Article II: (a) upon a grant of a Full Value Award, Option or Stock Appreciation Right, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the number of Shares subject to such Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

2.2    Share Usage. In addition to the number of Shares provided for in Section 2.1, the following Shares shall be available for Awards under the Plan (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares, (b) Shares covered by an Award that is settled only in cash, (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Directors or Consultants as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any Affiliate, and (d) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Nothing in the foregoing shall be construed as permitting any Shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes to be again available for Awards under the Plan.

2.3    Fiscal Year Limits. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 2.4):

(a)    Options. The maximum number of Options granted under the Plan in any fiscal year of the Company to any one Participant shall be for 250,000 Shares.

(b)    Stock Appreciation Rights. The maximum number of Stock Appreciation Rights granted under the Plan in any fiscal year of the Company to any one Participant shall be 250,000 with respect to Shares.

(c)    Performance-Based Awards. With respect to any one fiscal year of the Company (i) the maximum amount that may be granted to any one Participant for Performance-Based Awards payable in cash or property other than Shares for each such fiscal year shall be $3,000,000; and (ii) the maximum number of Shares that may be granted to any one Participant for Performance-Based Awards payable in Shares for each such fiscal year shall be 150,000 Shares; provided, however, that for purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed granted with respect to any one fiscal year of the Company is the total amount payable or Shares earned for the performance period divided by the number of fiscal years in the performance period.

(d)    Awards to Non-Employee Directors. The maximum aggregate amount associated with any Award made under the Plan in any fiscal year of the Company to any one Non-Employee Director shall be $300,000.

2.4    Adjustments.

(a)    Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Shares to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of Shares that may be delivered under the Plan; (ii) adjustment of the number and kind of Shares subject to outstanding Awards; (iii) adjustment of the exercise price or base price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treasury Regulation Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Section 2.1 and 2.3 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

(b)    Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of Shares, or any transaction described in paragraph (a) of this Section 2.4), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Shares, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that Performance Criteria and performance periods for Performance-Based Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Any adjustment pursuant to this paragraph (b) shall be subject to the provisions of Section 14.

2.5    Exception to Minimum Vesting Requirements for Certain Full Value Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant Full Value Awards covering up to five percent (5%) of the Shares available for issuance pursuant to Section 2.1 without regard to the minimum vesting requirements of Sections 8.3(a), 9.3, and 10.1 of the Plan.

ARTICLE III

ADMINISTRATION

3.1    In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan, including the dates on which Awards may vest and be exercised, the acceleration of any such dates and the expiration date of any Award; and (e) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.

3.2    Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate (a) any duties that it is required to discharge to comply with Section 162(m) of the Code or any other applicable law, (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act, or (c) its authority under any equity award granting policy of the Company that may be in effect from time to time.

ARTICLE IV

ELIGIBILITY

Any Employee, Director or Consultant selected by the Committee shall be eligible to be a Participant in the Plan; provided, however, that Incentive Stock Options shall only be granted to Employees who are employed by the Company or a Subsidiary.

ARTICLE V

DIVIDEND AND DIVIDEND-EQUIVALENT RIGHTS

Notwithstanding any provision in this Plan to the contrary, any Participant provided with dividend equivalents shall not be paid such dividend equivalents until the Award becomes vested. Dividends with respect to other Awards shall be treated in accordance with the Plan and shall not be paid until vested.

ARTICLE VI

OPTIONS

6.1    Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

6.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares covered by the Option, the conditions upon which the Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

6.3    Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Option is granted; provided, however, that in no event shall the exercise price per Share of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

6.4    Prohibition on Repricing. Except as otherwise provided in Section 2.4, without the prior approval of the stockholders of the Company: (a) the exercise price of an Option may not be reduced, directly or indirectly, (b) an Option may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price of the original Option, or otherwise, and (c) the Company may not repurchase an Option for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

6.5    Term. The term of an Option shall be determined by the Committee; provided, however, that in no event shall the term of any Option exceed ten (10) years from its date of grant.

6.6    Exercisability. Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, or (b) time-based vesting requirements. Notwithstanding the foregoing, and subject to Article XIV of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on exercisability of an Option that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year, and no condition on exercisability of an Option that is based upon continued employment or the passage of time shall provide for exercisability in full of the Option more quickly than the first anniversary of the date of grant of the Option.

6.7    Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of an Option may be paid (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; provided that such Shares had been held for at least six months or such other period required to obtain favorable accounting treatment and to comply with the requirements of Section 16 of the Act, (c) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); (d) by a combination of the methods described in clauses (a), (b) and/or (c); or (e) though any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

6.8    Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(a)    The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(b)    The aggregate Fair Market Value of the Shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code.

(c)    No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless: (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a Share on the date the Incentive Stock Option is granted; and (ii) the date on which such Incentive Stock Option will expire is not later than five years from the date the Incentive Stock Option is granted.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

7.2    Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

7.3    Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than 100 percent of the Fair Market Value of a Share on the date of grant.

7.4    Prohibition on Repricing. Except as otherwise provided in Section 2.4, without the prior approval of the stockholders of the Company: (a) the base price of a Stock Appreciation Right may not be reduced, directly or indirectly, (b) a Stock Appreciation Right may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the base price of the original Stock Appreciation Right, and (c) the Company may not repurchase a Stock Appreciation Right for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the base price per share of the Stock Appreciation Right.

7.5    Term. The term of a Stock Appreciation Right shall be determined by the Committee; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten years from its date of grant.

7.6    Exercisability. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, or (b) time-based vesting requirements. Notwithstanding the foregoing, and subject to Article XIV of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on exercisability of a Stock Appreciation Right that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on exercisability of a Stock Appreciation Right that is based upon continued employment or the passage of time shall provide for exercisability in full of the Stock Appreciation Right more quickly than the first anniversary of the date of grant of the Stock Appreciation Right.

7.7    Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to: (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share; multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

ARTICLE VIII

RESTRICTED STOCK

8.1    Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

8.2    Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

8.3    Terms, Conditions and Restrictions.

(a)    The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, and subject to Section 2.5 and Article XIV of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of a Restricted Stock Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of a Restricted Stock Award that is based upon continued employment or the passage of time shall provide for vesting in full of the Restricted Stock Award more quickly than before the first anniversary of the date of grant of the Award.

(b)    To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(c)    Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

8.4    Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:

(a)    Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

(b)    Unless otherwise provided in the related Award Agreement: (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock; and (ii) subject to Article V, the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that receipt of any such dividends or other distributions will be subject to the same terms and conditions as the Shares of Restricted Stock with respect to which they are paid.

ARTICLE IX

RESTRICTED STOCK UNITS

9.1    Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Participants may be granted Restricted Stock Units in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

9.2    Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Award, the restricted period(s), the conditions upon which the restrictions on the Restricted Stock Units will lapse, the time at and form in which the Restricted Stock Units will be settled, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

9.3    Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Award of Restricted Stock Units as it may deem advisable, including, without limitation, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, subject to Section 2.5 and Article XIV of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of an Award of Restricted Stock Units that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Award of Restricted Stock Units that is based upon continued employment or the passage of time shall provide for vesting in full of the Restricted Stock Units more quickly than before the first anniversary of the date of grant of the Award.

9.4    Form of Settlement. An Award of Restricted Stock Units may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

9.5    Dividend Equivalents. Subject to Article V, Awards of Restricted Stock Units may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement. In no event will a Participant have any voting rights with respect to the Shares underlying Restricted Stock Units.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1    Grant of Other Stock-Based Awards. Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Committee shall determine, including without limitation, (a) unrestricted Shares, whole or otherwise, or (b) performance-based restricted stock units that are settled in Shares and/or cash. Notwithstanding the foregoing, subject to Section 2.5 and Article XIV of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of an Other Stock-Based Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Other Stock-Based Award that is based upon continued employment or the passage of time shall provide for vesting in full of the Other Stock-Based Award more quickly than before the first anniversary of the date of grant of the Award.

10.2    Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Stock-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

10.3    Form of Settlement. An Other Stock-Based Award may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

10.4    Dividend Equivalents. Subject to Article V, Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement. Nothing in the foregoing shall be construed as permitting dividend equivalents to be provided with respect to any unearned Performance Award.

ARTICLE XI

CASH-BASED AWARDS

Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, performance objectives and that the Cash-Based Award is a Performance-Based Award under Article XII.

ARTICLE XII

PERFORMANCE-BASED AWARDS

12.1    In General. Notwithstanding anything in the Plan to the contrary, Cash-Based Awards, Shares of Restricted Stock and Other Stock-Based Awards may be granted in a manner which is deductible by the Company under Section 162(m) of the Code as Performance-Based Awards. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one or more Performance Criteria during a performance period established by the Committee. Any such Performance-Based Award must meet the requirements of this Article XII.

12.2    Performance Criteria.

(a)    For purposes of the Plan, the “Performance Criteria” for Participants who are or are likely to be Covered Employees may be based upon or derived from any of the following:

(i)	Net earnings;

(ii)	Earnings per Share;

(iii)	Net sales;

(iv)	Net income (before and after taxes);

(v)	Net income;

(vi)	Net operating profit;

(vii)	Return measures (including return on assets, capital, equity or sales);

(viii)	Cash flow (including operating cash flow and free cash flow);

(ix)	Cash flow return on capital;

(x)	Earnings before and after taxes, interest, depreciation and/or amortization;

(xi)	Gross or operating margins;

(xii)	Productivity ratios;

(xiii)	Share price (including total stockholder return);

(xiv)	Expense targets; and

(xv)	Margins.

(b)    Performance Criteria may relate to the individual Participant, the Company, the Company and one or more Affiliate or one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.

12.3    Establishment of Performance Goals. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees, the Committee shall establish (a) the applicable performance goals and performance period, (b) the formula for computing the Performance-Based Award and (c) such other terms and conditions applicable to the Performance-Based Award in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25 percent of the applicable performance period.

12.4    Certification of Performance. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees and that are intended to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the Code, the Committee shall certify in writing whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied, and, if they have, ascertain the amount of the applicable Performance-Based Award. No such Performance-Based Award shall be granted, vested, exercisable and/or settled, as the case may be, until the Committee makes this certification.

12.5    Modifying Performance-Based Awards. To the extent consistent with Section 162(m) of the Code, performance goals relating to such Performance-Based Awards may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company and/or its Affiliates or changes in applicable tax laws or accounting principles.

12.6    Negative Discretion. In the Committee’s sole discretion, the amount of a Performance-Based Award actually paid to a Participant may be less than the amount otherwise payable based on the satisfaction of the performance goals and other materials terms of the Performance-Based Award.

ARTICLE XIII

TERMINATION OF EMPLOYMENT OR SERVICE

With respect to each Award granted under the Plan, the Committee shall, subject to the terms and conditions of the Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise and/or receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee at any time prior to or after such termination, shall be included in the related Award Agreement or an amendment thereto, need not be uniform among all Awards granted under the Plan and may reflect distinctions based on the reasons for termination.

Subject to Sections 6.6, 7.6, 8.3(a), 9.3 and 10.1, or as otherwise expressly provided in the Plan, the vesting conditions of an Award may be accelerated only upon the occurrence of a Change in Control as provided in Article XIV, or upon the death, termination due to Disability, Retirement or involuntary termination without Cause of the Participant. Notwithstanding the foregoing, and subject to Article XIV, in no event shall any Performance-Based Award granted to a Covered Employee that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, be settled or become exercisable in full, upon the termination of employment of the Covered Employee without regard to the satisfaction of the related Performance Criteria.

ARTICLE XIV

CHANGE IN CONTROL

14.1    Exercise and Settlement. Unless otherwise provided in the related Award Agreement, upon the occurrence of a Change in Control: (a) if a Participant’s outstanding Award is assumed by the surviving or acquiring entity or otherwise remains outstanding, and the Participant’s employment is terminated by the surviving or acquiring entity without Cause within 12 months after the consummation of such Change in Control transaction, such Award will be treated in the manner described in subparagraphs (i) through (iii) of paragraph (b) of this Section 14.1 upon such termination of employment; (b) if a Participant’s outstanding Award is not effectively assumed by the surviving or acquiring entity or otherwise will no longer remain outstanding, (i) all of the Participant’s Awards which are not Performance-Based Awards will be fully vested or become fully exercisable, as the case may be; (ii) all of the Participant’s Awards which are Performance-Based Awards will vest on a pro-rata basis (determined by the number of whole months from each respective Award grant date to the later of the date of the occurrence of such Change in Control or termination of employment, relative to the number of months in the total vesting period for each respective Award), and all performance objectives relating to such Performance-Based Awards will be deemed to have been satisfied at the “target” level of performance as of the date of such Change in Control; (iii) all Options and Stock Appreciation Rights will be fully exercisable; and (iv) all Awards other than Options and Stock Appreciation Rights will be paid or settled, as the case may be, within 60 days following the date of such Change in Control; and (c) any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

14.2.    Effect of Section 280G of the Code. Unless otherwise provided in the associated Award Agreement or in another written agreement between the Participant and the Company or any Affiliate, if the Company concludes that any payment or benefit due to a

Participant under the Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”), would be considered a “parachute payment” within the meaning of Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under the Plan to one dollar ($1.00) less than the amount which would cause the payments and benefits to constitute a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 14.2 shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE XV

AMENDMENT OR TERMINATION OF THE PLAN

15.1    In General. The Board or the Committee may amend or terminate the Plan at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s stockholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment materially increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.4), (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.

15.2    Awards Previously Made. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)    The original term of an Option or Stock Appreciation Right may not be extended without the prior approval of the stockholders of the Company;

(c)    Except as otherwise provided in Section 2.4, the exercise price of an Option or base price of a Stock Appreciation Right may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)    No termination, amendment, or modification of the Plan shall adversely affect any Award previously made under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3    Compliance Amendments. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Board or the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award made under the Plan without further consideration or action.

15.4    Correction of Errors. Notwithstanding anything in any Award Agreement to the contrary, the Committee may amend an Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who does not qualify as a Participant on the date of grant. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.4 to any Award made under the Plan without further consideration or action.

ARTICLE XVI

TRANSFERABILITY

16.1    Except as described in Section 16.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding any provision contained in this Article XVI, no Award may be transferred by a Participant for value or consideration.

16.2    Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

ARTICLE XVII

MISCELLANEOUS

17.1    No Right to Continued Service or to Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee, Director or Consultant at any time. In addition, no Employee, Director or Consultant shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

17.2    Tax Withholding.

(a)    The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be: (i) withheld from other amounts due to the Participant; (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award; (iii) withheld from the vested portion of any Award (including the Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises; or (iv) collected directly from the Participant.

(b)    Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

17.3    Requirements of Law. The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to (a) receipt of any approvals from any governmental agencies or national securities exchange, market or quotation system that the Committee deems necessary and (b) completion of registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.

17.4    Legends. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 17.4.

17.5    Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.6    Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio, except to the extent that the laws of the state in which the Company is incorporated are mandatorily applicable.

17.7    No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

17.8    Rights as a Stockholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.

17.9    Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

17.10    Section 409A of the Code.

(a)     Awards granted pursuant to the Plan that are subject to Section 409A of the Code, or that are subject to Section 409A but for which an exception from Section 409A of the Code applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly.

(b)     If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.

(c)    Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

17.11    Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries in which the Company or its Subsidiaries operate or have employees

17.12    Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE XVIII

EFFECTIVE DATE AND TERM OF THE PLAN; PRIOR PLANS

This Plan shall be effective upon its approval by the stockholders. No Incentive Stock Options shall be granted under the Plan after October 13, 2027, and no other Awards shall be granted under the Plan after the tenth anniversary of the effective date of the Plan or, if earlier, the date the Plan is terminated. Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates. After the effective date of this Plan, no grants will be made under the Prior Plans.

APPENDIX B

A. Schulman, Inc.

Bonus Reconciliation

Amounts in USD millions except EMEA amounts in EUR

		For the year ended August 31, 2017
	Consolidated	Operating Income
	Net Income	Consolidated	EMEA	USCAN	LATAM	APAC	EC
GAAP continuing operations, as reported in Form 10-K	$33.0	$85.8	€60.1	$20.1	$22.9	$19.3	$20.0
Non-GAAP adjustments(1)	26.3	40.7	2.0	9.0	0.2	—	0.7
Non-GAAP, as reported in Form 10-K/Earnings Release	$59.3	$126.5	€62.1	$29.1	$23.1	$19.3	$20.7
Bonus adjustments(2)	(7.0)	(7.4)	(3.6)	(2.7)	0.1	1.2	(0.9)
Results for bonus payout, per proxy statement	$52.3	$119.1	€58.5	$26.4	$23.2	$20.5	$19.8

		For the year ended August 31, 2016
	Consolidated		Operating Income
	Net Income	Consolidated	EMEA	USCAN	LATAM	APAC	EC
GAAP continuing operations, as reported in Form 10-K	$(364.6)	$(309.2)	€63.9	$30.9	$20.3	$15.8	$11.2
Non-GAAP adjustments(1)	425.8	455.1	4.9	16.2	—	2.2	3.7
Non-GAAP, as reported in Form 10-K/Earnings Release	$61.2	$145.9	€68.8	$47.1	$0.3	$18.0	$14.9
Bonus adjustments(2)	(9.9)	(12.8)	(1.8)	(10.7)	3.0	0.6	(1.0)
Results for bonus payout, per proxy statement	$51.3	$133.1	€67.0	$36.4	$23.3	$18.6	$13.9

		For the year ended August 31, 2015
	Consolidated	Operating Income
	Net Income	Consolidated	EMEA	USCAN	LATAM	APAC
GAAP continuing operations, as reported in Form 10-K	$24.2	$70.4	€55.7	$32.1	$11.6	$14.3
Non-GAAP adjustments(1)	45.7	50.3	—	8.6	1.5	0.1
Non-GAAP, as reported in Form 10-K/Earnings Release	$69.9	$120.7	€68.0	$40.7	$13.1	$14.4
Bonus adjustments(2)	7.2	1.0	—	(5.8)	3.6	0.2
Results for bonus payout, per proxy statement	$77.1	$121.7	€66.8	$35.0	$16.6	$14.6

B-1

(1)

Adjustments to operating income and GAAP continuing operations net income are a non-GAAP financial measure. Adjustments include charges related to specific strategic initiatives, acquisitions or restructurings activities such as: costs related to acquisitions including those costs incurred to pursue intended targets; acquisition-related interest expense; restructuring related costs including items such as employee severance charges, lease termination charges, curtailment gains/losses, other employee termination costs and charges; accelerated depreciation; asset write-downs including goodwill and intangible assets; CEO transition costs; inventory step-up costs including the adjustment for fair value of inventory acquired as a result of acquisition purchase accounting; gain on extinguishment of debt; tax (charges) or benefits; and income or (loss) from discontinued operations.

(2)	Bonus adjustments for all fiscal years include adjusting financial results to budgeted foreign exchange rates and bonus expense, and inclusion or exclusion of certain non-budgeted items.

B-2

SHAREOWNER SERVICES

PO BOX 64945

ST. PAUL, MN 55164-0945

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to vote your proxy and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 7, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to vote your proxy up until 11:59 P.M. Eastern Time on December 7, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY     WHEN    SIGNED    AND    DATED.

The Board of Directors recommends you vote FOR Proposals 1, 2, 4 and 5:

1. Election of Directors

Nominees
	For	Against	Abstain

1a. Eugene R. Allspach	☐	☐	☐

1b. David G. Birney	☐	☐	☐

1c. Carol S. Eicher	☐	☐	☐

1d. Joseph M. Gingo	☐	☐	☐

1e. Lee D. Meyer	☐	☐	☐

1f. James A. Mitarotonda	☐	☐	☐

1g. Ernest J. Novak, Jr.	☐	☐	☐

1h. Kathleen M. Oswald	☐	☐	☐

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

	For	Against	Abstain

1i. Allen A. Spizzo	☐	☐	☐

	For	Against	Abstain

2 The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018.	☐	☐	☐

The Board of Directors recommends you
vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain

3 The approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

	For	Against	Abstain

4 The approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐

5 The approval of the Company’s 2017 Equity Incentive Plan.	☐	☐	☐

The transaction of any other business as may properly come before the stockholders at the Annual Meeting and any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

A. Schulman, Inc.

Annual Meeting of Stockholders

Friday, December 8, 2017

10:00 A.M local time

The Hilton Inn West

3180 West Market Street

Akron, Ohio 44333

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

A. SCHULMAN, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

DECEMBER 8, 2017

The undersigned hereby appoints JOSEPH M. GINGO, JOHN W. RICHARDSON, and ANDREAN R. HORTON and each of them as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of common stock of A. Schulman, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders of A. Schulman, Inc. to be held on December 8, 2017 and at any adjournment(s) and postponement(s) thereof, in the manner specified on this proxy and as fully as the undersigned could do if personally present at the meeting. Receipt of a separate notice of annual meeting and proxy statement is acknowledged by return of this proxy or by voting via telephone or internet in accordance with the instructions on the other side of this proxy.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If you vote by telephone or internet you do not need to mail back this proxy. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE OR VOTE VIA TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF A. SCHULMAN, INC. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND “FOR” THE APPROVAL OF PROPOSALS TWO AND THREE.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side